FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-13

Dated June 21, 2024	BMO 2024-C9
Structural and Collateral Term Sheet
BMO 2024-C9 Mortgage Trust
$943,279,471 (Approximate Mortgage Pool Balance)

$847,772,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2024-C9

Bank of Montreal

Goldman Sachs Mortgage Company

Argentic Real Estate Finance 2 LLC

Wells Fargo Bank, National Association

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

Citi Real Estate Funding Inc.

UBS AG

KeyBank National Association

Zions Bancorporation, N.A.

LMF Commercial, LLC

BSPRT CMBS Finance, LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Wells Fargo Securities	Société Générale	Citigroup	KeyBanc Capital Markets	UBS Securities LLC	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager			Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 21, 2024	BMO 2024-C9

This material is for your information, and none of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-866-864-7760. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-C9 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated June 21, 2024	BMO 2024-C9

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2024-C9
Summary of Transaction Terms
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Initial Pass- Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$4,947,000		$4,796,000	$151,000	30.000%	%	(7)	2.62	08/24-04/29
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	$9,860,000		$9,559,000	$301,000	30.000%	%	(7)	4.83	04/29-05/29
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	(8)		(8)	(8)	30.000%	%	(7)	(8)	(8)
Class A-5	AAAsf/AAA(sf)/Aaa(sf)	(8)		(8)	(8)	30.000%	%	(7)	(8)	(8)
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$7,634,000		$7,401,000	$233,000	30.000%	%	(7)	7.21	05/29-10/33
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$660,295,000	(9)	$640,155,000(9)	$20,140,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$187,477,000	(9)	$181,757,000(9)	$5,720,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$116,731,000		$113,170,000	$3,561,000	17.625%	%	(7)	9.99	07/34-07/34
Class B	AA-sf/AA-(sf)/NR	$40,089,000		$38,866,000	$1,223,000	13.375%	%	(7)	9.99	07/34-07/34
Class C	A-sf/A-(sf)/NR	$30,657,000		$29,721,000	$936,000	10.125%	%	(7)	9.99	07/34-07/34
Non-Offered Certificates(11)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount (2)(3)	Approximate Initial Credit Support(4)	Initial Pass- Through Rate(5)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(6)	Expected Principal Window(6)
Class X-D	BBB-sf/BBB(sf)/NR	$28,298,000	(9)	$27,434,000(9)	$864,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class X-F	BB-sf/BB(sf)/NR	$18,866,000	(9)	$18,290,000(9)	$576,000(9)	N/A	%	Variable IO(10)	N/A	N/A
Class D	BBBsf/BBB+(sf)/NR	$18,866,000		$18,290,000	$576,000	8.125%	%	(7)	9.99	07/34-07/34
Class E	BBB-sf/BBB(sf)/NR	$9,432,000		$9,144,000	$288,000	7.125%	%	(7)	9.99	07/34-07/34
Class F	BB-sf/BB(sf)/NR	$18,866,000		$18,290,000	$576,000	5.125%	%	(7)	9.99	07/34-07/34
Class G-RR(3)	B-sf/B+(sf)/NR	$11,791,000		$11,431,000	$360,000	3.875%	%	(7)	9.99	07/34-07/34
Class J-RR(3)	NR/NR/NR	$36,552,471		$35,437,471	$1,115,000	0.000%	%	(7)	9.99	07/34-07/34
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (“Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2024-C9
Summary of Transaction Terms
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (7) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	On the closing date for this transaction, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as such term is defined in Regulation RR), is expected to satisfy its risk retention obligations by: (i) causing a “majority-owned affiliate” to purchase an “eligible vertical interest” in the form of certificates (collectively referred to herein as the “VRR Interest”) (x) representing at least 3.0500% of the initial certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R Certificates), as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, and (y) representing approximately 3.0505% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the classes of certificates (other than the Class R certificates)) issued by the issuing entity on the closing date, as described under “Credit Risk Retention” in the Preliminary Prospectus, and (ii) causing a “majority-owned affiliate” to purchase an “eligible horizontal residual interest” in the form of the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”) (in each case excluding the portion of such class comprising the VRR interest) (collectively referred to herein as the “HRR Interest”), representing at least 1.9819% of the aggregate fair value of all of the ABS interests issued by the issuing entity on the closing date. “Majority-owned affiliate”, “eligible vertical interest”, “ABS Interests” and “eligible horizontal residual interest” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	"Approximate Initial Credit Support" means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(5)	Approximate per annum rate as of the closing date.
(6)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(8)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $637,854,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 - $300,000,000	$0 - $290,850,000	$0 - $9,150,000	N/A – 9.86	N/A – 10/33-06/34
Class A-5	$337,854,000 - $637,854,000	$327,549,000 - $618,399,000	$10,305,000 - $19,455,000	9.94 – 9.90	06/34-07/34 – 10/33-07/34

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2024-C9
Summary of Transaction Terms
(9)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F

(10)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(11)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered hereby.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2024-C9
Summary of Transaction Terms
Publicly Offered Certificates:	$847,772,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (14.6%); Goldman Sachs Mortgage Company (“GSMC”) (21.3%); Argentic Real Estate Finance 2 LLC (“AREF2”) (17.7%); Wells Fargo Bank, National Association (“WFB”) (11.6%); Societe Generale Financial Corporation (“SGFC”) (9.6%); Starwood Mortgage Capital LLC (“SMC”) (5.4%); Citi Real Estate Funding Inc. (“CREFI”) (4.9%); UBS AG (“UBS”) (4.8%); KeyBank National Association (“KeyBank”) (4.2%); Zions Bancorporation, N.A. (“ZBNA”) (2.5%); LMF Commercial, LLC (“LMF”) (2.2%); and BSPRT CMBS Finance, LLC (“BSPRT”) (1.2%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Argentic Services Company LP
Directing Holder/Controlling Class Representative:	Argentic Securities Income USA 2 LLC (or an affiliate), an affiliate of AREF2 and Argentic Services Company LP
Trustee:	Computershare Trust Company, National Association
Certificate Administrator:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”)
U.S. Credit Risk Retention:	For a discussion on the manner in which AREF2, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about July 17, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in July 2024, or in the case of any mortgage loan that has its first due date after July 2024, the date that would have been its due date in July 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2024.
Assumed Final Distribution Date:	The Distribution Date in July 2034 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GSMC	2	2	$155,000,000	16.4%	$201,000,000	21.3%
AREF2	8	12	$163,750,000	17.4%	$167,150,000	17.7%
BMO	4	4	$24,900,000	2.6%	$138,000,000	14.6%
WFB	1	1	$69,000,000	7.3%	$109,000,000	11.6%
SGFC	6	6	$55,482,710	5.9%	$90,482,710	9.6%
SMC	5	10	$51,050,000	5.4%	$51,050,000	5.4%
CREFI	4	4	$46,650,000	4.9%	$46,650,000	4.9%
UBS AG	1	11	$16,500,000	1.7%	$45,000,000	4.8%
KeyBank	5	7	$39,488,613	4.2%	$39,488,613	4.2%
ZBNA	2	2	$23,458,148	2.5%	$23,458,148	2.5%
LMF	1	1	$21,000,000	2.2%	$21,000,000	2.2%
BSPRT	1	1	$11,000,000	1.2%	$11,000,000	1.2%
BMO, WFB	1	1	$94,000,000	9.97%	-	-
GSMC, SGFC	1	1	$81,000,000	8.6%	-	-
BMO, UBS AG	1	8	$57,000,000	6.0%	-	-
BMO, AREF2	2	2	$34,000,000	3.6%	-	-
Total:	45	73	$943,279,471	100.0%	$943,279,471	100.0%

Loan Pool(1)
Initial Pool Balance (“IPB”):	$943,279,471
Number of Mortgage Loans:	45
Number of Mortgaged Properties:	73
Average Cut-off Date Balance per Mortgage Loan:	$20,961,766
Weighted Average Current Mortgage Rate:	6.64550%
10 Largest Mortgage Loans as % of IPB:	62.0%
Weighted Average Remaining Term to Maturity:	119 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.94x
Weighted Average UW NOI Debt Yield(2):	13.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	53.4%
Weighted Average Maturity Date/ARD LTV(2)(4):	52.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(5):	8.3%
% of Mortgage Loans secured by Multiple Properties:	20.9%

Amortization
Weighted Average Original Amortization Term(6):	353 months
Weighted Average Remaining Amortization Term(6):	353 months
% of Mortgage Loans with Interest-Only:	85.9%
% of Mortgage Loans with Amortizing Balloon:	9.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	4.7%

Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	66.6%
% of Mortgage Loans with Springing Lockboxes:	27.0%
% of Mortgage Loans with Soft Lockboxes:	6.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	63.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	37.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	50.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	53.8%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
(1)	The Loan Pool includes a cross-collateralized group of loans, comprised of Loan Nos. 20 and 21. All metrics related to the crossed loans are presented on an aggregate basis.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants but includes two mortgage loans that are secured by multiple properties and with respect to which one or more, but not all, of the properties, are occupied by a single tenant.
(6)	Excludes 31 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1	Grapevine Mills	Grapevine, TX	BMO, WFB	1	$94,000,000	9.97%	1,628,140	Retail	2.68x	18.0%	45.6%	45.6%
2	St. Johns Town Center	Jacksonville, FL	GSMC, SGFC	1	$81,000,000	8.6%	1,022,042	Retail	2.09x	13.3%	47.8%	47.8%
3	680 Madison Avenue	New York, NY	GSMC	1	$80,000,000	8.5%	34,298	Retail	1.84x	12.6%	64.9%	64.9%
4	Dallas Market Center	Dallas, TX	GSMC	1	$75,000,000	8.0%	2,746,550	Mixed Use	2.46x	17.0%	37.2%	37.2%
5	20 & 40 Pacifica	Irvine, CA	WFB	1	$69,000,000	7.3%	627,900	Office	2.83x	16.8%	43.1%	43.1%
6	DHC Medical Office Portfolio	Various, Various	BMO, UBS AG	8	$57,000,000	6.0%	725,279	Office	1.62x	12.4%	49.0%	49.0%
7	Texas SH Portfolio	Various, TX	AREF2	2	$45,000,000	4.8%	318	Multifamily	1.34x	10.7%	53.8%	53.8%
8	Orlando Industrial Portfolio	Various, FL	AREF2	2	$38,400,000	4.1%	376,922	Industrial	1.38x	9.8%	73.8%	73.8%
9	The Elms	Excelsior Springs, MO	AREF2	1	$24,500,000	2.6%	153	Hospitality	1.68x	15.7%	57.1%	57.1%
10	Grand Mesa Center	Grand Junction, CO	LMF	1	$21,000,000	2.2%	219,528	Retail	2.28x	14.5%	49.0%	49.0%

	Top 3 Total/Weighted Average			3	$255,000,000	27.0%			2.23x	14.8%	52.4%	52.4%
	Top 5 Total/Weighted Average			5	$399,000,000	42.3%			2.38x	15.6%	47.9%	47.9%
	Top 10 Total/Weighted Average			19	$584,900,000	62.0%			2.12x	14.5%	50.6%	50.6%
	Non-Top 10 Total/Weighted Average(4)			54	$358,379,471	38.0%			1.64x	12.7%	58.0%	55.8%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	The Non-Top 10 Total/Weighted Average includes a cross-collateralized group of loans, comprised of Loan Nos. 20 and 21. All metrics related to the crossed loans are presented on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Grapevine Mills	BMO, WFB	$94,000,000	$156,000,000	BMO 2024-C9(1)	Midland(1)	Argentic(1)	Future Securitization(s)	$156,000,000
2	St. Johns Town Center	GSMC, SGFC	$81,000,000	$279,000,000	BANK 2024-BNK47(2)(3)	Wells Fargo(3)	Rialto(3)	BANK 2024-BNK47(2) Future Securitization(s)	$100,000,000 $179,000,000
3	680 Madison Avenue	GSMC	$80,000,000	$40,000,000	BMO 2024-C9	Midland	Argentic	Future Securitization(s)	$40,000,000
4	Dallas Market Center	GSMC	$75,000,000	$162,000,000	BANK 2024-BNK47(2)	Wells Fargo	Rialto	BANK 2024-BNK47(2) Future Securitization(s)	$90,000,000 $72,000,000
5	20 & 40 Pacifica	WFB	$69,000,000	$46,000,000	BMO 2024-C9	Midland	Argentic	Future Securitization(s)	$46,000,000
6	DHC Medical Office Portfolio	BMO, UBS AG	$57,000,000	$63,000,000	BANK 2024-BNK47(2)	Wells Fargo	Rialto	BANK 2024-BNK47(2)	$63,000,000
7	Texas SH Portfolio	AREF2	$45,000,000	$10,000,000	BMO 2024-C9	Midland	Argentic	Future Securitization(s)	$10,000,000
15	Phoenix Industrial Portfolio XI	UBS AG	$16,500,000	$75,000,000	BBCMS 2024-C26	Wells Fargo	Rialto	BBCMS 2024-C26	$75,000,000
29	1812 North Moore	CREFI	$10,000,000	$163,000,000	Benchmark 2024-V7	Midland	K-Star Asset Management LLC	Benchmark 2024-V7 BMO 2024-5C4 BANK 2024-BNK47(2) Future Securitization(s)	$70,000,000 $30,000,000 $25,000,000 $38,000,000
30	Weatherford Ridge	BMO	$10,000,000	$19,845,000	BBCMS 2024-C26	Wells Fargo	Rialto	BBCMS 2024-C26	$19,845,000
41	Arundel Mills and Marketplace	SGFC	$5,000,000	$355,000,000	MSWF 2023-2	Wells Fargo	Argentic	MSWF 2023-2 BMO 2023-C7 Benchmark 2023-B40 BBCMS 2024-C24 BMO 2024-C8 BBCMS 2024-C26 BANK 2024-BNK47(2)	$90,000,000 $60,000,000 $25,000,000 $60,000,000 $35,000,000 $70,000,000 $15,000,000
(1)	In the case of Loan No. 1, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2024-C9 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
(2)	The BANK 2024-BNK47 transaction is expected to close after the date of this Term Sheet and prior to the closing of this securitization transaction.
(3)	In the case of Loan No. 2, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BANK 2024-BNK47 securitization transaction by the parties thereto upon the closing of that transaction (see footnote (2) above). Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Anchored	10	$201,875,000	21.4%	1.83x	13.0%	58.0%	57.0%
	Super Regional Mall	3	180,000,000	19.1	2.40x	15.8%	46.5%	46.5%
	Grocery Anchored	1	5,300,000	0.6	1.50x	12.3%	55.8%	48.7%
	Subtotal:	14	$387,175,000	41.0%	2.09x	14.3%	52.6%	52.0%
Office	Suburban	4	$82,138,613	8.7%	2.63x	16.4%	45.8%	44.5%
	Medical/Lab	8	57,000,000	6.0	1.62x	12.4%	49.0%	49.0%
	CBD	1	10,000,000	1.1	1.55x	13.9%	54.9%	53.5%
	Medical	1	9,000,000	1.0	1.49x	12.3%	59.2%	59.2%
	Subtotal:	14	$158,138,613	16.8%	2.13x	14.5%	48.3%	47.5%
Multifamily	Student Housing	2	$45,000,000	4.8%	1.34x	10.7%	53.8%	53.8%
	Garden	5	43,482,710	4.6	1.30x	10.5%	60.7%	55.4%
	Independent Living	1	11,400,000	1.2	1.30x	9.2%	68.3%	68.3%
	Mid Rise	1	5,300,000	0.6	1.38x	10.4%	59.6%	59.6%
	Subtotal:	9	$105,182,710	11.2%	1.32x	10.4%	58.5%	56.3%
Mixed Use	Merchandise Mart/Retail	1	$75,000,000	8.0%	2.46x	17.0%	37.2%	37.2%
	Office/Retail	1	20,000,000	2.1	1.50x	10.5%	60.6%	60.6%
	Multifamily/Retail	1	5,100,000	0.5	1.27x	9.1%	64.8%	64.8%
	Subtotal:	3	$100,100,000	10.6%	2.21x	15.3%	43.3%	43.3%
Hospitality	Limited Service	4	$49,200,000	5.2%	2.00x	16.0%	62.7%	60.3%
	Full Service	1	24,500,000	2.6	1.68x	15.7%	57.1%	57.1%
	Subtotal:	5	$73,700,000	7.8%	1.89x	15.9%	60.8%	59.2%
Industrial	Warehouse/Distribution	7	$24,591,591	2.6%	1.96x	16.2%	52.9%	50.2%
	Flex	1	23,210,000	2.5	1.38x	9.8%	73.8%	73.8%
	Warehouse	2	16,479,344	1.7	1.41x	10.0%	72.9%	72.9%
	Manufacturing	4	4,097,951	0.4	1.81x	12.9%	62.8%	62.8%
	Warehouse/Manufacturing	1	3,004,262	0.3	1.81x	12.9%	62.8%	62.8%
	Subtotal:	15	$71,383,148	7.6%	1.63x	12.4%	65.3%	64.4%
Manufactured Housing	Manufactured Housing	10	$31,150,000	3.3%	1.40x	10.5%	55.8%	54.7%
Self Storage	Self Storage	3	$16,450,000	1.7%	1.42x	9.8%	60.7%	60.7%
Total / Weighted Average:		73	$943,279,471	100.0%	1.94x	13.8%	53.4%	52.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Texas	11	$251,178,001	26.6%	2.21x	15.6%	46.5%	46.1%
New York	9	184,128,143	19.5	1.83x	13.0%	61.4%	61.4%
Florida	11	147,008,163	15.6	1.80x	12.1%	56.4%	56.2%
California	4	113,310,204	12.0	2.39x	15.5%	44.3%	43.8%
Georgia	6	44,337,249	4.7	1.45x	11.3%	65.2%	63.4%
Wisconsin	4	29,912,550	3.2	1.25x	10.8%	54.3%	46.6%
Missouri	1	24,500,000	2.6	1.68x	15.7%	57.1%	57.1%
Colorado	1	21,000,000	2.2	2.28x	14.5%	49.0%	49.0%
Michigan	5	18,913,175	2.0	1.72x	13.7%	62.3%	58.2%
Maryland	2	16,475,000	1.7	1.82x	13.5%	50.8%	50.8%
Arizona	1	15,900,000	1.7	1.40x	12.5%	63.9%	56.3%
Virginia	3	13,608,811	1.4	1.62x	13.6%	57.0%	56.0%
Ohio	1	11,983,148	1.3	2.11x	19.4%	45.2%	39.6%
Nevada	1	11,750,000	1.2	1.51x	10.8%	53.7%	53.7%
Massachusetts	1	11,586,123	1.2	1.62x	12.4%	49.0%	49.0%
Illinois	4	11,537,392	1.2	1.35x	9.8%	59.8%	59.8%
Indiana	4	9,868,834	1.0	1.42x	10.4%	55.9%	55.9%
Pennsylvania	2	4,606,531	0.5	1.62x	12.4%	49.0%	49.0%
Tennessee	2	1,676,148	0.2	1.81x	12.9%	62.8%	62.8%
Total / Weighted Average:	73	$943,279,471	100.0%	1.94x	13.8%	53.4%	52.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,650,000	-	$4,999,999	4	$14,900,000	1.6%	6.88217%	119	1.67x	11.9%	58.4%	58.4%
$5,000,000	-	$9,999,999	13	90,965,023	9.6	7.21898%	119	1.51x	12.7%	58.8%	53.8%
$10,000,000	-	$19,999,999	16	212,514,449	22.5	6.88322%	116	1.64x	12.6%	58.0%	56.4%
$20,000,000	-	$29,999,999	4	85,500,000	9.1	6.74883%	119	1.94x	14.3%	54.5%	54.5%
$30,000,000	-	$39,999,999	1	38,400,000	4.1	6.53600%	120	1.38x	9.8%	73.8%	73.8%
$40,000,000	-	$49,999,999	1	45,000,000	4.8	7.66000%	119	1.34x	10.7%	53.8%	53.8%
$50,000,000	-	$94,000,000	6	456,000,000	48.3	6.30232%	119	2.28x	15.2%	48.0%	48.0%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.62600%	-	5.99999%	3	$171,000,000	18.1%	5.82323%	120	2.41x	14.9%	46.1%	46.1%
6.00000%	-	6.49999%	3	121,975,000	12.9	6.30840%	120	2.47x	16.8%	48.8%	48.8%
6.50000%	-	6.99999%	22	449,888,613	47.7	6.68429%	119	1.82x	13.2%	56.3%	55.8%
7.00000%	-	7.49999%	11	100,715,858	10.7	7.24701%	119	1.45x	12.2%	56.6%	51.7%
7.50000%	-	7.99999%	5	93,500,000	9.9	7.66043%	112	1.50x	12.8%	54.6%	54.5%
8.00000%	-	8.06500%	1	6,200,000	0.7	8.06500%	120	1.49x	14.7%	64.6%	57.8%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	1	$10,000,000	1.1%	7.53000%	58	1.55x	13.9%	54.9%	53.5%
120	44	933,279,471	98.9	6.63603%	119	1.94x	13.8%	53.4%	52.5%
Total / Weighted Average:	45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
58			1	$10,000,000	1.1%	7.53000%	58	1.55x	13.9%	54.9%	53.5%
112	-	120	44	933,279,471	98.9	6.63603%	119	1.94x	13.8%	53.4%	52.5%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$810,675,000	85.9%	6.56355%	119	2.00x	13.8%	53.1%	53.1%
300	2	15,176,409	1.6	7.36601%	119	1.23x	11.1%	53.6%	43.4%
360	12	117,428,062	12.4	7.11817%	114	1.64x	14.1%	55.4%	50.0%
Total / Weighted Average:	45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			31	$810,675,000	85.9%	6.56355%	119	2.00x	13.8%	53.1%	53.1%
298	-	299	2	15,176,409	1.6	7.36601%	119	1.23x	11.1%	53.6%	43.4%
351	-	360	12	117,428,062	12.4	7.11817%	114	1.64x	14.1%	55.4%	50.0%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$810,675,000	85.9%	6.56355%	119	2.00x	13.8%	53.1%	53.1%
Amortizing Balloon	10	87,854,471	9.3	7.20333%	119	1.56x	13.8%	57.5%	49.7%
Interest Only, Amortizing Balloon	4	44,750,000	4.7	7.03504%	105	1.65x	13.6%	50.8%	48.3%
Total / Weighted Average:	45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.23x	-	1.49x	19	$247,382,710	26.2%	7.13532%	119	1.36x	10.6%	61.7%	59.8%
1.50x	-	1.59x	5	51,200,000	5.4	6.82658%	108	1.51x	11.4%	57.3%	56.3%
1.60x	-	1.69x	4	94,638,613	10.0	7.06315%	119	1.63x	13.5%	52.6%	51.5%
1.70x	-	1.79x	1	11,475,000	1.2	6.49300%	120	1.75x	12.4%	54.9%	54.9%
1.80x	-	1.89x	4	104,600,000	11.1	6.68626%	119	1.83x	12.7%	63.9%	63.9%
1.90x	-	1.99x	2	23,000,000	2.4	7.00917%	118	1.99x	15.4%	59.3%	59.3%
2.00x	-	2.83x	10	410,983,148	43.6	6.20547%	119	2.44x	16.4%	45.0%	44.6%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
33.6%	-	49.9%	9	$427,983,148	45.4%	6.25981%	119	2.35x	15.8%	44.3%	44.1%
50.0%	-	59.9%	21	245,596,323	26.0	7.16981%	117	1.58x	12.5%	55.6%	53.9%
60.0%	-	64.9%	12	205,400,000	21.8	6.82315%	119	1.70x	12.5%	63.7%	62.4%
65.0%	-	69.9%	1	11,400,000	1.2	6.86000%	120	1.30x	9.2%	68.3%	68.3%
70.0%	-	73.8%	2	52,900,000	5.6	6.59575%	120	1.38x	9.8%	73.3%	73.3%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
31.6%	-	49.9%	13	$459,615,858	48.7%	6.32921%	119	2.28x	15.5%	45.0%	44.2%
50.0%	-	59.9%	21	254,813,613	27.0	7.18895%	117	1.61x	12.9%	57.1%	55.4%
60.0%	-	64.9%	8	164,550,000	17.4	6.68856%	119	1.73x	12.1%	63.6%	63.6%
65.0%	-	69.9%	1	11,400,000	1.2	6.86000%	120	1.30x	9.2%	68.3%	68.3%
70.0%	-	73.8%	2	52,900,000	5.6	6.59575%	120	1.38x	9.8%	73.3%	73.3%
Total / Weighted Average:			45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	36	$791,146,761	83.9%	6.70692%	118	1.90x	13.7%	54.1%	53.6%
Defeasance or Yield Maintenance	3	77,900,000	8.3	5.76907%	120	2.69x	16.3%	44.7%	44.2%
Yield Maintenance	6	74,232,710	7.9	6.91071%	120	1.59x	12.3%	55.3%	50.2%
Total / Weighted Average:	45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	36	$672,929,471	71.3%	6.70018%	118	1.93x	14.0%	52.0%	50.9%
Recapitalization	3	130,500,000	13.8	6.22584%	120	2.27x	14.8%	46.1%	46.1%
Acquisition	5	101,450,000	10.8	6.86413%	119	1.78x	12.6%	64.0%	63.6%
Acquisition/Recapitalization/ Refinance	1	38,400,000	4.1	6.53600%	120	1.38x	9.8%	73.8%	73.8%
Total / Weighted Average:	45	$943,279,471	100.0%	6.64550%	119	1.94x	13.8%	53.4%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 15, 29, 30 and 41, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as encumbered” assumption. In the case of Loan No. 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective market value upon stabilization” assumption. In the case of Loan No. 25, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan Nos. 32 and 37, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. In the case of Loan No. 36, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical as is, as if complete” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2024-C9
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BMO, WFB	Grapevine Mills	Grapevine, TX	Retail	$94,000,000	9.97%	JPMBB 2014-C23, JPMBB 2014-C24, JPMBB 2014-C25
2	GSMC, SGFC	St. Johns Town Center	Jacksonville, FL	Retail	$81,000,000	8.6%	WFRBS 2014-C24, WFRBS 2014-C25
4	GSMC	Dallas Market Center	Dallas, TX	Mixed Use	$75,000,000	8.0%	GSMS 2015-GC30, CGCMT 2015-GC31, GSMS 2015-GC32
8.01	AREF2	Lakefront I and II	Orlando, FL	Industrial	$23,210,000	2.5%	CSAIL 2017-CX10
9	AREF2	The Elms	Excelsior Springs, MO	Hospitality	$24,500,000	2.6%	UBSCM 2018-C11
11	AREF2	Northway Shopping Center	Albany, NY	Retail	$20,000,000	2.1%	MSBAM 2014-C15
17	CREFI	Southgate Shopping Center	Yuma, AZ	Retail	$15,900,000	1.7%	WFRBS 2014-C25
20.01	KeyBank	1110 Nasa Parkway	Houston, TX	Office	$3,824,672	0.4%	WFCM 2014-LC16
20.02	KeyBank	1100 Nasa Parkway	Houston, TX	Office	$3,818,677	0.4%	WFCM 2014-LC16
21	KeyBank	1120 Nasa Parkway	Houston, TX	Office	$5,495,265	0.6%	WFCM 2014-LC16
24	CREFI	Flamingo Promenade	Las Vegas, NV	Retail	$11,750,000	1.2%	MSBAM 2014-C17
25	ZBNA	MacPhail Crossing	Bel Air, MD	Retail	$11,475,000	1.2%	CD 2018-CD7
34	CREFI	Holiday Inn Express Wixom	Wixom, MI	Hospitality	$9,000,000	1.0%	WFRBS 2014-C21
41	SGFC	Arundel Mills and Marketplace	Hanover, MD	Retail	$5,000,000	0.5%	MSBAM 2014-C15, MSBAM 2014-C16, JPMBB 2014-C19
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2024-C9
Class A-2

Class A-2

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date/ARD LTV(3)
29	1812 North Moore	Arlington, VA	$10,000,000	1.1%	$9,740,508	98.8%	60	58	1.55x	13.9%	54.9%	53.5%
Total / Weighted Average:			$10,000,000	1.1%	$9,740,508	98.8%	60	58	1.55x	13.9%	54.9%	53.5%
(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificate, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loans. See Annex A to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates. The Certificates (other than the Class R Certificates) are referred to as the “Regular Certificates”. The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates”. The Class X-A, Class X-B, Class X-D and Class X-F certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Regular Certificates will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distributions:

The aggregate amount available for distribution to holders of the Certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®.

On each Distribution Date, funds available for distribution to holders of the Certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.               Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates: to interest on the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.               Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates: to the extent of Available Funds allocable to principal received or advanced on the mortgage loans, (i) first to principal on the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, (ii) then to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distribution to the Class A-SB certificates in clause (i) above, (iii) then to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distribution to the Class A-1 certificates in clause (ii) above, (iv) then to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distribution to the Class A-2 certificates in clause (iii) above, (v) then to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distribution to the Class A-4 certificates in clause (iv) above and (vi) then to principal on the Class A-SB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (v) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-SB principal distributions will be disregarded).

3.               Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.                 Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview

5.               Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.               Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Available Funds allocable to principal remaining after distributions in respect of principal to each class of Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.               After the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Available Funds will be used to pay interest to the Class D, Class E, Class F, Class G-RR and Class J-RR certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E, Class F, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, any such losses will be applied to the respective classes of Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class X-F, Class F, Class G-RR and Class J-RR certificates) as follows: (a) first such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, collectively, the “YM Groups”) comprised of the Class D, Class E and Class X-D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Principal Balance Certificates, the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents. After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F, Class G-RR and Class J-RR certificates as provided in the BMO 2024-C9 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2024-C9 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage	One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
Loans/Outside Serviced Mortgage Loans:

2024-C9 pooling and servicing agreement is not the Controlling PSA, and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling PSA constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2024-C9 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2024-C9 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2024-C9 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2024-C9 pooling and servicing agreement (including, with respect to the Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-4, Class A-5, and Class A-SB certificates, pro rata based on certificate balance.

■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2024-C9 pooling and servicing agreement will be:

●                 except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●                  with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).
■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class G-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class G-RR and Class J-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

It is anticipated that on the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the VRR Interest and the HRR Interest, (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing holder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans or (b) any excluded loan with respect to the directing holder) and (iii) Argentic CMBS Holdings II Ltd is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion that comprises the “VRR interest” as described in “Credit Risk Retention” in the Preliminary Prospectus).

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” with respect to any mortgage loan, (a) when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2024-C9 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2024-C9 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2024-C9 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Risk Retention Consultation Party:

The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Argentic Real Estate Finance 2 LLC. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2024-C9 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2024-C9 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2024-C9 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2024-C9 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2024-C9 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)                   1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)                    in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview

applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●           reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●           reviewing reports provided by the special servicer to the extent set forth in the BMO 2024-C9 pooling and servicing agreement;

●          reviewing for accuracy certain calculations made by the special servicer;

●           issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2024-C9 pooling and servicing agreement and identifying any material deviations therefrom;

●          recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●          after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2024-C9 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2024-C9 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview

loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2024-C9 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2024-C9 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2024-C9 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2024-C9 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2024-C9
Structural Overview
that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest and (B) an “eligible horizontal residual interest” in the form of the HRR Interest. Argentic Real Estate Finance 2 LLC will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to satisfy its risk retention obligation through the purchase (through its majority-owned affiliate, which is expected to be Argentic Securities Holdings 2 Cayman Limited) of the VRR Interest and the HRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Argentic Real Estate Finance 2 LLC, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2024-C9 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2024-C9 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●                 all special notices delivered.

●                 summaries of final asset status reports.

●                 all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●                 an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2024-C9 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

Grapevine Mills
3000 Grapevine Mills Parkway &
2501 Bass Pro Drive
Grapevine, TX 76051
Denton
McKinney
Frisco
Allen
Lewisville
Flower Mound
Carrollton
PLANO
Coppell
Farmers Branch
Richardson
Grapevine
Garland
Euless
Irving
FORT WORTH
DALLAS
ARLINGTON
Grand Prairie
Mesquite
Mansfield
DeSoto
Lancaster
Cedar Hill
Duncanville
Midlothian
Burleson
Cleburne
Alvarado
Waxahachie
Flower Mound
Lewisville
OLD TOWN LEWISVILLE
Medical City Lewisville
North Central Texas College - Flower Mound Campus
College Pkwy
Garden Park
W. Main St
Orchard Village
Fox Ave
Bellaire Blvd
Amazon Distribution Center
DCTA
DENTON COUNTY
Flower Mound Rd
Millennium Shopping Center
Round Grove Shopping Ctr.
W. Round Grove Rd
The Pines of Flower Mound
Vista Ridge Plaza
Music City Mall
Lakeside Pkwy
Mazda Training Center
Long Prairie Rd
Kubota Tractor Corp.
Sam Rayburn Tollway
Magnolia Village
Andy Brown Park
Grapevine Lake
Grapevine Golf Course
Meadowmere Park
Walnut Grove Park
Dove Rd
Southlake
W. Sandy Lake Rd
Coppell Nature Park
DALLAS COUNTY
E. Highland St
E. Dove Rd
Oak Grove Park
Silver Lake Park
W. Bethel Rd
Coppell
Grapevine
Northwest Pkwy
Southlake Town Square
Park Place
Botanical Gardens-Heritage Park
DOWNTOWN GRAPEVINE
Boeing Distribution Services Inc.
North Lake
Valley Ranch
Park Village
Shops of Southlake
Southlake Corners
Gateway Plaza
Baylor Scott & White Medical Ctr. - Grapevine
DFW NORTH
GRAPEVINE MAIN STREET
LBJ Frwy
Continental Blvd
Grapevine Towne Center
PS Business Parks
North Lake Park
MacArthur Marketplace
Timarron Country Club
TEXRail
Mustang-Panther Stadium
Mustang Dr
W. Royal Ln
John Carpenter Frwy
DART ORANGE LINE
John McCain Rd
Timberline Dr
MacArthur Park
Hackberry Creek Country Club
Parr Park
DFW
TARRANT COUNTY
GameStop Corp. HQ
Microsoft
Las Colinas Corporate Center
Town Center Colleyville
Hall-Johnson Rd
Dallas - Fort Worth Intl. Airport
Colleyville
W. Glade Rd
Shops at Vineyard Village
Glade Parks
Melrose Park
BELT LINE
National Scouting Museum
NORTH LAKE COLLEGE
North Lake College
Tara Village Shopping Center
Cheek-Sparger Rd
Mid Cities Blvd
Bob Eden Park
W. Walnut Hill Ln
Cottonwood Golf Course
Bear Creek Golf Club
DFW Car Rental Center
Pres. G. Bush Tpke
Northgate Dr
Bedford
Harwood Rd
Euless
Irving
Irving Arts Center
Bedford Rd
International Pkwy
W. Airfield Dr
Valley View Ln
Belt Line Rd
Fuller Wiser Rd
N. Main St
N. Industrial Blvd
Murphy Dr
Jackson Rd
Pool Rd
Grapevine Hwy
White Chapel Blvd
Fairways Dr
Freeport Pkwy
S. Denton Tap Rd
Samuel Blvd
MacArthur Blvd
N. Royal Ln
Garden Ridge Blvd
Morriss Rd
Long Prairie Rd
S. Valley Pkwy
S. Edmonds Ln
Kealy St

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills
Mortgage Loan Information		Property Information
Loan Seller:	BMO, WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$94,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$94,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.97%	Net Rentable Area (SF)(7):	1,628,140
Loan Purpose:	Refinance	Location:	Grapevine, TX
Borrower:	Grapevine Mills Mall Limited Partnership	Year Built / Renovated:	1997 / 2015
Borrower Sponsor(2):	Simon Property Group, L.P.	Occupancy(7)(8):	96.2%
Interest Rate:	6.26400%	Occupancy Date:	5/9/2024
Note Date:	6/17/2024	4th Most Recent NOI (As of):	$38,542,814 (12/31/2021)
Maturity Date:	7/1/2034	3rd Most Recent NOI (As of):	$40,644,772 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$41,069,241 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$43,737,436 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	97.9%
Amortization Type:	Interest Only	UW Revenues:	$58,524,018
Call Protection(3):	L(24),D(89),O(7)	UW Expenses:	$13,633,655
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$44,890,363
Additional Debt(1)(4):	Yes	UW NCF:	$42,552,379
Additional Debt Balance(1)(4)(5):	$156,000,000	Appraised Value / Per SF(7):	$548,000,000 / $337
Additional Debt Type(1)(4):	Pari Passu	Appraisal Date:	5/13/2024

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(7):	$154
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(7):	$154
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	45.6%
TI / LC:	$0	$241,846	$5,804,300	Maturity Date LTV:	45.6%
				UW NCF DSCR:	2.68x
				UW NOI Debt Yield:	18.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$250,000,000	92.2%	Loan Payoff	$268,857,947	99.1%
Sponsor Equity	21,252,453	7.8	Closing Costs	2,394,506	0.9
Total Sources	$271,252,453	100.0%	Total Uses	$271,252,453	100.0%
(1)	The Grapevine Mills Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu promissory notes with an aggregate original principal balance of $250,000,000 (the “Grapevine Mills Whole Loan”). The financial information presented in the chart above is based on the Grapevine Mills Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the St. Johns Town Center Mortgage Loan and the Arundel Mills and Marketplace Mortgage Loan in the BMO 2024-C9 Trust.
(3)	Prepayment of the Grapevine Mills Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Grapevine Mills Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) July 1, 2027 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the REMIC Prohibition Period has not occurred, (a) the Borrower must prepay with yield maintenance, and (b) and provided no event of default exists, the Grapevine Mills Whole Loan may be prepaid in whole (but not in part) prior to the REMIC Prohibition Period with yield maintenance. Any portion of the Grapevine Mills Whole Loan that has been securitized, as of such prepayment date, for a period of more than two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code for the REMIC Trust which holds such securitized portion of the Grapevine Mills Whole Loan must be contemporaneously defeased.
(4)	See “The Loan” section below for further discussion of additional mortgage debt.
(5)	The loan documents permit the borrower to enter into a property-assessed clean energy (PACE) loan for an amount not to exceed $5,000,000, subject to the related mortgagee’s approval and delivery of a rating agency confirmation.
(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	The Grapevine Mills Property (as defined below) includes 1,451,077 square feet of borrower owned improvements and 177,063 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF are based on the total square feet of 1,628,140. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF based on the Owned SF (as defined below) of 1,451,077 is $172.29, $172.29, and $377.65, respectively.
(8)	Occupancy represents the occupancy excluding square footage from the leased fee space, whereby the tenant owns its tenant, Bass Pro (as defined below), and temporary tenants and is based on the Owned SF totaling 1,451,077. Occupancy including Bass Pro (and excluding temporary tenants) is 96.6%.

The Loan. The largest mortgage loan (the “Grapevine Mills Mortgage Loan”) is part of a fixed rate whole loan evidenced by 11 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

The Grapevine Mills Whole Loan is secured by the borrower’s fee interest in a 1,628,140 square foot super regional mall located in Grapevine, Texas (the “Grapevine Mills Property”). The Grapevine Mills Mortgage Loan is evidenced by the non-controlling Notes A-1-2 and A-3-1 with an aggregate outstanding principal balance as of the Cut-off Date of $94,000,000. The Grapevine Mills Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Bank of Montreal (“BMO”) on June 17, 2024. The Grapevine Mills Mortgage Loan has a 10-year interest-only term and accrues interest at a per annum rate of 6.26400% on an Actual/360 basis. The Grapevine Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 securitization trust until the securitization of the controlling Note A-1-1, whereupon the Grapevine Mills Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The relationship between the holders of notes evidencing the Grapevine Mills Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Grapevine Mills Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$50,000,000	$50,000,000	WFB	Yes
A-1-2	$40,000,000	$40,000,000	BMO 2024-C9	No
A-1-3(1)	$11,000,000	$11,000,000	WFB	No
A-1-4(1)	$10,000,000	$10,000,000	WFB	No
A-2-1(1)	$35,000,000	$35,000,000	JPM	No
A-2-2(1)	$20,000,000	$20,000,000	JPM	No
A-2-3(1)	$9,500,000	$9,500,000	JPM	No
A-2-4(1)	$5,000,000	$5,000,000	JPM	No
A-3-1	$54,000,000	$54,000,000	BMO 2024-C9	No
A-3-2(1)	$6,000,000	$6,000,000	BMO	No
A-3-3(1)	$9,500,000	$9,500,000	BMO	No
Whole Loan	$250,000,000	$250,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Grapevine Mills Property, a 1,628,140 square foot super regional mall, which includes 1,451,077 of owned square feet (“Owned SF”) and 177,063 of leased fee square feet, whereby Bass Pro Shops Outdoor World (“Bass Pro”) ground leases the land from the borrower and owns its improvements. The Grapevine Mills Property is anchored by AMC Theatres (“AMC”), Bass Pro (which owns its improvements and ground leases the underlying land from the borrower), Burlington and Fieldhouse USA. Other major tenants include Saks Fifth Avenue Off Fifth, Macy’s Backstage, Arhaus Loft, Nike Factory Store, and Round 1 Bowling and Amusement. Built in 1997 and renovated in 2015, the Grapevine Mills Property is situated on a 158.76-acre parcel and contains 8,900 parking spaces, which results in a parking ratio of 5.47 per 1,000 SF. As of May 9, 2024, the Grapevine Mills Property was 96.2% leased based on Owned SF (excluding temporary tenants) and 96.6% leased based on total square feet (excluding temporary tenants) by 183 tenants. The trailing 12-month in-line sales per square foot as of March 31, 2024 is $530 per square foot, representing a 28.6% increase over 2019.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	TTM 3/31/2024 Sales PSF
Inline Sales (< 10,000 SF)	$412	$312	$488	$521	$523	$530
Occupancy Cost	14.2%	18.5%	12.8%	12.4%	13.2%	13.2%
(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Bass Pro, AMC Theatres and Round 1 Bowling and Amusement.

Bass Pro Shops Outdoor World (177,063 square feet; 10.9% of net rentable area (“NRA”); 4.5% of underwritten base rent). Founded in 1972 and headquartered in Springfield, Missouri, Bass Pro is an American sporting goods retailer that offers hunting, fishing, camping, and other related outdoor recreation equipment. Bass Pro has been a tenant at the Grapevine Mills Property since 1999. Bass Pro is a leased fee tenant, which owns its improvements and ground leases the underlying

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

land from the borrower pursuant to a ground lease expiring March 24, 2029 with four, 5-year renewal options and no termination options.

AMC Theatres (108,733 square feet; 6.7% of NRA; 3.7% of underwritten base rent). Founded in 1920, AMC is headquartered in Leawood, Kansas. AMC has 24 screens at the Grapevine Mills Property, where it has been a tenant since December 1997. AMC is on a lease expiring December 31, 2024 with three, 5-year renewal options. The lease provides the tenant must exercise its first 5-year renewal option on or before June 30, 2024. The borrower has indicated that it is discussing renewal terms with the tenant. AMC’s base rent was underwritten based on 15% of gross receipts for the year ending in 2023. We cannot assure you that renewal terms will be agreed upon, or, if an agreement is reached, whether the leased space or rental rate will be reduced.

Round 1 Bowling and Amusement (80,649 square feet; 5.0% of NRA; 3.6% of underwritten base rent). Round 1 Bowling & Amusement (“Round 1”) is a multi-entertainment facility offering bowling, arcade games, billiards, karaoke, ping pong, and darts. Round 1 has over 50 locations across the United States and has been a tenant at the Grapevine Mills Property since 2016 and has a lease expiration on January 31, 2027 with two, 5-year renewal options and no termination options.

The following table presents certain information relating to the historical occupancy of the Grapevine Mills Property:

Historical and Current Occupancy(1)(2)
2020	2021	2022	2023	Current(3)
93.1%	94.1%	95.0%	94.7%	96.2%
(1)	Historical Information obtained from the borrower.
(2)	Historical and Current Occupancy figures exclude square footage from the leased fee tenant, Bass Pro, and temporary tenants at the Grapevine Mills Property.
(3)	Current Occupancy is based on the underwritten rent roll dated as of May 9, 2024.

Appraisal. According to the appraisal, the Grapevine Mills Property had an “as-is” appraised value of $548,000,000 as of May 13, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$548,000,000	7.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the Grapevine Mills Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Grapevine Mills Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	U/W Base Rent(3)(4)	% of Total UW Base Rent	Lease Expiration Date
Anchor Tenant (leased fee)(5)
Bass Pro	NR/NR/NR	177,063	10.9%	$8.47	$1,500,000	4.5%	3/24/2029
Total/Wtd. Avg.		177,063	10.9%	$8.47	$1,500,000	4.5%

Major Tenants
AMC Theatres	NR/Caa2/CCC+	108,733	6.7%	$11.43	$1,242,798	3.7%	12/31/2024
Round 1	NR/NR/NR	80,649	5.0%	$14.88	$1,200,000	3.6%	1/31/2027
Last Call Neiman Marcus	NR/NR/NR	44,752	2.7%	$22.90	$1,024,723	3.1%	4/30/2028
The Children's Place/Gymboree	NR/NR/NR	20,106	1.2%	$50.45	$1,014,348	3.0%	1/31/2026
Sun & Ski Sports	NR/NR/NR	30,127	1.9%	$25.20	$759,200	2.3%	3/31/2026
Off Broadway Shoes	NR/NR/NR	20,130	1.2%	$36.19	$728,505	2.2%	1/31/2030
Meow Wolf	NR/NR/NR	40,340	2.5%	$16.48	$665,000	2.0%	12/31/2033
H&M	NR/NR/BBB	23,967	1.5%	$27.42(6)	$657,078(6)	2.0%	1/31/2028
Rainforest Cafe	NR/NR/NR	22,602	1.4%	$29.00	$655,464	2.0%	12/31/2024
Burlington	NR/NR/BB+	100,102	6.1%	$6.25	$625,638	1.9%	1/31/2028
Total/Wtd. Avg.		491,508	30.2%	$17.44	$8,572,754	25.7%

Non-Major Tenants(7)(8)		933,198	57.3%	$24.93	$23,268,164	69.8%

Occupied Collateral Total		1,601,769	98.4%	$22.35(9)	$33,340,918	100.0%
Vacant Space		26,371	1.6%
Total/Wtd. Avg.		1,628,140	100.0%
(1)	Based on the underwritten rent roll dated as of May 9, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and U/W Base Rent includes percentage in-lieu of rents totaling $1,342,357.
(4)	U/W Base Rent and UW Base Rent PSF includes $1,051,786 of rent steps through June 2025.
(5)	Bass Pro owns its own improvements and ground leases the land from the borrower.
(6)	H&M UW Base Rent PSF and UW Base Rent represents percentage in-lieu of rent based on the tenants’ TTM 3/31/2024 sales.
(7)	Non-Major Tenants includes 2 tenants, totaling 6,720 square feet (0.4% of NRA and 0.5% of UW Base Rent), with lease start dates commencing July 2024.
(8)	Non-Major Tenants include 16 tenants totaling 74,953 square feet (4.6% of NRA and 8.4% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(9)	Occupied Collateral Total UW Base Rent PSF is based on the Owned SF and excludes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenant, Bass Pro.

The following table presents a summary of sales for certain tenants at the Grapevine Mills Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 3/31/2024 Sales (PSF)
Bass Pro Shops Outdoor World	NAV	NAV	NAV	NAV	NAV	NAV
AMC Theatres(2)	$423,334	$89,116	$164,277	$384,779	$342,006	$346,390
Round 1	$98.18	$47.20	$98.03	$131.90	$157.04	$161.13
Last Call Neiman Marcus	$276.44	$172.86	$257.54	$290.20	$421.93	$443.12
The Children's Place/Gymboree	$261.53	$202.40	$271.51	$246.41	$209.50	$201.78
Sun & Ski Sports	$207.64	$193.73	$246.49	$272.61	$257.94	$254.47
Off Broadway Shoes	$171.70	$127.87	$218.74	$249.59	$198.62	$201.71
Meow Wolf	NAV	NAV	NAV	NAV	NAV	$537.36
H&M	$242.50	$159.94	$276.05	$282.93	$303.77	$304.62
Rainforest Cafe	$322.65	$177.05	$304.93	$319.40	$369.49	$384.23
Burlington	$170.48	$115.69	$183.62	$164.02	$165.60	$167.85
(1)	Information obtained from the borrower.
(2)	Calculated based on a sales per screen (with 24 screens).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

The following table presents certain information relating to the lease rollover schedule at the Grapevine Mills Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	26,371	1.6%	NAP	NAP	26,371	1.6%	NAP	NAP
2024 & MTM	33	212,808	13.1%	$3,882,322	11.6%	239,179	14.7%	$3,882,322	11.6%
2025	29	103,400	6.4%	$3,619,699	10.9%	342,579	21.0%	$7,502,021	22.5%
2026	32	240,844	14.8%	$5,994,449	18.0%	583,423	35.8%	$13,496,470	40.5%
2027	33	397,023	24.4%	$6,828,606	20.5%	980,446	60.2%	$20,325,076	61.0%
2028	20	213,581	13.1%	$4,187,064	12.6%	1,194,027	73.3%	$24,512,141	73.5%
2029	14	233,233	14.3%	$3,724,303	11.2%	1,427,260	87.7%	$28,236,444	84.7%
2030	6	38,307	2.4%	$1,217,456	3.7%	1,465,567	90.0%	$29,453,900	88.3%
2031	4	26,233	1.6%	$770,525	2.3%	1,491,800	91.6%	$30,224,425	90.7%
2032	3	2,436	0.1%	$273,967	0.8%	1,494,236	91.8%	$30,498,392	91.5%
2033	5	109,462	6.7%	$2,046,864	6.1%	1,603,698	98.5%	$32,545,256	97.6%
2034	7	24,442	1.5%	$795,662	2.4%	1,628,140	100.0%	$33,340,918	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	1,628,140	100.0%	$33,340,918	100.0%
Total	186	1,628,140	100.0%	$33,340,918	100.00%
(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage in-lieu of rent totaling $1,342,357 and rent steps totaling $1,051,786 of rent steps through June 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

The following table presents certain information relating to the operating history and underwritten net cash flow of the Grapevine Mills Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	TTM March 2024(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$28,883,487	$28,174,656	$28,277,280	$29,320,064	$30,013,063	30,946,775	$19.01	52.1%
Contractual Rent Steps(3)	0	0	0	0	0	1,051,786	0.65	1.8
Rent Averaging(4)	0	0	0	0	0	66,533	0.04	0.1
Potential Income from Vacant Space	0	0	0	0	0	866,032	0.53	1.5
Percentage in Lieu(5)	1,277,755	2,307,057	2,420,811	1,935,683	1,875,542	1,342,357	0.82	2.3
Gross Potential Rent	$30,161,242	$30,481,713	$30,698,091	$31,255,747	$31,888,605	$34,273,482	$21.05	57.7%
Percentage Rent(6)	333,649	2,594,669	3,611,319	2,963,705	2,928,390	2,603,660	1.60	4.4
Temp Tenant Income	2,420,726	3,277,724	3,930,353	4,043,498	4,043,742	4,029,860	2.48	6.8
Reimbursement Revenue	16,482,905	15,362,400	15,368,277	15,678,174	16,087,908	17,424,464	10.70	29.3
Other Revenue(7)	142,264	297,646	324,806	390,587	392,797	396,298	0.24	0.7
Miscellaneous Income(8)	462,651	640,766	697,883	648,208	2,038,051	662,286	0.41	1.1
Net Rental Income	$50,003,437	$52,654,918	$54,630,729	$54,979,919	$57,379,493	$ 59,390,050	$36.48	100.0%
Less Bad Debt / Collection Loss	(5,365,360)	(532,998)	544,802	(293,592)	(113,835)	0	0.00	0
Less Vacancy	0	0	0	0	0	(866,032)	(0.53)	(2.5)(9)
Effective Gross Income	$44,638,077	$52,121,920	$55,175,531	$54,686,327	$57,265,658	$ 58,524,018	$35.95	98.5%

Real Estate Taxes	6,118,607	4,819,131	5,126,481	4,150,064	3,856,844	4,481,166	2.75	7.7
Insurance	431,958	478,243	543,050	612,584	631,722	756,996	0.46	1.3
Management Fee(10)	1,880,087	2,116,338	2,268,057	2,173,530	2,187,668	1,000,000	0.61	1.7
Other Expenses	5,342,281	6,165,394	6,593,171	6,680,908	6,851,988	7,395,493	4.54	12.6
Total Expenses	$13,772,933	$13,579,106	$14,530,759	$13,617,086	$13,528,222	$13,633,655	$8.37	23.3%

Net Operating Income	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$44,890,363	$27.57	76.7%
TI/LC	0	0	0	0	0	2,047,768	1.26	3.5
Capital Expenditures	0	0	0	0	0	290,215	0.18	0.5
Net Cash Flow	$30,865,144	$38,542,814	$40,644,772	$41,069,241	$43,737,436	$42,552,379	$26.14	72.7%

(1)	TTM March 2024 reflects the trailing 12-month period ending March 31, 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Bad Debt / Collection Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through June 2025.
(4)	Represents straight-line rent averaging for nine investment grade tenants through the earlier of loan or lease maturity.
(5)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 3/31/2024 sales.
(6)	Underwritten percentage rent is based on tenants’ TTM 3/31/2024 sales and is attributable to 49 tenants.
(7)	Other Revenue includes revenue from ATM, beverage case rentals and SmarteCarte stroller program revenue.
(8)	Miscellaneous Income includes telecom, local media, advertisements, storage and tenant services.
(9)	Represents the underwritten economic vacancy %. The Grapevine Mills Property was 96.2% occupied based on the Owned SF as of May 9, 2024.
(10)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.

The Market. The Grapevine Mills Property is located in Grapevine, Texas, approximately 21.7 miles southeast of the Dallas Central Business District and 4.1 miles northwest of Dallas Fort Worth International Airport. According to the appraisal, the neighborhood is primarily comprised of industrial, retail and hospitality uses with the Grapevine Mills Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Route 121, which is adjacent to the Grapevine Mills Property. According to the appraisal, the top five employers in the surrounding area are Walmart Inc., American Airlines, Baylor Scott & White Health, Lockheed Martin and UT Southwestern Medical Center.

Within a one-, three- and five-mile radius of the Grapevine Mills Property, the 2023 average household income was approximately $97,385, $145,059 and $141,101, respectively; and within the same radii, the 2023 estimated population was 4,338, 39,827 and 172,858, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

According to the appraisal, the Grapevine Mills Property is situated within the Grapevine/Colleyville retail submarket of the Dallas-Fort Worth-TX retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 8.7 million square feet with a 5.5% vacancy rate and average rents of $21.81 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Grapevine Mills Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 to 1,500 SF Space	$75.00	5	3.0% annually	$40.00
1,501-2,500 SF Space	$70.00	5	3.0% annually	$40.00
2,501-4,000 SF Space	$60.00	5	3.0% annually	$40.00
4,001-6,500 SF Space	$55.00	5	3.0% annually	$40.00
6,501-10,000 SF Space	$45.00	5	3.0% annually	$40.00
Jewelry Space	$75.00	5	3.0% annually	$40.00
Restaurant Space	$35.00	5	3.0% annually	$30.00
Snack Bars Space	$90.00	5	3.0% annually	$60.00
Food Court Space	$145.00	5	3.0% annually	$60.00
Kiosk Space	$365.00	5	3.0% annually	$10.00
10,000-20,000 SF Space	$25.00	10	10.0% Mid-Term	$20.00
Cinema Space	$15.00	10	10.0% Mid-Term	$20.00
Anchor Space	$5.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 20,000 SF Space	$20.00	10	10.0% Mid-Term	$15.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Grapevine Mills Property identified by the appraiser:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Grapevine Mills Property
Grapevine Mills	1997/2015	1,628,140	96.2%	(2)	Burlington, Fieldhouse USA, Round 1 Bowling and Amusement, Bass Pro	NAP
The Shops at Willow Bend	2001/NAP	1,262,000	86.0%		Dillard's, Macy's, Neiman Marcus	10 miles
Galleria Dallas	1982/NAP	1,398,400	95.0%		Macy's, Nordstrom	10 miles
Stonebriar Centre	2000/NAP	1,094,942	94.0%		Dillard's, Macy's, Nordstrom, JCPenney	15 miles
Weighted Average			93.0%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of May 9, 2024. Total Occupancy based on total square feet is 96.6%.

The Borrower. The borrower is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (65.6%) and Kan Am Group (34.4%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grapevine Mills Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Grapevine Mills Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Pursuant to the Grapevine Mills Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Grapevine Mills Whole Loan (i.e., $50,000,000 subject to reduction by subsequent principal payments) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Property Management. The Grapevine Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower.

Escrows and Reserves.

Tax Reserve – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fail to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Grapevine Mills Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower have not provided satisfactory evidence to the lender that the Grapevine Mills Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Grapevine Mills Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Grapevine Mills Whole Loan documents require springing ongoing monthly deposits of $41,114 for replacement reserves.

TI / LC Reserve – The Grapevine Mills Whole Loan documents require ongoing monthly deposits of $241,846 for tenant improvements and leasing commissions reserves, subject to a cap of $5,804,300, provided that no such cap will apply during a Lockbox Event Period.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox / Cash Management. The Grapevine Mills Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Grapevine Mills Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2024-C9
No. 1 – Grapevine Mills

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days with a qualified manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 13.75%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan; or
•	with regard to clause (iv), the NOI DY being at least 13.75% or greater for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

PACE Loan. The Grapevine Mills Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

Jacksonville Intl. Airport 19 miles
Regency Park Shopping Center
Atlantic Blvd
Kernan Village
Southside Estates
Sandalwood
Holiday Hill
Alden Rd
Altama Rd
Southside Blvd
Forest Blvd
Arnison Rd
St. Johns Bluff Rd
Kernan Blvd
Leahy Rd
Downtown Jacksonville 9 miles
FSCJ South Campus
Park Ridge
Beach Blvd
Kernan Square
Eastpointe Business Center
The Offices at West Park
EastPark Business Park
Hogan Rd
JACKSONVILLE
Pilot Pen Corporation
Anders Blvd
Morocco Shrine Auditorium
Hodges Stadium
Sans Pareil
Brackridge
UNF Arena
Shoppes Of Deerwood Lake
Windy Hill
St. Johns Town Center
4663 River City Drive
Jacksonville, FL 32246
Fine Arts Center
Fidelity Investments
St John's Center North
University of North Florida
UNF Hicks Hall
Merrill Lynch
Gate Pkwy W.
Gate Parkway West Business Center
Florida Blue Insurance
Markets At Town Center
Glen Kernan GC
J. Turner Butler Blvd
FBI
New York Life Insurance
Deutsche Bank
SoFi Corporate Office
Canon Solutions America
Baymeadows
Johnson & Johnson Vision
Shoppes At Village Walk
Deerwood
Mayo Clinic Primary Care Center
Deerwood GC
FSCJ Deerwood Center
Deerwood Village
Baymeadows Village
Baymeadows Rd
Southeastern Grocers HQ
J-Tec Institute
Southside
DUVAL COUNTY
Phillips Hwy
Bank of America Corp. Campus
Shoppes at Southside
The Avenues
Deercreek CC
JACKSONVILLE
Atlantic Ocean
295
95
90
115
202
152
1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$81,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$81,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.6%	Net Rentable Area (SF)(4):	1,022,042
Loan Purpose:	Refinance	Location:	Jacksonville, FL
Borrowers:	Shops at St. Johns, LLC and STJTC II, LLC	Year Built / Renovated:	2005, 2008, 2014 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy:	93.9%
Interest Rate:	5.94800%	Occupancy Date:	6/1/2024
Note Date:	5/10/2024	4th Most Recent NOI (As of)(5):	$31,506,200 (12/31/2020)
Maturity Date:	6/1/2034	3rd Most Recent NOI (As of)(5):	$35,954,705 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$39,266,904 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(6):	$41,732,761 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$63,759,318
Call Protection(2):	L(25),D(89),O(6)	UW Expenses:	$15,996,884
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$47,762,434
Additional Debt(1):	Yes	UW NCF:	$45,410,434
Additional Debt Balance(1):	$279,000,000	Appraised Value / Per SF:	$753,700,000 / $737
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/21/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$352
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$352
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.8%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.09x
Gap Rent Reserve:	$1,394,586	$0	N/A	UW NOI Debt Yield:	13.3%
Outstanding TI / LC:	$8,393,631	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	98.5%	Loan Payoff	$351,117,405	96.0%
Borrower Equity	5,611,283	1.5	Reserves	9,788,217	2.7
			Closing Costs	4,705,660	1.3
Total Sources	$365,611,283	100.0%	Total Uses	$365,611,283	100.0%
(1)	The St. Johns Town Center Mortgage Loan (as defined below) is part of the St. Johns Town Center Whole Loan (as defined below), which is evidenced by 72 pari passu promissory notes with an aggregate original principal balance of $360,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the St. Johns Town Center Whole Loan.
(2)	The St. Johns Town Center Whole Loan may be (a) defeased after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) June 1, 2027 (the “Permitted Release Date”), or (b) prepaid in whole (but not in part) with the payment of an amount equal to the yield maintenance premium if the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, provided that any portion of the St. Johns Town Center Whole Loan that has been securitized, as of such projected prepayment date, for a period of more than two years from the closing date of the REMIC trust which holds such securitized portion of the St. Johns Town Center Whole Loan is contemporaneously defeased. The assumed lockout period is based on the expected BMO 2024-C9 closing date in July 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The St. Johns Town Center Property (as defined below) is part of a larger retail development consisting of 1,433,086 square feet (“SF”), including non-collateral tenants such as Dillard’s (242,309 SF), Target (123,735 SF) and Ashley Furniture (45,000 SF).
(5)	Includes temporary tenants.
(6)	The increase in Most Recent NOI to UW NOI is primarily driven by (i) approximately $2.8 million attributable to rent from recently executed new leases, (ii) approximately $1.4 million attributable to increased base rents associated with recently executed tenant renewals and (iii) approximately $0.9 million attributable to recently executed tenant expansions and relocations.

The Loan. The second largest mortgage loan (the “St. Johns Town Center Mortgage Loan”) is part of a whole loan (the “St. Johns Town Center Whole Loan”) evidenced by 72 pari passu promissory notes in the aggregate original principal amount of $360,000,000. The St. Johns Town Center Whole Loan is secured by the borrowers’ first priority fee interest in a super regional mall on a 119.82-acre plot of land located in the St. Johns submarket of Jacksonville, Florida (the “St. Johns

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

Town Center Property”). The St. Johns Town Center Whole Loan was co-originated on May 10, 2024 by Barclays Capital Real Estate Inc. (“Barclays”), Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”) and Societe Generale Financial Corporation (“SGFC”). The St. Johns Town Center Mortgage Loan is evidenced by the non-controlling notes A-13-A, A-13-B, A-13-C, A-13-D, A-14-A, A-14-B, A-14-C, A-14-D, A-15-A, A-15-B, A-15-C, A-15-D, A-16-A, A-16-B, A-16-C and A-16-D, with an aggregate outstanding principal balance as of the Cut-off Date of $81,000,000. The St. Johns Town Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK47 securitization trust (which transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction) until the controlling Note A-1-A is securitized, whereupon the St. Johns Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the St. Johns Town Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A(1)	$19,859,697	$19,859,697	Barclays	Yes
A-1-B, A-1-C, A-1-D(1)	$25,140,303	$25,140,303	Barclays	No
A-2-A, A-2-B, A-2-C, A-2-D(1)	$30,000,000	$30,000,000	Barclays	No
A-3-A, A-3-B, A-3-C, A-3-D(1)	$25,000,000	$25,000,000	Barclays	No
A-4-A, A-4-B, A-4-C, A-4-D(1)	$12,500,000	$12,500,000	Barclays	No
A-5-A, A-5-B, A-5-C, A-5-D(1)	$7,500,000	$7,500,000	Barclays	No
A-6-A, A-6-B, A-6-C, A-6-D	$35,000,000	$35,000,000	BANK 2024-BNK47(2)	No
A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1(1)	$10,000,000	$10,000,000	JPMCB	No
A-7-A-2, A-7-B-2, A-7-C-2, A-7-D-2	$10,000,000	$10,000,000	BANK 2024-BNK47(2)	No
A-8-A, A-8-B, A-8-C, A-8-D(1)	$20,000,000	$20,000,000	JPMCB	No
A-9-A, A-9-B, A-9-C, A-9-D(1)	$16,000,000	$16,000,000	JPMCB	No
A-10-A, A-10-B, A-10-C, A-10-D	$5,000,000	$5,000,000	BANK 2024-BNK47(2)	No
A-11-A, A-11-B, A-11-C, A-11-D	$25,000,000	$25,000,000	BANK 2024-BNK47(2)	No
A-12-A, A-12-B, A-12-C, A-12-D	$25,000,000	$25,000,000	BANK 2024-BNK47(2)	No
A-13-A, A-13-B, A-13-C, A-13-D	$25,000,000	$25,000,000	BMO 2024-C9	No
A-14-A, A-14-B, A-14-C, A-14-D	$21,000,000	$21,000,000	BMO 2024-C9	No
A-15-A, A-15-B, A-15-C, A-15-D	$20,000,000	$20,000,000	BMO 2024-C9	No
A-16-A, A-16-B, A-16-C, A-16-D	$15,000,000	$15,000,000	BMO 2024-C9	No
A-17-A, A-17-B, A-17-C, A-17-D(1)	$13,000,000	$13,000,000	SGFC	No
Whole Loan	$360,000,000	$360,000,000
(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The BANK 2024-BNK47 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction.

The Property. The St. Johns Town Center Property is a Class A, open-air, super regional mall located on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida. The St. Johns Town Center Property consists of a 1,022,042 SF portion of a larger retail development consisting of 1,433,086 total SF. The St. Johns Town Center Property benefits from four anchor tenants: Dick’s Clothing & Sporting Goods (“Dick’s”), Dillard’s (non-collateral), Nordstrom and Target (non-collateral). Dillard’s and Target are not part of the collateral and have no attributable underwritten base rent or reimbursements. The St. Johns Town Center Property was constructed in two phases: an initial phase that was built in 2005 (“Phase I”) and a subsequent phase that was constructed in 2008 and 2014 (“Phase II”). Together, Phase I and Phase II comprise a community center (the “Community Center”) and lifestyle center. The Community Center component is generally L-shaped and extends along the northern border and east side of the St. Johns Town Center Property. The Community Center component also includes three smaller strip centers located along the western border of the St. Johns Town Center Property. The lifestyle component of the St. Johns Town Center Property is comprised of a series of freestanding multi-tenant buildings which line either side of River City Drive and Midtown Parkway. Nordstrom and Dillard’s are located along the west side of the center with secondary roads extending to both. Dick’s and Restoration Hardware are situated along the east side of the St. Johns Town Center Property. A cluster of four freestanding restaurants anchor the south side of the St. Johns Town Center Property. The St. Johns Town Center Property provides parking via 6,149 surface parking spaces (approximately 4.25 spaces per 1,000 SF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The St. John Town Center Property benefits from having the highest mall grade among the appraiser’s identified competitive properties. The St. Johns Town Center Property has an A+ grade, with each property having a lower grade, as determined by a third party market data provider. See the chart “Competitive Set” below.

As of June 1, 2024, the St. Johns Town Center Property was 93.9% leased to 170 tenants (excluding temporary tenants), with no tenant accounting for greater than 12.0% of net rentable area and 2.9% of underwritten base rent. In 2023, the tenants at the St. Johns Town Center Property generated approximately $673.0 million in total sales, with comparable inline sales (less than 10,000 SF excluding Apple and Tesla) of $921 per SF. Inline tenants benefit from high-performing anchor tenancy at the St. Johns Town Center Property, with the Dillard’s location netting the highest sales in the Southeast region and the Dick’s location netting higher sales than any other Dick’s store in the trade area. Inline tenants include both luxury and nationally-recognized brands, such as Apple, Louis Vuitton, Gucci, Chanel, Coach, Tiffany & Co., Mayor’s Jewelers, Alo Yoga and Lululemon. The St. John’s Town Center Property has a wide variety of food and beverage options, including the Cheesecake Factory, RH Rooftop Restaurant, The Capital Grille and Cantina Laredo, with food and beverage outlets accounting for over $90.0 million of 2023 sales in the aggregate.

The St. Johns Town Center Property has benefitted from positive leasing momentum, with over 50,000 SF of recently executed leases commencing between 2023 and 2025. Notable brands with recently executed leases include Chanel, Gucci, Aritzia, Breitling, Omega and J. Crew. In addition, luxury tenants including Louis Vuitton, Lovesac, Mayors Jewelers and Lululemon recently expanded into larger spaces.

Simon (as defined below), the borrower sponsor, has invested approximately $44.3 million in capital expenditures since 2019, including approximately $18.0 million allocated to the addition of an RH Gallery in 2021 and approximately $6.0 million on account of Gucci and Altar’d State tenant allowances. Capital expenditures were also allocated towards building improvements, exterior improvements, roofing, paving and signage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The following table presents certain information relating to the major tenant sales at the St. Johns Town Center Property:

Major/Select In-Line Tenant Sales(1)(2)
Tenant Name	SF	2019	2021	2022	2023	2023 Sales PSF	Occupancy Cost
Major Tenants (Top 10 by SF)
Restoration Hardware	48,697	N/A	N/A	$26,440,000	$25,685,817	$527	6.8%
Jo-Ann Fabrics	35,000	$4,680,000	$4,374,000	$4,223,000	$3,966,282	$113	15.4%
Ross Dress For Less	30,187	$7,000,000	$9,700,000	$9,800,000	$9,800,000	$325	5.3%
DSW Shoe Warehouse	30,000	$8,784,000	$9,562,000	$10,326,000	$9,855,965	$329	6.7%
Barnes & Noble	25,153	$5,877,000	$4,871,000	$7,896,000	$7,556,930	$300	10.6%
Marshalls	23,636	N/A	N/A	$6,300,000	$6,300,000	$267	8.6%
PetSmart	19,107	$6,410,000	$7,854,000	$8,231,000	$8,510,546	$445	4.8%
Old Navy	16,953	$7,989,000	$8,069,000	$7,458,000	$7,336,126	$433	11.3%
Arhaus Furniture	16,000	$6,110,000	$7,717,000	$11,451,000	$12,253,281	$766	9.3%
Altar'd State	14,882	$2,159,000	$3,012,000	$3,110,000	$6,807,947	$457	19.3%
Signature Tenants
Anthropologie	10,736	$1,721,000	$1,804,000	$4,321,000	$4,500,327	$419	15.0%
Apple	8,181	$72,614,000	$35,554,000	$46,580,000	$50,899,583	$6,222	1.9%
Lululemon	7,500	$6,332,000	$7,493,000	$11,501,000	$15,340,209	$2,045	6.9%
Louis Vuitton	6,053	$21,103,000	$42,595,000	$45,692,000	$37,478,447	$6,192	5.7%
Sephora	4,802	$8,119,000	$8,808,000	$11,908,000	$16,367,961	$3,409	6.9%
Gucci(3)	4,492	N/A	N/A	N/A	$9,426,829	$2,099	11.6%
Mayor's Jewelers	4,147	$3,282,000	$8,639,000	$10,562,000	$4,386,394	$1,058	19.5%
Alo Yoga(3)	3,697	N/A	N/A	N/A	$1,439,782	$389	36.4%
Tiffany & Co.	3,538	$5,524,000	$9,155,000	$9,745,000	$8,603,561	$2,432	5.0%
(1)	All sales information presented with respect to the St. Johns Town Center Property is based upon information provided by Simon. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the St. John’s Town Center Property.
(3)	Gucci and Alo Yoga opened in March 2023 and July 2023, respectively. 2023 sales do not reflect a full year of operations.

Major Tenants. The three largest major tenants based on underwritten base rent are Altar'd State, Restoration Hardware and Louis Vuitton.

Altar'd State (14,882 SF, 1.5% of NRA, 2.9% of underwritten base rent): Altar’D State operates within the Stand Out for Good parent company, which is a purpose-based, lifestyle and fashion family of brands. Altar’D State has no extension options. Altar’D State reported 2023 sales of approximately $6.8 million and an occupancy cost of 19.3% at the St. Johns Town Center Property. Altar’D State has no termination options.

Restoration Hardware (48,697 SF, 4.8% of NRA, 2.5% of underwritten base rent): Founded in 1980 and headquartered in Corte Madera, California, Restoration Hardware is a retailing company that offers home furnishing products, including fabric and leather seating, bedding accessories, tables, faucets, mirrors, lighting, rugs, etc. Restoration Hardware sells its products through its stores, websites and catalogs, and owns and operates a network of retail outlets across the US, Canada and the UK. Restoration Hardware executed its ground lease at the St. Johns Town Center Property in January 2020, and has an initial lease expiration date in January 2037. Restoration Hardware has three, five-year renewal options remaining. Restoration Hardware reported 2023 sales of approximately $25.7 million and an occupancy cost of 6.8% at the St. Johns Town Center Property. Restoration Hardware has no termination options.

Louis Vuitton (6,053 SF, 0.6% of NRA, 2.5% of underwritten base rent): Louis Vuitton was founded in Paris in 1854 and operates as a luxury fashion company. Louis Vuitton has no extension options. Louis Vuitton reported 2023 sales of approximately $37.5 million and an occupancy cost of 5.7% at the St. Johns Town Center Property. Louis Vuitton has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

Appraisal. According to the appraisal, the St. Johns Town Center Property had an “as-is” appraised value of $753,700,000 as of March 21, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$753,700,000	6.25%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the St. Johns Town Center Property dated April 4, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical occupancy of the St. Johns Town Center Property:

Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	Current(2)
Incl. Temp Tenants	98.0%	93.0%	95.0%	95.0%	97.0%	N/A
Excl. Temp Tenants	94.0%	85.0%	86.0%	92.0%	94.0%	93.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Based on the rent roll dated June 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the St. Johns Town Center Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Anchor Tenants
Nordstrom(3)	Ba2/BB+/ BB	123,000	12.0%	$3.42	$420,677	1.1%	2/28/2030
Dick's(4)	Baa3/BBB/NR	66,000	6.5	$16.00	$1,056,000	2.9%	1/31/2026
Total / Wtd. Avg.		189,000	18.5%	$7.81	$1,476,677	4.0%

Major Tenants
Altar'd State(5)	NR/NR/NR	14,882	1.5	$70.97	$1,056,176	2.9%	1/31/2038
Restoration Hardware(3)	NR/NR/NR	48,697	4.8	$18.96	$923,328	2.5%	1/31/2037
Louis Vuitton	Aa3/AA-/NR	6,053	0.6	$150.00	$907,950	2.5%	8/31/2034
Victoria's Secret(6)	B1/BB-/NR	9,013	0.9	$92.14	$830,458	2.3%	1/31/2034
Men's Wearhouse	NR/B/NR	6,000	0.6	$130.61	$783,660	2.1%	1/31/2028
lululemon	NR/NR/NR	7,500	0.7	$91.80	$688,500	1.9%	9/30/2028
Barnes & Noble(7)	NR/NR/NR	25,153	2.5	$25.70	$646,323	1.8%	5/31/2030
Old Navy(8)	B1/BB/NR	16,953	1.7	$35.34	$599,069	1.6%	1/31/2026
Apple	Aaa/AA+/NR	8,181	0.8	$72.83	$595,788	1.6%	2/28/2027
Cheesecake Factory	NR/NR/NR	10,500	1.0	$54.70	$574,298	1.6%	1/31/2026
Anchor and Major Owned Tenants		341,932	33.5%	$26.56	$9,082,227	24.6%
Remaining Owned Tenants		617,743	60.4	$45.04	27,823,764	75.4%
Occupied Total Collateral		959,675	93.9%	$38.46	$36,905,992	100.0%
Vacant Space (Owned)		62,367	6.1
Totals/ Wtd. Avg. All Owned Tenants		1,022,042	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through May 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom and Restoration Hardware are subject to ground leases. Additionally, Nordstrom is responsible for CAM charges and Restoration Hardware is responsible for real estate taxes and utilities.
(4)	Dick’s has the right to terminate its lease if less than 700,000 square feet of NRA is open for business to the public. Additionally, Dick’s may terminate its lease if Simon enters into a lease for greater than 10,000 square feet with a tenant that utilizes its space for (i) health, fitness and/or exercise equipment (ii) sporting goods, (iii) sporting equipment, and/or (iv) athletic footwear.
(5)	Altar’d State has the right to terminate its lease if (i) less than three major tenants are open and operating or (ii) less than 75% of NRA, excluding space designed to be occupied by major tenants, is open and operating.
(6)	Victoria’s Secret has the right to terminate its lease if less than 75% of NRA, excluding space designed to be occupied by major tenants, is open and operating for a period of at least one year.
(7)	Barnes & Noble has the right to terminate its lease if the ratio of parking spaces falls below the greater of (i) 4.5 parking spaces per one thousand square feet of NRA and (ii) the number of parking spaces imposed by any local code requirements.
(8)	Old Navy has the right to terminate its lease if (i) fewer than three major tenants are open for business or (ii) less than 75% of NRA, excluding Old Navy’s space, outparcels and major tenants’ spaces, is open for business to the public.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The following table presents certain information relating to the lease rollover schedule at the St. Johns Town Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	62,367	6.1%	NAP	NA	P	62,367	6.1%	NAP	NAP
2024 & MTM	13	32,253	3.2	$1,169,960	3.2%		94,620	9.3%	$1,169,960	3.2%
2025	16	90,984	8.9	3,318,463	9.0		185,604	18.2%	$4,488,422	12.2%
2026	26	224,609	22.0	6,765,993	18.3		410,213	40.1%	$11,254,415	30.5%
2027	17	78,454	7.7	4,242,870	11.5		488,667	47.8%	$15,497,285	42.0%
2028	17	73,588	7.2	4,736,057	12.8		562,255	55.0%	$20,233,342	54.8%
2029	12	64,936	6.4	2,607,932	7.1		627,191	61.4%	$22,841,274	61.9%
2030	12	181,205	17.7	3,276,318	8.9		808,396	79.1%	$26,117,592	70.8%
2031	5	18,292	1.8	786,170	2.1		826,688	80.9%	$26,903,762	72.9%
2032	10	63,943	6.3	2,163,571	5.9		890,631	87.1%	$29,067,333	78.8%
2033	6	18,317	1.8	1,317,720	3.6		908,948	88.9%	$30,385,053	82.3%
2034	14	47,014	4.6	4,180,792	11.3		955,962	93.5%	$34,565,845	93.7%
2035 & Beyond	24	66,080	6.5	2,340,147	6.3		1,022,042	100.0%	$36,905,992	100.0%
Total/Wtd. Avg.	172	1,022,042	100.0%	$36,905,992	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through May 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The following table presents certain information relating to the underwritten cash flows of the St. Johns Town Center Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	2023	Underwritten	PSF	%(1)
Base Rent(2)	$29,043,233	$27,975,913	$29,632,722	$32,197,323	$36,245,458	$35.46	52.8%
Rent Steps(3)	0	0	0	0	660,534	0.65	1.0
Credit Tenant Rent Steps(3)	0	0	0	0	48,492	0.05	0.1
Temporary Tenant Rent	831,372	1,309,932	1,139,618	881,055	686,000	0.67	1.0
PIL Rent(4)	107,710	313,991	399,527	465,637	221,032	0.22	0.3
Overage Rent(5)	1,115,714	3,870,832	5,702,397	5,842,555	5,407,603	5.29	7.9
Other Rental Income	53,023	54,037	53,844	50,571	61,000	0.06	0.1
Gross-Up Vacant Rent	0	0	0	0	3,683,196	3.60	5.4
Total Recoveries	16,757,264	15,585,660	16,157,119	17,723,862	21,684,361	21.22	31.6
Gross Potential Rent	$47,908,316	$49,110,365	$53,085,227	$57,161,003	$68,697,676	$67.22	100.0%
Vacancy & Bad Debt	(3,832,965)	(124,095)	(76,314)	(100,950)	(5,458,658)	(5.34)	(7.9)
Other Income	346,031	496,311	928,544	481,443	520,300	0.51	0.8
Effective Gross Income	$44,421,382	$49,482,581	$53,937,457	$57,541,496	$63,759,318	$62.38	92.8%
Real Estate Taxes	6,443,428	6,200,481	6,194,896	6,764,959	6,853,350	6.71	10.7
Insurance	1,061,740	1,161,715	1,304,133	1,582,047	2,001,357	1.96	3.1
Management Fee	1,227,408	1,455,325	1,644,610	1,535,262	1,000,000	0.98	1.6
Other Expenses	4,182,606	4,710,355	5,526,914	5,926,467	6,142,177	6.01	9.6
Total Expenses	$12,915,182	$13,527,876	$14,670,553	$15,808,735	$15,996,884	$15.65	25.1%
Net Operating Income	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$47,762,434	$46.73	74.9%
Total TI/LC, Capex/RR	0	0	0	0	2,352,000	2.30	3.7
Net Cash Flow	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$45,410,434	$44.43	71.2%
(1)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	Based on the underwritten rent roll dated June 1, 2024, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(3)	Contractual Rent Steps were taken through May 2025.
(4)	Underwritten PIL Rent is based on the terms of applicable leases using 2023 sales figures.
(5)	Underwritten Overage Rent is based on breakpoint amounts closest to, but not after, May 31, 2025, and 2023 sales.

The Market. The St. Johns Town Center Property is located in the St. Johns submarket of the broader Jacksonville, Florida core based statistical area, approximately 11.8 miles northwest of the Downtown Jacksonville central business district. The St. Johns Town Center Property lies approximately one mile northeast of Deerwood South Office Park and one mile southwest of the University of North Florida. This area contains Jacksonville’s prime retail, suburban office, and multifamily residential submarkets, as reflected by the submarket’s dominant performance across these sectors.

According to the appraiser, following its initial opening in 2005, the St. Johns Town Center Property quickly became the prominent retail destination in Northeast Florida and was the catalyst for a variety of ancillary commercial developments in the area, including the Markets at Town Center, The Strand, TopGolf and numerous full-service and fast food restaurants. The immediate area also includes a number of luxury apartment complexes, supplementing demand at the St. Johns Town Center Property.

According to the appraiser, additional proposed mixed-use and retail developments within the southeast corridor of the Butler Boulevard and Interstate 295 interchange are projected to further solidify the viability of this corridor as the dominant retail, office and residential submarkets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The following table presents certain information relating to the appraiser’s market rent conclusions for the St. Johns Town Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,500 SF	$115.00	7	1.5%	$50.00
1,501 – 2,500 SF	$72.00	7	1.5%	$50.00
2,501 – 2,500 SF	$70.00	7	1.5%	$50.00
5,000 – 10,000 SF	$65.00	7	1.5%	$50.00
10,000 SF +	$50.00	7	1.5%	$50.00
Restaurants	$45.00	7	1.5%	$75.00
Jewelers	$130.00	7	1.5%	$50.00
Power Center 0 – 2,500 SF	$55.00	5	1.0%	$20.00
Power Center 2,501 – 5,000 SF	$35.00	5	1.0%	$20.00
Power Center 5,001 – 10,000 SF	$30.00	5	1.0%	$20.00
Power Center 10,000 SF+	$18.00	5	1.0%	$20.00
Major – Lifestyle	$30.00	10	10% in YR 6	$30.00
Major – Power Center	$20.00	10	10% in YR 6	$30.00
Anchor	$16.00	10	10% in YR 6	$30.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the St. Johns Town Center Property identified by the appraiser:

Competitive Set(1)
Property Name	Distance to St. Johns Town Center Property	Grade(2)	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants
St. Johns Town Center		A+	2005, 2008, 2014 /NAP	1,022,042(3)(4)	93.9%(3)(4)	Dick’s, Dillard’s, Nordstrom and Target
Regency Square Mall	5.0 miles	D	1967 / 2001	1,390,000	70%	AMC, Dillard’s, Impact Church, Modern Furniture
The Avenues	5.0 miles	C+	1990 / 2005	1,111,812	63%	Belk, Dillard’s, Forever 21, Furniture Source, JC Penney
Orange Park Mall	13.4 miles	B-	1975 / 2006	959,405	86%	Belk, Dick’s, Dillard’s, JC Penney
River City Marketplace	16.5 miles	A-	2006 / NAP	905,499	99%	Best Buy, BJ’s Wholesale Club, Lowe’s, Walmart Supercenter
Oakleaf Town Center	18.5 miles	N/A	2007 / NAP	730,501	98%	Hobby Lobby, HomeGoods, Kohl’s, PetSmart, The Home Depot
Weighted Average					80.6%(5)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	According to a third party market data provider.
(3)	Based on the underwritten rent roll as of June 1, 2024.
(4)	Total NRA and Total Occupancy exclude non-collateral tenants (Dillard’s, Target and Ashley Furniture).
(5)	Excludes the St. Johns Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

The Borrowers. The borrowing entities for the St. Johns Town Center Whole Loan are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the St. Johns Town Center Whole Loan.

Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc. (“Simon Inc.”), RREEF America II Lower REIT LLC, a Delaware limited liability company, or an affiliate of Simon or Simon Inc., the liability under the guaranty is limited to 20% ($72,000,000) of the original principal amount of the St. Johns Town Center Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the St. Johns Town Center Whole Loan; however, the non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in the Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 14, 2024, Simon had an equity market capitalization of approximately $48.5 billion. Simon is also a borrower sponsor for the Arundel Mills and Marketplace Mortgage Loan, which is included in this securitization trust.

Property Management. The St. Johns Town Center Property is managed by Simon Management Associates, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $8,393,631 for outstanding tenant improvement allowances and leasing commissions associated with 17 tenants and (ii) $1,394,586 for outstanding gap rent associated with 11 tenants.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Lockbox Event Period, except if the St. Johns Town Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $22,000 on a monthly basis for replacements and repairs to be made at the St. Johns Town Center Property.

TI/LC Reserve – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $174,000 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager (if the property manager is an affiliate of the borrowers) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the St. Johns Town Center Property, or (c) with respect to clause (iii) above, (A) the debt yield based on the trailing four calendar quarters is greater than or equal to 10.0% for two consecutive calendar quarters, (B) the borrowers prepay a portion of the St. Johns Town Center Whole Loan in accordance with the St. Johns Town Center Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.00%, or (C) the borrowers deliver to lender (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to lender and for which a rating agency confirmation has been received, or (4) a letter of credit, in each case in an amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2024-C9
No. 2 – St. Johns Town Center

equal to an amount which, if applied to the repayment of the St. Johns Town Center Whole Loan would result in a debt yield equal to 10.00%; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrowers may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the St. Johns Town Center Whole Loan, and (D) in no event may the borrowers cure a Lockbox Event Period caused by a bankruptcy action of the borrowers.

Lockbox / Cash Management. The St. Johns Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the St. Johns Town Center Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The St. Johns Town Center Whole Loan documents permit the borrower to obtain the release of non-income producing portions of the St. Johns Town Center Property in connection with a transfer to third parties or affiliates of the borrower without the payment of a release price provided that, among other conditions, the borrower satisfies customary REMIC requirements.

Ground Lease. Each of the Phase I and Phase II parcels at the St. Johns Town Center Property is subject to a long-term ground lease. Each ground lease is between an affiliate of the respective borrower, St. Johns Town Center, LLC, as fee owner, and such borrower, as tenant. In each case, the affiliated fee owner has mortgaged its fee interest in the St. Johns Town Center Property as collateral for the St. Johns Town Center Whole Loan. In the event of an exercise of remedies under the St. Johns Town Center Whole Loan documents, the lender would be entitled to foreclose on both the fee and leasehold interests simultaneously and, if desired, eliminate the ground lease structure and take title to the St. Johns Town Center Property in fee (or if the lenders so elected, to retain the ground lease structure and own both fee and leasehold interests). The term of the ground lease for the Phase I parcel is scheduled to expire on March 21, 2064, and the term of the ground lease for the Phase II parcel is scheduled to expire on December 21, 2064.

PACE Loan. The St. Johns Town Center Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

680 Madison Avenue
680 Madison Avenue
New York, NY 10065
Upper East Side
MANHATTAN
East Side
Midtown
CENTRAL PARK
Diamond District
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
West New York
Weehawken
Long Island City
Greenpoint
Williamsburg
Chelsea
Greenwich Village
Soho
Tribeca
Chinatown
Little Italy
Lower East Side
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Astoria
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Frick Collection
Asia Society and Museum
Kaye Playhouse at Hunter College
68TH ST/ HUNTER COLLEGE
Hunter College
Park Avenue Armory
Temple Emanu-El
Bernard Museum
Consulate General of India
Hutchinson Modern & Contemporary
Central Park Zoo
Wollman Rink
Fasano Fifth Avenue
The Pierre, A Taj Hotel
Loews Regency New York
Plaza Tower
LEXINGTON/ 63RD ST
LEXINGTON/ 59TH ST
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
The Pond
Bloomberg Corporate Office
Roosevelt Island Tramway
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Apple Fifth Avenue
One Beacon Court
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
Four Seasons Hotel
Consulate General of Spain
Le Méridien New York
Carnegie Hall
57TH ST
The Crown Building
432 Park Avenue
Hotel 57 by LuxUrban
Fitzgerald
New York City Center
HQ Business Center
Verizon Corporate Office
Conrad NY Midtown
The Peninsula New York
St. Regis Hotel
New York Hilton Midtown
53W53
Museum of Modern Art
Lever House
399 Park
Lipstick Building
53RD ST
5TH AVE/ 53RD ST
Baccarat Hotel
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
875 Third
Consulate General of Hungary
AXA Equitable Building
75 Rockefeller Plaza
345 Park
51ST ST/ LEXINGTON
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
Pod 51 Hotel
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
The Lexington Hotel
ROCKEFELLER CTR
Cort Theatre
News Corp. Building
Gemological Institute of America
JPMorgan Chase Tower
Consulate General of Jamaica
British Consulate General NY
Consulate General of Estonia
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
5th Ave.
6th Ave.
METRO NORTH
Center Dr
East Dr
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$80,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	8.5%	Net Rentable Area (SF):	34,298
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	TZ 680 Madison Owner LLC	Year Built / Renovated:	1951 / 2014
Borrower Sponsor:	Steven Tananbaum	Occupancy:	96.5%
Interest Rate:	6.70200%	Occupancy Date:	5/1/2024
Note Date:	5/21/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$14,319,292 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$13,771,281 (TTM 12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,248,609
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$7,119,627
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,128,981
Additional Debt(1):	Yes	UW NCF:	$14,984,930
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF:	$185,000,000 / $5,394
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/23/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,499
Taxes:	$711,037	$118,506	N/A	Maturity Date Loan / SF:	$3,499
Insurance:	$18,068	$9,034	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$715	N/A	Maturity Date LTV:	64.9%
TI / LC:	$0	$7,145	N/A	UW NCF DSCR:	1.84x
Ground Rent:	$371,250	$371,250	N/A	UW NOI Debt Yield:	12.6%
Other(4):	$2,033,653	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$120,000,000	65.3%	Purchase Price	$177,651,354	96.7%
Sponsor Equity	63,663,742	34.7	Reserves	3,134,008	1.7
			Closing Costs	2,878,380	1.6
Total Sources	$183,663,742	100.0%	Total Uses	$183,663,742	100.0%
(1)	The 680 Madison Avenue Mortgage Loan (as defined below) is part of the 680 Madison Avenue Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original principal balance of $120,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 680 Madison Avenue Whole Loan.
(2)	Defeasance of the 680 Madison Avenue Whole Loan is permitted at any time after the earlier of (i) May 21, 2027 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the 680 Madison Avenue Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the expected BMO 2024-C9 securitization closing date in July 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves include an outstanding TI/LC reserve of $1,720,700.47 and a free rent reserve of $312,952.27. The related borrower requested a disbursement of approximately $523,708 associated with the Oscar De La Renta reserve that is currently under review by the lender.
(5)	Historic property financials are not available due to the recent acquisition of the 680 Madison Avenue Property by the borrower sponsor.

The Loan. The third largest mortgage loan (the “680 Madison Avenue Loan”) is part of a whole loan (the “680 Madison Avenue Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $120,000,000. The 680 Madison Avenue Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $80,000,000. The 680 Madison Avenue Mortgage Loan will be included in the BMO 2024-C9 securitization trust and represents approximately 8.5% of the Initial Pool Balance. The 680 Madison Avenue Whole Loan was originated by Goldman Sachs Bank USA on May 21, 2024. The 680 Madison Avenue Whole Loan is secured by the borrower’s leasehold interest in the 34,298 square foot retail component (the “Retail Component”) of a mixed use building that includes 68 non-collateral residential units (the “680 Madison Avenue Property”). Although the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

borrower also retains (and the 680 Madison Avenue Whole Loan is secured by) the leasehold interest in the residential component of the building (the “Residential Component”), the borrower subleases the Residential Component to 21 East 61st Street Apartment Corp., an unaffiliated third party (the “Residential Owner”). The Residential Owner has no obligation to pay rent to the borrower (and the borrower has no interest in the underlying revenues from the Residential Component), although the Residential Owner is responsible for a portion of certain expenses, including property taxes, as described under “Ground Leases,” below. The 680 Madison Avenue Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.70200% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the 680 Madison Avenue Whole Loan. The 680 Madison Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 trust securitization. The relationship between the holders of the 680 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BMO 2024-C9	Yes
A-2(1)	$40,000,000	$40,000,000	GSMC	No
Whole Loan	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The 680 Madison Avenue Property was built in 1951 and later renovated in 2014. The 680 Madison Avenue Whole Loan is secured by the borrower’s leasehold interest in a 34,298 SF retail component at the base of The Carlton House in New York City’s Upper East Side neighborhood. Spanning the entire western block front between East 61st and East 62nd Street, the 680 Madison Avenue Property is anchored by luxury tenants, such as Tom Ford and Brioni on long term leases in a prime retail corridor. In 2023, Oscar De La Renta signed a new lease for 7,697 SF at a base rent of $455 PSF, bringing the 680 Madison Avenue Property to 96.5% occupancy.

The 680 Madison Avenue Property is subject to a ground lease between 680 Special, L.L.C., as ground lessor, and TZ 680 Madison Owner LLC, as ground lessee, which commenced in April 1967 and expires in June 2169. Current base rent is $4.05 million with approximately 10% increases every 5 years. The next increase is in July 2024 to approximately $4.46 million annually. Most of the retail leases at the 680 Madison Avenue Property have 3.0% contractual rent increases, which outpaces the 2.0% average ground rent annual increases. See “Ground Lease” below.

Major Tenants. The three largest tenants based on underwritten base rent are Tom Ford, Brioni and Oscar De La Renta.

Tom Ford (13,194 square feet, 38.5% of net rentable area (“NRA”), 39.0% of underwritten base rent): Tom Ford is a luxury brand created in 2005, encompassing fashion, fragrance, eyewear and other accessories. Tom Ford was acquired by Estee Lauder in 2023. Tom Ford occupies 13,194 square feet on a lease that expires June 30, 2032 with one, five-year renewal option and no termination options. Tom Ford currently pays $587.25 per SF with annual rent increases.

Brioni (6,469 square feet, 18.9% of NRA, 19.8% of underwritten base rent): Brioni was founded in Rome in 1945 by Nazareno Fonticoli. Today, Brioni is a menswear luxury brand. Brioni currently occupies 6,469 SF on a lease that expires January 31, 2032 with no renewal options and no termination options. Brioni currently pays $608.10 per SF with annual rent increases.

Oscar De La Renta (7,697 square feet, 22.4% of NRA, 17.6% of underwritten base rent): Oscar De La Renta is a luxury goods firm. The New York-based company was established in 1965, and encompasses a full line of women's accessories, bridal, fragrance and home goods, in addition to its women's ready-to-wear collection. Oscar De La Renta occupies 7,697 square feet on a lease that expires May 31, 2034 with one, ten-year renewal option and no termination options. Oscar De La Renta currently pays $454.72 per SF with annual rent increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

Appraisal. According to the appraisal dated May 8, 2024, the 680 Madison Avenue Property had an “as-is” appraised value of $185,000,000 as of April 23, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$185,000,000	9.69%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated April 29, 2024, there are no recognized environmental conditions or recommendations for further action at the 680 Madison Avenue Property.

The following table presents certain information relating to the current occupancy of the 680 Madison Avenue Property:

Current Occupancy(1)
5/1/2024(2)
96.5%
(1)	Historical Occupancies are not available due to the recent acquisition of the 680 Madison Avenue Property by the borrower sponsor.
(2)	Based on the underwritten rent roll dated May 1, 2024.

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the 680 Madison Avenue Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Tom Ford	A1/A/NR	13,194	38.5%	$587.25	$7,748,205	39.0%	6/30/2032
Brioni	NR/A-/NR	6,469	18.9	$608.10	3,933,817	19.8	1/31/2032
Oscar De La Renta	NR/NR/NR	7,697	22.4	$454.72	3,500,000	17.6	5/31/2034
Missoni	NR/NR/NR	3,544	10.3	$846.50	3,000,000	15.1	9/30/2034
Morgenthal Frederics	NR/NR/NR	582	1.7	$1,486.60	865,200	4.4	6/30/2030
Asprey	NR/NR/NR	1,622	4.7	$490.55	795,675	4.0	11/30/2032
Occupied Total Collateral		33,108	96.5%	$599.34	$19,842,898	100.0%
Vacant Space (Owned)		1,190	3.5
Totals / Wtd. Avg. All Owned Tenants		34,298	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2024, with rent steps through February 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

The following table presents certain information relating to the lease rollover schedule at the 680 Madison Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,190	3.5%	NAP	NA	P	1,190	3.5%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		1,190	3.5%	$0	0.0%
2025	0	0	0.0	0	0.0		1,190	3.5%	$0	0.0%
2026	0	0	0.0	0	0.0		1,190	3.5%	$0	0.0%
2027	0	0	0.0	0	0.0		1,190	3.5%	$0	0.0%
2028	0	0	0.0	0	0.0		1,190	3.5%	$0	0.0%
2029	0	0	0.0	0	0.0		1,190	3.5%	$0	0.0%
2030	1	582	1.7	865,200	4.4		1,772	5.2%	$865,200	4.4%
2031	0	0	0.0	0	0.0		1,772	5.2%	$865,200	4.4%
2032	3	21,285	62.1	12,477,698	62.9		23,057	67.2%	$13,342,898	67.2%
2033	0	0	0.0	0	0.0		23,057	67.2%	$13,342,898	67.2%
2034	2	11,241	32.8	6,500,000	32.8		34,298	100.0%	$19,842,898	100.0%
2035 & Beyond	0	0	0.0	0	0.0		34,298	100.0%	$19,842,898	100.0%
Total	6	34,298	100.0%	$19,842,898	100.0%
(1)	Information is based on the underwritten rent roll dated May 1, 2024, with rent steps through February 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the 680 Madison Avenue Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent(1)	$14,086,711	$15,670,694	$19,842,898	$578.54	84.7%
Credit Tenant Rent Steps	0	0	326,705	9.53	1.4%
Overage / Percentage Rent	291,187	120,334	0	0.00	0.0%
Commercial Reimbursement Revenue	2,350,131	2,518,345	3,152,801	91.92	13.5%
Other Revenue	3,330,779	1,262,350	97,184	2.83	0.4%
Gross Potential Rent	$20,058,808	$19,571,723	$23,419,588	$682.83	100.0%
Vacancy Loss	0	0	(1,170,979)	(34.14)	(5.0%	)
Effective Gross Income	$20,058,808	$19,571,723	$22,248,609	$648.69	95.0%
Real Estate Taxes	1,261,527	1,276,524	1,422,074	41.46	6.4%
Insurance	139,082	199,511	108,409	3.16	0.5%
Ground Rent	4,050,000	4,050,000	4,663,817	135.98	21.0%
Other Expenses	288,907	274,408	925,326	26.98	4.2%
Total Expenses	$5,739,516	$5,800,442	$7,119,627	$207.58	32.0%
Net Operating Income	$14,319,292	$13,771,281	$15,128,981	$441.10	68.0%
Total TI/LC, Capex/RR	0	0	144,052	4.20	0.6%
Net Cash Flow	$14,319,292	$13,771,281	$14,984,930	$436.90	67.4%
(1)	Based on the underwritten rent roll dated May 1, 2024, with rent steps through February 1, 2025.
(2)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

The Market. The 680 Madison Avenue Property is located within the Madison Avenue retail submarket in Manhattan. A third-party brokerage company generally defines the Madison Avenue retail corridor as Madison Avenue from East 57th Street to East 72nd Street. This stretch of Madison Avenue is home to many luxury brands, jewelers, and couture fashion retailers. The corridor is also popular with European retailers seeking to locate in a well-established retail hub in Manhattan.

The following table presents retail market availability statistics for the surrounding area of the 680 Madison Avenue Property:

Manhattan Retail Submarket Availability Rate Statistics Madison Avenue East 57th Street to East 72nd Street(1)
Market/Submarket	Q1 2024	Q2 2024	% Point Change
Direct Availability Rate	10.5%	18.8%	(8.3%)
Total Availability Rate	12.3%	21.0%	(8.7%)
Sublease Availability Rate	1.8%	2.3%	(0.5%)
(1)	Source: Third party market research report.

The Borrower. The borrower is TZ 680 Madison Owner LLC, a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 680 Madison Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Steven Tananbaum.

Property Management. The 680 Madison Avenue Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation dba Newmark Management.

Escrows and Reserves. At origination, the borrower deposited (i) $711,037 into a property tax reserve, (ii) $371,250 into a ground rent reserve, (iii) approximately $18,068 into an insurance premium reserve, and (iv) approximately $1,720,700 into a TI/LC reserve and approximately $312,952 of a free rent reserve into an unfunded obligations reserve in connection with outstanding tenant improvements and free rent for the tenants Oscar De La Renta and Asprey. The related borrower requested a disbursement of approximately $523,708 associated with the Oscar De La Renta reserve that is currently under review by the lender.

Tax Reserve – On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Retail Component that the lender reasonably estimates will be payable during the next ensuing 12 months (with the Residential Owner responsible under Residential Master Lease (as defined below) for any property taxes attributable to the Residential Component), initially estimated to be approximately $118,506. During a 680 Madison Avenue Tax Trigger Event (as defined below), the borrower is required to deposit an amount sufficient to cover the total property tax amount due for the 680 Madison Avenue Property, which includes the Residential Owner’s pro rata share.

Ground Rent Reserve - On a monthly basis, the borrower is required to deposit into a ground rent reserve an amount equal to 1/12th of the ground rent that the lender reasonably estimates will be payable during the next ensuing 12 months, initially estimated to be $371,250.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months initially estimated to be $9,034.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit into a tenant improvement and leasing commission reserve account an amount equal to approximately $7,145.

Capital Expenditure Account – On a monthly basis, the borrower is required to deposit into a capital expenditure reserve an amount equal to approximately $715.

Unfunded Obligations Reserve – The borrower may, at its option, from time to time, remit to the lender for deposit into the unfunded obligations account the amount of any free rent and unpaid tenant improvement and leasing commission costs under any applicable leases for the purpose of concluding a 680 Madison Avenue Major Tenant Event Trigger Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

Missoni Reserve – During the continuance of a 680 Madison Avenue Missoni Trigger Period (as defined below) (provided no other 680 Madison Avenue Trigger Period is then continuing), any excess cash flow is required to be deposited into a Missoni reserve account for leasing commissions and tenant improvement costs incurred by the borrower in connection with a new lease (or lease extension) entered into solely with respect to the space currently occupied by Missoni until the aggregate amount deposited therein (excluding any amounts attributable to termination proceeds) equals $1,500,000.00.

A “680 Madison Avenue Trigger Period” means (i) a 680 Madison Avenue Major Tenant Event Trigger Period is then in effect, (ii) a 680 Madison Avenue Missoni Trigger Period is then in effect and/or (iii) a 680 Madison Avenue Debt Yield Trigger Period (as defined below) is then in effect.

A “680 Madison Avenue Major Tenant Event Trigger Period” means each period that commences upon the occurrence of a 680 Madison Avenue Major Tenant Event (as defined below) and concludes when the applicable 680 Madison Avenue Major Tenant (as defined below) space (or substantially all of such space) subject to such 680 Madison Avenue Major Tenant Event has been re-tenanted pursuant to one or more leases that have been entered into in accordance with the 680 Madison Avenue Whole Loan documents and for which all remaining free rent and unpaid costs of tenant improvements and leasing commissions in connection therewith have been deposited into the unfunded obligations reserve in accordance with the 680 Madison Avenue Whole Loan documents, or when the applicable 680 Madison Avenue Major Tenant Event has ceased to exist (provided that no other 680 Madison Avenue Major Tenant Event is then continuing), or, in the case of a 680 Madison Avenue Major Tenant Event arising under clause (iv) of the definition of “Major Tenant Event,” such 680 Madison Avenue Major Tenant renews its lease.

A “680 Madison Avenue Missoni Trigger Period” means the period that commences upon the exercise by Missoni of its termination option and concludes when the amount of funds on deposit in the Missoni reserve account equal $1,500,000.

A “680 Madison Avenue Debt Yield Trigger Period” means each period that commences when the debt yield (as calculated under the 680 Madison Avenue Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 11.0% and concludes when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 11.0% (and if the financial reports required under the 680 Madison Avenue Whole Loan documents are not delivered to the lender as and when required, a 680 Madison Avenue Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 680 Madison Avenue Trigger Period is ongoing). Notwithstanding the foregoing, provided no event of default is continuing, the borrower may avoid the commencement or terminate the continuance of a 680 Madison Avenue Debt Yield Trigger Period by delivering to the lender, as additional collateral, a letter of credit in an amount that when subtracted from the then-outstanding principal balance of the 680 Madison Avenue Whole Loan for purposes of calculating the debt yield would result in a debt yield that equals or exceeds 11.0%.

A “680 Madison Avenue Major Tenant” means Tom Ford, Brioni and any successor tenant to either of the foregoing.

A “680 Madison Avenue Major Tenant Event” means the occurrence of any one or more of the following with respect to any 680 Madison Avenue Major Tenant: (i) a default by such 680 Madison Avenue Major Tenant under its lease beyond any applicable notice and cure period, (ii) a bankruptcy or insolvency of such 680 Madison Avenue Major Tenant or any guarantor of its rental obligations under its lease, (iii) such 680 Madison Avenue Major Tenant “goes dark,” vacates or ceases to occupy a substantial portion of the demised premises or discontinues its operations at the demised premises (excluding temporary vacancies for the purpose of repair, restoration or permitted alterations), or delivers written notice of its intention to do any of the foregoing, or (iv) such 680 Madison Avenue Major Tenant fails to (x) renew its lease by the earlier of 12 months prior to lease expiration or the contractual notice period required by such lease or (y) extend its lease pursuant to an extension period granted in such lease.

A “680 Madison Avenue Tax Trigger Event” means the occurrence of any one or more of the following: (i) the commencement of a 680 Madison Avenue Trigger Period, (ii) a failure by Residential Owner to either (x) pay its pro rata share of the property tax amount to the borrower or (y) deliver evidence that it has paid its pro rata share of the property taxes directly to the applicable governmental authority, in each case, by the date that is 10 business days prior to the date that property taxes would become delinquent or (iii) any other monetary default by the Residential Owner under the Residential Master Lease beyond any applicable notice and cure period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2024-C9
No. 3 – 680 Madison Avenue

Lockbox / Cash Management. The 680 Madison Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues and all other money received by the borrower or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account by the end of the second business day following receipt. On each business day during the continuance of a 680 Madison Avenue Trigger Period or event of default under the 680 Madison Avenue Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. At the end of each business day that no 680 Madison Avenue Trigger Period or an event of default under the 680 Madison Avenue Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 680 Madison Avenue Trigger Period (or, at the lender’s discretion, during an event of default under the 680 Madison Avenue Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 680 Madison Avenue Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 680 Madison Avenue Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. The 680 Madison Avenue Whole Documents permit the borrower to obtain a release of the Residential Component without the payment of a release price and subject to, among other things, satisfaction of customary REMIC requirements in connection with a Tax Lot Split as described under “Ground Lease” below.

Ground Lease. The 680 Madison Avenue Property is subject to a ground lease between the borrower, as ground lessee, and 680 Special, L.L.C., as ground lessor (the “680 Madison Avenue Ground Lease”). The initial term of the ground lease expires on June 30, 2169. Annual base ground rent is $4,050,000 per annum, subject to a schedule of escalations set forth in the 680 Madison Avenue Whole Loan documents, including an increase of base rent to $4,455,000 per annum effective on July 1, 2024. As described above under “The Loan,” the demised premises under the ground lease include both the Retail Component and the Residential Component. Pursuant to a sublease (the “Residential Master Lease”), the borrower subleases the Residential Component to the Residential Owner. Under the Residential Master Lease, the Residential Owner is not required to pay any rent for the Residential Component, provided that it is responsible for certain expenses including, among other things, its pro rata share of property taxes. The borrower and the Residential Owner have also entered into a building sharing agreement that, among other things, governs maintenance obligations for shared facilities. Under the 680 Madison Avenue Whole Loan documents, the borrower has the right to separate the Retail Component from the Residential Component into two separate parcels for purposes of obtaining separate tax bills (which separation may include the creation by the ground lessor of a condominium comprised of two units, the creation of a fee above a plane, or any other mechanic or process pursuant to which separate tax bills are obtained) (any of the foregoing, a “Tax Lot Split”) provided that, among other conditions, (i) the borrower is required to simultaneously with the Tax Lot Split transfer title to the leasehold interest in the Residential Component to the Residential Owner and (ii) satisfy customary REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

WORLD TRADE CENTER
15 Women's Apparel • Contemporary • District Lounge
14 Western/English Apparel & Accessories
13 Fashion Accessories Footwear • Women's Apparel
Women's Apparel & Accessories Temps • Emerging Designers
12 Young Contemporary Temps
11 Cash & Carry
10 Young Contemporary Temps
Footwear Temps
9 Home & Design • Lighting • Outdoor
8 Children's Apparel, Accessories & Gift • Toy
Kidsworld Temps
7 Fine Jewelry • Cash • Carry • Men's Apparel • Accessories & Footwear
6 Home & Design • Lighting • Textiles • Gift
5 Home & Design • Lighting • Textiles
4 Gift • Home • Holiday & Floral • Toy
3 Gift • Home • Holiday & Floral • Lighting
2 Gift • Home & Design • Holiday & Floral
1 Home & Design • Protective Services • Sundries Shop • UPS • Fedex
TRADE MART
5 Administrative Offices
4 Lighting • Design • Smart Center
3 Lighting • Design
2 Gift • Home • Holiday & Floral Housewares • Tabletop
1 Gift • Home • Holiday & Floral Housewares • Paper
INTERIOR HOME + DESIGN CENTER
2 Holiday & Floral • Gift • HOme
1 Home & Design • Lighting • The Gallery
N
TEMPS Exhibitors
Apparel & Accessories
Home • Gifts • Lighting
Building

HARRY HINES BOULEVARD
DART
TRAIN STATION
WORLD TRADE CENTER
INTERIOR HOME + DESIGN CENTER
TRADE MART
PARKING GARAGE
RENAISSANCE HOTEL
MARKET CENTER BOULEVARD
MARKET HALL
WYCLIFF AVENUE
I-35 STEMMONS FREEWAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

Dallas Market Center
2000 North Stemmons Freeway and
2050-2100 North Stemmons Freeway
Dallas, TX 75207
DALLAS
Highland Park
Dallas Love Field 2 miles
Dallas-Ft. Worth Intl. Airport 14 miles
INWOOD
PARKLAND
MARKET CENTER
VICTORY
Dallas North Tollway
Stemmons Frwy
Woodall Rodgers Frwy
Margaret Hunt Hill Bridge
RONALD KIRK PEDESTRIAN BRIDGE
TRINITY RAILWAY EXPRESS
DART
Dallas World Trade Ctr.
Dallas Market Hall
Wade College
Univ of Texas Southwestern Medical School
UT Southwestern Medical Center
William P. Clements Jr. Univ. Hospital
North Campus UTSW
New Parkland Hospital
Parkland Health
Children's Medical Ctr. Dallas
Children's Health Specialty Center Dallas Campus
Scottish Rite for Children
Craddock Park
Reverchon Park
Turtle Creek Park
Trinity River Greenbelt Park
Trinity River
DALLAS COUNTY
Oak Lawn
Turtle Creek
Uptown
Victory Park
DESIGN DISTRICT
Downtown Dallas
WEST END
Conduit Gallery
PDNB Gallery
Gallery 12.26
Ginger Fox Studio
Dallas Contemporary
Christopher Martin Gallery
The Echo Lounge & Music Hall
CINQ Gallery
Arlington Hall at Turtle Creek Park
The Shops of Highland Park
Villas at Katy Trail
The QUAD
Hotel Crescent Court
Uptown Plaza Dallas
American Airlines Center
Perot Museum of Nature and Science
The Dallas World Aquarium
Dallas Holocaust and Human Rights Museum
Bank of America Plaza
Dealey Plaza
Dallas College El Centro Campus
Frank Crowley Courts Building
KATY TRAIL
DALLAS STREETCAR
TRINITY LEVEE TRAIL
Hawthorne Ave
Wycliff Ave
Oak Lawn Ave
Forest Park Rd
Inwood Rd
Maple Ave
Hudnall St
Crestview Dr
Cedar Springs Rd
Gilbert Ave
Holland Ave
Bowser Ave
Lemon Ave
Prescott Ave
Herschel Ave
Hartford St
Butler St
Harry Hines Blvd
Kings Rd
Lucas Dr
Douglas Ave
Knight St
Throckmorton St
Rawlins St
Welborn St
Bengal St
Sylvester St
Afton St
Medical District Dr
Brown St
Congress Ave
Henry Hines Blvd
Dickason Ave
Gillespie St
Turtle Creek Blvd
Hood St
Fairmount St
Carlisle St
Irving Blvd
Sylvan Ave
Market Center Blvd
McKinnon St
McKinney Ave
Hi Line Dr
Houston St
Inspiration Dr
E. Levee St
Olive St
Akard St
Cole St
Howell St
Dragon St
Slocum St
Riverfront Blvd
Wichita St
Payne St
Victory Ave
Ross Ave
Allen
Lucas
Lewisville
Plano
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
Irving
University Park
Highland Park
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak
COLLIN COUNTY
DENTON COUNTY
DALLAS COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Mixed Use – Merchandise Mart/Retail
% of IPB:	8.0%	Net Rentable Area (SF)(4):	2,746,550
Loan Purpose:	Refinance	Location:	Dallas, TX
Borrowers:	WTC-Trade Mart 2015, L.P. and ITP & WTC Fee, L.P.	Year Built / Renovated:	1957, 1958, 1974, 1979 / 1999, 2019
Borrower Sponsor:	Dallas Market Center Financial, L.L.C.	Occupancy(4):	91.1%
Interest Rate:	6.50200%	Occupancy Date:	3/31/2024
Note Date:	5/31/2024	4th Most Recent NOI (As of)(5):	$22,055,849 (2/28/2021)
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of)(5):	$34,255,349 (2/28/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$35,092,715 (2/28/2023)
Original Term:	120 months	Most Recent NOI (As of)(5):	$36,427,639 (TTM 2/29/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$93,314,164
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$52,910,281
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$40,403,884
Additional Debt(1):	Yes	UW NCF:	$38,503,927
Additional Debt Balance(1):	$162,000,000	Appraised Value / Per SF:	$636,500,000 / $232
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/27/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$86
Taxes:	$1,264,708	$210,785	N/A	Maturity Date Loan / SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	37.2%
Replacement Reserve:	$1,000,000	Springing	$1,000,000	Maturity Date LTV:	37.2%
TI/LC Reserve:	$1,500,000	Springing	$1,500,000	UW NCF DSCR:	2.46x
Unfunded Obligations Reserve:	$431,802	$0	N/A	UW NOI Debt Yield:	17.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$237,000,000	99.1%	Loan Payoff	$231,913,303	96.9%
Principal Contribution	2,270,000	0.9	Reserves	4,196,510	1.8
			Closing Costs	3,160,187	1.3
Total Sources	$239,270,000	100.0%	Total Uses	$239,270,000	100.0%
(1)	The Dallas Market Center Mortgage Loan (as defined below) is part of the Dallas Market Center Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate original principal balance of $237,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Dallas Market Center Whole Loan.
(2)	The Dallas Market Center Whole Loan may be (a) defeased after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 31, 2027, or (b) prepaid in whole (but not in part) without the payment of a yield maintenance premium on and after December 6, 2033. The assumed lockout period is based on the expected BMO 2024-C9 closing date in July 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Represents permanent collateral square footage. There is an additional 696,823 square feet that consists of temporary square footage included in the collateral, according to the borrower.
(5)	The Dallas Market Center Property reports financial information on a fiscal year that ends in February.

The Loan. The fourth largest mortgage loan (the "Dallas Market Center Mortgage Loan") is part of a whole loan (the "Dallas Market Center Whole Loan") evidenced by three pari passu notes issued by ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P. in the aggregate original principal amount of $237,000,000. The Dallas Market Center Mortgage Loan is evidenced by the non-controlling Note A-2-1, which has an outstanding principal balance as of the Cut-off Date of $75,000,000. The Dallas Market Center Mortgage Loan will be included in the BMO-2024-C9 securitization trust and represents approximately 8.0% of the initial pool balance. The Dallas Market Center Whole Loan was originated on May 31, 2024, by Goldman Sachs Bank USA (“GSBI”). The Dallas Market Center Whole Loan is secured by the borrowers’ fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

interest in three buildings that comprise a portion of the Dallas Market Center campus located in Dallas, Texas (the "Dallas Market Center Property"). The Dallas Market Center Whole Loan has a 10-year term, is interest-only for the full term and accrues interest a rate of 6.50200% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Dallas Market Center Whole Loan. The Dallas Market Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK47 securitization trust, which is expected to close after the date of this term sheet and prior to the closing of this securitization transaction. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus. The relationship between the holders of the Dallas Market Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	BANK 2024-BNK47(1)	Yes
A-2-1	$75,000,000	$75,000,000	BMO 2024-C9	No
A-2-2(2)	$72,000,000	$72,000,000	GSBI	No
Whole Loan	$237,000,000	$237,000,000
(1)	The BANK 2024-BNK47 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction.
(2)	Expected to be contributed to one or more future securitization trusts.

The Property. The Dallas Market Center Property campus includes the Trade Mart, World Trade Center, International Trade Plaza, and Market Hall. Dallas Market Center (“DMC”) opened in 1957 as a single building. International Trade Plaza, with the Trade Mart, Market Hall, and World Trade Center were later delivered in 1958, 1960, and 1974, respectively. The Trade Mart, World Trade Center, and International Trade Plaza are physically connected and have been renovated and expanded several times since delivery. The development currently totals over 5.0 million gross square feet (“SF”) across 110 acres of land.

Dallas Market Center is one of the largest wholesale trade marts in the world, offering approximately 27,000 product lines with over 1,100 permanent showrooms and approximately 800,000 SF of temporary space across the four buildings. It is estimated that DMC attracts over 200,000 visitors each year that conduct approximately $8.5 billion in annual wholesale transactions. DMC hosts 35 trade shows, or markets, each year and owns and produces each trade show with the exception of one. Tenants at the Dallas Market Center Property include manufacturers and representatives for a variety of consumer product categories including gift, lighting, women’s and men’s apparel, fashion accessories, jewelry, western & English riding, children’s, home accents, home textiles, rugs, gourmet, floral, and garden. Typical visitors include retail buyers from major department stores, specialty shops, and online retailers as well as interior designers. Examples of major retailers that consistently visit DMC include Dillard’s, Neiman Marcus, JC Penny, Zappos, Michaels, Hobby Lobby, At Home, Nebraska Furniture Mart, and Wayfair. Access to the Trade Mart, World Trade Center, and International Trade Plaza is restricted to credentialed retail buyers and designers. The Market Hall is the only building in the DMC development that is open to the public and is not a part of the collateral for the Dallas Market Center Whole Loan.

The Dallas Market Center Property features numerous amenities to accommodate trade show traffic including on-site food and shipping amenities. The Dallas Market Center Property also offers hotel reservations at preferred rates, shuttle services to and from hotels, and a luggage check on site to accommodate traveling wholesalers and retail buyers. There is also a DART (Dallas Area Rapid Transit) rail station located directly adjacent to the World Trade Center. The Dallas Market Center management team works with surrounding hotels like the Hilton Anatole (owned by Crow Holdings, L.P., an indirect owner of the borrowers) and Renaissance Hotel to reserve room blocks years in advance. It is estimated that DMC buyers and vendors purchase over 300,000 airline seats and 720,000 hotel room nights annually.

The permanent showroom space is currently 91.1% leased to approximately 800 tenants. No single tenant represents more than 1.3% of net rentable area SF or 1.8% of underwritten base rent. Permanent showroom tenants typically sign three to five year leases. These tenants have access to their showrooms 365 days per year; such showrooms are open daily in most cases. The permanent showroom tenants at the Dallas Market Center Property are classified in 18 groups, determined by product category and location within the DMC. The largest groups are gifts (26.9% of total permanent SF and 30.3% of total rent) and lighting (18.1% of total permanent SF and 21.9% of total rent). Apparel tenants are spread across multiple groups. The permanent square footage also includes a small office / storage component and amenity space, which represent 1.3% and 1.4% of total permanent SF, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

The temporary space is comprised of 632,800 SF of space designated for temporary trade show exhibition booths and 64,023 SF of suites, known as Dallas Suites, according to the borrower. Most markets held at DMC involve temporary exhibition tenants in addition to permanent showroom tenants. The temporary exhibition component of each market typically lasts four to five days. During this time, temporary exhibition tenants lease a booth space, display and sell products from their booth, and leave after the trade show concludes. Dallas Suites are leased to major retailers on a temporary basis. These suites are typically used for “private buys” when major retailers request that wholesalers bring their product to a centralized private location (as opposed to retail buyers visiting various wholesale showrooms).

Whether a tenant leases permanent showroom space or temporary exhibition space depends on their distribution model and industry in some cases. Most notably, permanent showroom tenants benefit from year-round access to their showrooms, daily retail buyer traffic, and the ability to give their showroom its own look and feel while temporary exhibitors benefit from flexibility and cost savings.

The following table presents a summary of Total SF and UW Annual Base Rent by tenant categories and industries at the Dallas Market Center Property:

Total SF and UW Annual Base Rent by Tenant Category/Industry(1)
Tenant Category / Industry	Type	Total SF	% of Total SF	Leased SF	% Leased	UW Annual Base Rent PSF	UW Annual Base Rent	% of UW Annual Base Rent
GIFTS	Hard Goods	737,648	26.9%	707,951	96.0%	$26.65	$18,865,937	30.3%
LIGHTING	Hard Goods	497,188	18.1%	456,112	91.7%	$29.92	$13,645,096	21.9%
15TH FLOOR	Soft Goods	138,837	5.1%	136,173	98.1%	$28.71	$3,909,427	6.3%
14th FLOOR	Soft Goods	140,047	5.1%	140,047	100.0%	$25.94	$3,633,121	5.8%
JEWELRY	Soft Goods	124,165	4.5%	113,457	91.4%	$29.27	$3,321,169	5.3%
IHDC 1	Hard Goods	157,324	5.7%	149,228	94.9%	$22.25	$3,319,828	5.3%
RES. DESIGN	Hard Goods	133,592	4.9%	133,592	100.0%	$19.00	$2,538,818	4.1%
13th FLOOR	Soft Goods	84,091	3.1%	82,029	97.5%	$29.63	$2,430,409	3.9%
ACCENT 5	Hard Goods	141,644	5.2%	131,802	93.1%	$17.24	$2,272,868	3.7%
ACCENT 6	Hard Goods	136,757	5.0%	126,918	92.8%	$16.78	$2,129,445	3.4%
CHILDRENS	Soft Goods	78,041	2.8%	71,860	92.1%	$24.32	$1,747,391	2.8%
IHDC 2	Hard Goods	167,438	6.1%	88,071	52.6%	$19.73	$1,737,505	2.8%
WTC 1st FLOOR	Hard Goods	46,325	1.7%	46,325	100.0%	$26.93	$1,247,642	2.0%
WESTERN ON 10	Soft Goods	66,606	2.4%	25,703	38.6%	$33.60	$863,604	1.4%
MENSWEAR	Soft Goods	19,709	0.7%	19,709	100.0%	$20.75	$408,936	0.7%
OFFICE/STORAGE	Other	35,481	1.3%	31,898	89.9%	$4.52	$144,151	0.2%
DEC. ACC.	Hard Goods	3,108	0.1%	2,253	72.5%	$11.00	$24,783	0.0%
AMENITY	Other	38,549	1.4%	38,549	100.0%	$0.00	$0	0.0%
Total / Wtd. Avg.		2,746,550	100.0%	2,501,677	91.1%	$24.88	$62,240,131	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.

The following table presents a summary regarding the rental revenue by permanent and temporary tenants at the Dallas Market Center Property:

Rental Revenue by Permanent/Temporary Status(1)
	FYE 2018	FYE 2019	FYE 2020	FYE 2021	FYE 2022	FYE 2023	FYE 2024
Permanent Revenue ($)	$56,485,618	$55,366,986	$54,948,062	$48,867,662	$52,589,621	$55,234,047	$57,760,787
Temporary Revenue ($)	$11,212,786	$11,705,982	$12,210,858	$7,670,144	$17,717,485	$23,786,176	$25,912,064
Total Rental Revenue ($)	$67,698,404	$67,072,968	$67,158,920	$56,537,806	$70,307,106	$79,020,223	$83,672,851
(1)	The Dallas Market Center Property reports financial information on a fiscal year that ends in February.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

Appraisal. According to the appraisal, the Dallas Market Center Property had an “as-is” appraised value of $636,500,000 as of April 27, 2024. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$636,500,000	7.00 - 7.25%(2)
(1)	Source: Appraisal.
(2)	The World Trade Center and Trade Mart buildings have 7.00% Capitalization Rates. The Interior Home & Design building has a 7.25% Capitalization Rate.

Environmental. The Phase I environmental assessment of the Dallas Market Center Property dated May 15, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical and current occupancy of the Dallas Market Center Property:

Historical and Current Occupancy(1)(2)
FYE 2020	FYE 2021	FYE 2022	FYE 2023	FYE 2024	3/31/2024(3)
86.0%	84.0%	83.4%	88.2%	89.5%	91.1%
(1)	Information obtained from the Dallas Market Center borrower.
(2)	FYE represents a fiscal year end at the end of February each annual period.
(3)	Based on the underwritten rent roll dated March 31, 2024.

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the Dallas Market Center Property:

Top Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent (2)	% of Total UW Base Rent	Lease Exp. Date
GOETZ, INC.	NR/NR/NR	36,653	1.3%	$25.37	$929,797	1.50%	9/30/2025
DIVERSE MARKETING	NR/NR/NR	34,747	1.3%	$24.67	$857,100	1.40%	Various
K. GRAVES & A. GRAVES, INC.	NR/NR/NR	34,517	1.3%	$16.54	$571,040	0.90%	11/30/2026
ONECOAST, LLC	NR/NR/NR	31,764	1.2%	$36.00	$1,143,510	1.80%	3/31/2031
PAUL MICHAEL COMPANY	NR/NR/NR	29,480	1.1%	$13.04	$384,419	0.62%	10/31/2025
VISUAL COMFORT & CO.	NR/NR/NR	26,027	0.9%	$27.43	$713,964	1.10%	7/31/2028
IVYSTONE GROUP, LLC	NR/NR/NR	25,892	0.9%	$23.86	$617,742	1.00%	10/31/2028
CLIFF PRICE & CO., INC.	NR/NR/NR	25,498	0.9%	$20.50	$522,616	0.84%	9/30/2026
THE UTTERMOST COMPANY	NR/NR/NR	23,976	0.9%	$16.93	$406,009	0.65%	Various
MINKA LIGHTING, INC.	NR/NR/NR	23,948	0.9%	$17.48	$418,611	0.67%	9/30/2028
Total/Wtd. Avg.		292,502	10.6%	$22.44	$6,564,806	10.5%
Non-Major Tenants		2,209,175	80.4%	$25.20	$55,675,325	89.5
Total Occupied / Wtd. Avg.		2,501,677	91.1%	24.88	$62,240,131	100.00%
Vacant Space (Owned)		244,873	8.9
Totals/ Wtd. Avg. All Owned Tenants		2,746,550	100.0%
(1)	Only includes tenants who occupy permanent space.
(2)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

The following table presents certain information relating to the lease rollover schedule at the Dallas Market Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	244,873	8.9%	NAP	NA	P	244,873	8.9%	NAP	NAP
2024 & MTM	232	410,544	14.9	$8,471,022	13.6%		655,417	23.9%	$8,471,022	13.6%
2025	295	686,955	25.0	17,018,345	27.3		1,342,372	48.9%	$25,489,367	41.0%
2026	208	521,007	19.0	13,402,426	21.5		1,863,379	67.8%	$38,891,793	62.5%
2027	87	421,410	15.3	11,015,915	17.7		2,284,789	83.2%	$49,907,709	80.2%
2028	44	240,068	8.7	6,209,708	10.0		2,524,857	91.9%	$56,117,416	90.2%
2029	28	152,892	5.6	3,998,014	6.4		2,677,749	97.5%	$60,115,431	96.6%
2030	2	27,216	1.0	809,644	1.3		2,704,965	98.5%	$60,925,074	97.9%
2031	1	31,764	1.2	1,143,510	1.8		2,736,729	99.6%	$62,068,584	99.7%
2032	1	8,517	0.3	127,755	0.2		2,745,246	100.0%	$62,196,339	99.9%
2033	0	0	0	0	0.0		2,745,246	100.0%	$62,196,339	99.9%
2034	0	0	0	0	0.0		2,745,246	100.0%	$62,196,339	99.9%
2035 & Beyond	1	1,303	0.0	43,792	0.1		2,746,550	100.0%	$62,240,131	100.0%
Total	899	2,746,550	100.0%	62,240,131	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Dallas Market Center Property:

Operating History and Underwritten Net Cash Flow
	FYE 2020(1)	FYE 2021(1)	FYE 2022(1)	FYE 2023(1)	FYE 2024(1)	Underwritten	Per Square Foot(2)	%(3)
Base Rent (Permanent)(4)	$54,948,062	$48,867,662	$52,589,621	$55,234,047	$57,760,787	$62,240,131	$22.66	62.5%
Base Rent (Temporary)	12,210,858	7,670,144	17,717,485	23,786,176	25,912,064	25,577,623	9.31	25.7
Grossed Up Vacant Space(5)	0	0	0	0	0	6,026,679	2.19	6.0
Ground Rent Income(6)	0	0	0	0	0	256,356	0.09	0.3
Other Revenue	4,134,506	2,166,624	4,279,949	5,513,897	5,583,678	5,522,654	2.01	5.5
Gross Potential Rent	71,293,426	58,704,430	74,587,055	84,534,120	89,256,529	99,623,443	$36.27	100.0%
Vacancy Loss	0	0	0	0	0	(6,026,679)	(2.19)	(6.0)
Credit Loss	(198,600)	(2,330,350)	955,400	316,629	(124,600)	(282,600)	(0.10)	(0.3)
Effective Gross Income	71,094,826	56,374,080	75,542,455	84,850,749	89,131,929	93,314,164	$33.98	93.7%
Real Estate Taxes	2,919,551	2,822,306	2,667,899	2,684,342	2,489,048	2,999,888	1.09	3.2
Insurance	721,385	894,142	1,034,696	1,283,145	3,305,875	3,759,707	1.37	4.0
Ground Rent	256,365	256,365	256,365	256,365	256,356	256,356	0.09	0.3
Management Fee	2,682,073	2,621,244	2,708,560	3,331,952	3,404,981	3,732,567	1.36	4.0
Other Expenses	36,268,938	27,724,174	34,619,586	42,202,230	43,248,030	42,161,763	15.35	45.2
Total Expenses	42,848,312	34,318,231	41,287,106	49,758,034	52,704,290	52,910,281	19.26	56.7
Net Operating Income	28,246,514	22,055,849	34,255,349	35,092,715	36,427,639	40,403,884	$14.71	43.3%
Total TI/LC, Capex/RR	0	0	0	0	0	1,899,956	0.69	2.0
Net Cash Flow	28,246,514	22,055,849	34,255,349	35,092,715	36,427,639	38,503,927	$14.02	41.3%
(1)	FYE represents the Dallas Market Center's Property fiscal year ending in February of each annual year.
(2)	Per Square Foot is based on the total permanent collateral SF of 2,746,550.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(4)	Base Rent (Permanent) is based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(5)	Grossed Up Vacant Space is based on grossed up rent for vacant permanent suites.
(6)	Ground Rent Income is net-zero with ground rent given the mortgage alone is secured by both the leasehold and leased fee interest.

The Market. Wholesale trade marts, also known as market centers, are permanent venues that provide buyers of wholesale goods the opportunity to view and purchase a variety of merchandise in one location. Trade marts offer manufacturers and sales representatives centralized permanent showrooms for year-round exhibition of their products. By leasing permanent showroom space, a manufacturer or sales representative gains access to a year-round sales facility as well as the ability to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

participate in various trade shows that are held throughout the year. Some trade marts, including Dallas Market Center, offer temporary trade show exhibition space that allows manufacturers or sales representatives to showcase their products during specific trade shows throughout the year. Temporary space can also potentially serve as an incubator for permanent tenants. Once tenants have leased temporary exhibition space, the hosting market is often well positioned to convert them into permanent tenants.

Trade shows, or markets, are short-term, seasonally recurring events that typically last between two to seven days and focus on a specific industry or related group of industries. A trade show is typically held at the same location each year and serves as both a transactional opportunity and a networking and educational experience for members of the retail community. There are thousands of different trade shows held annually across the globe at wholesale trade marts, arenas, and convention centers. Trade shows differ in size and geographic focus by catering to local, regional, national, or international buyers. Trade shows are most prominent in industries with many manufacturers and products that change frequently or require physical inspection before purchase. Successful trade shows have a broad offering of merchandise and are well attended by a variety of retail buyers.

The Dallas Market Center Property has a limited competitive set given its size and scope. The Dallas Market Center Property has three true competitors, which are all owned and operated by the same company, Andmore (previously International Market Centers).

— Andmore Atlanta Market: The Andmore Atlanta Market is primarily active in the gift industry, with a small collection of apparel and home products. Rental rates at the Atlanta market are reportedly higher than DMC, causing many tenants to vacate the property after not reaching desired returns. The Atlanta Market also lacks strong daily traffic, compared to DMC, which receives daily business from retail buyers across all industry groups. Lastly, the pandemic exacerbated safety concerns in the area surrounding the Atlanta Market, causing a decrease in attendance from retail buyers and a subsequent decrease in demand from wholesalers.

— Andmore High Point Market: The Andmore High Point Market is primarily competitive in the home industry. The High Point Market spans across multiple buildings and several blocks, making it potentially more challenging to navigate compared to DMC, which is connected and organized by industry group. High Point Market is also comparatively expensive to travel to and does not have as well suited of an infrastructure to accommodate trade show demand. Lastly, retailers and designers tend to browse at High Point Market and do not often receive orders. Wholesalers at Dallas Market Center reportedly regularly receive orders from retail buyers that initially browsed at High Point Market.

— Andmore Las Vegas Market: The Andmore Las Vegas Market is primarily active in the home & design and gift industries. The Las Vegas Market is reportedly struggling with rising vacancy rates, causing a domino effect of vacancies among other tenants as “industry mass” weakens. Without industry mass, retail buyers do not attend markets and sales decline. The Las Vegas Market also incurs higher expenses and spends more time organizing trade shows due to unions. Lastly, retail buyers’ dwell time at the property is reportedly brief, as many visiting retailers make time to visit tourist attractions in the city.

The Borrowers and Borrower Sponsor. The borrowers are ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P., each a single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Dallas Market Center Whole Loan. The borrower sponsor and non-recourse carveout guarantor (the “Borrower Sponsor”) is Dallas Market Center Financial, L.L.C., a Delaware limited liability company. The borrowers are indirectly owned by Crow Holdings, L.P., which has a substantial stake in the ownership of various businesses, both real estate and non-real estate related, in the United States and Europe. Crow Holdings, L.P. owns and manages the capital of the extended Trammell Crow family, which has had ownership in the Dallas Market Center Property for more than 55 years and is the original developer of the Dallas Market Center Property.

Property Management. The Dallas Market Center Property is managed by Market Center Management Company, Ltd., an affiliate of the Borrower Sponsor, pursuant to a management agreement. Under the Dallas Market Center Whole Loan documents, the Dallas Market Center Property must remain managed by Market Center Management Company, Ltd. or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to terminate, or require the borrowers to terminate, the property manager and to replace it with a property manager selected by the lender (i) during the continuance of an event of default under the Dallas Market Center Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2024-C9
No. 4 – Dallas Market Center

the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for, or is the subject of a petition in, bankruptcy or (v) if a trustee or receiver is appointed for the property manager's assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, provided that any replacement property manager will be selected by the borrowers and approved by the lender (provided further that in the event of default, any such replacement property manager will be selected by the lender).

Escrows and Reserves. On the origination date of the Dallas Market Center Whole Loan, the borrowers funded escrow reserves in the amount of (i) $1,500,000 for tenant improvements and leasing commissions, (ii) $1,000,000 for capital expenditures, (iii) approximately $1,264,708 for taxes and (iv) $431,802 for an unfunded obligations reserve.

In addition, on each due date, the borrowers will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, initially estimated to be $210,785, (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to carry the insurance premiums over the then succeeding 12-month period although this is currently not required, (iii) a tenant improvements and leasing commissions reserve in an amount equal to $125,000, subject to a cap of $1,500,000 and (iv) a capital expenditures reserve in an amount equal to $125,000, subject to a cap of $1,000,000, although the monthly deposits for (iii) and (iv) are currently suspended due to the upfront reserve equaling the cap for both. Such deposits will be required once the balance in the reserve account falls below the applicable caps.

However, the borrowers will not be required to fund a reserve in respect of insurance premiums so long as (i) no event of default under the Dallas Market Center Whole Loan has occurred or is continuing, (ii) the borrowers maintain the required insurance under one or more blanket policies and (iii) the borrowers deliver evidence reasonably acceptable to the lender that the insurance premiums have been paid.

Lockbox / Cash Management. The Dallas Market Center Whole Loan is structured with a hard lockbox and in place cash management. The Dallas Market Center Whole Loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account. All amounts in the lockbox account will be swept weekly to the lender-controlled cash management account. On each due date during a Dallas Market Center Trigger Period (as defined below) or, at the lender's discretion, during the existence of an event of default under the Dallas Market Center Whole Loan, the Dallas Market Center Whole Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves, operating expenses and all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of an event of default under the Dallas Market Center Whole Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Dallas Market Center Whole Loan to amounts payable under the Dallas Market Center Whole Loan documents and/or toward the payment of expenses of the Dallas Market Center Property, in such order of priority as the lender may determine.

A "Dallas Market Center Trigger Period" means (i) any period from (a) the conclusion of any 12-month period (ending on the last day of a fiscal quarter) during which the debt service coverage ratio is less than 1.40x to (b) the conclusion of the second of any two 12-month periods (ending on the last day of a fiscal quarter) ending in consecutive fiscal quarters thereafter during each of which the debt service coverage ratio is equal to or greater than 1.40x; and (ii) the period commencing if the financial reports required under the Dallas Market Center Whole Loan documents are not delivered to the lender as and when required (subject in any event to the notice and cure period specific in the Dallas Market Center Whole Loan documents), and continuing unless and until such reports are delivered and they indicate that, in fact, no Dallas Market Center Trigger Period is ongoing.

Additional Unsecured Indebtedness (not including trade debts). The borrowers are permitted under the Dallas Market Center Whole Loan to accept unsecured loans made by the borrowers’ partners to the borrowers in accordance with the terms of the borrowers’ organizational documents and not exceeding $15,000,000 in the aggregate, provided that each such loan is required to be subject to the terms of a subordination and standstill agreement in a form acceptable to the lender under the Dallas Market Center Whole Loan documents and to be entered into by the applicable holder of such loan in favor of the lender under the Dallas Market Center Whole Loan documents.

Mezzanine and Subordinate Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

SANTA ANA MTS.
Tustin
IRVINE
Orange County Great Park
Lake Forest
Mission Viejo
Laguna Woods
Newport Beach
Aliso Viejo
Acacia Knolls
Laguna Hills
ORANGE COUNTY
Santa Ana Fwy
San Diego Fwy
METROLINK IE-OC/ORANGE LINES
San Joaquin Hills Trans. Corridor
John Wayne Airport 3 miles
The Market Place
Northpark Plaza
Kia America
Crossroads
Westpark Plaza
Irvine Valley College
Alton Square
Oak Creek Shopping Ctr.
Discovery Business Center
Sand Canyon Plaza
Hoag Hospital-Irvine
Kaiser Permanente OC-Irvine Medical Center
Quail Hill Shopping Ctr.
Strawberry Farms Golf Course
Concordia University Irvine
Alton Marketplace
Irvine Spectrum Center
IRVINE TECHNOLOGY CENTER
Albertsons Distribution Center
Applied Medical - Irvine Campus
Chapman Univ. Rinker Health Science Campus
Meggitt Defense Systems
Spigen
Pretend City Children's Museum
Lake Forest Town Center
Twin Peaks Plaza
The Orchard
Laguna Hills Mall
Saddleback Mem. Medical Center
Willow Tree Shopping Center
Laguna Woods GC
Aliso Viejo Resort and GC
Shady Canyon Golf Club
Laguna Coast Wilderness Park
Tustin Ranch Golf Course
20 & 40 Pacifica
20 & 40 Pacifica
Irvine, CA 92618

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$69,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$69,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	7.3%	Net Rentable Area (SF):	627,900
Loan Purpose:	Recapitalization	Location:	Irvine, CA
Borrower:	20-40 Pacifica LLC	Year Built / Renovated:	2007, 2008 / NAP
Borrower Sponsor:	The Irvine Company LLC	Occupancy:	88.4%
Interest Rate:	5.62600%	Occupancy Date:	6/17/2024
Note Date:	6/20/2024	4th Most Recent NOI (As of):	$17,936,057 (6/31/2021)
Maturity Date:	7/11/2034	3rd Most Recent NOI (As of):	$18,479,113 (6/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$18,128,883 (6/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$17,891,929 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$29,563,275
Call Protection(2):	L(24),DorYM1(91),O(5)	UW Expenses:	$10,248,447
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$19,314,829
Additional Debt(1):	Yes	UW NCF:	$18,562,547
Additional Debt Balance(1):	$46,000,000	Appraised Value / Per SF:	$267,100,000 / $425
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/29/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$183
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$183
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	43.1%
TI/LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.83x
Other Reserves:	$6,716,561(4):	Springing	N/A	UW NOI Debt Yield:	16.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$115,000,000	100.0%	Return of Equity(5)	$107,578,442	93.6%
			Upfront Reserves	6,716,561	5.8
			Closing Costs	704,997	0.6

Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

(1)	The 20 & 40 Pacifica Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million (the “20 & 40 Pacifica Whole Loan”). The Financial Information in the chart above reflects the 20 & 40 Pacifica Whole Loan.
(2)	Borrower has the option either (i) to defease the 20 & 40 Pacifica Whole Loan in its entirety on the date that is after the earlier of (a) 2 years from the REMIC start-up for the last note to be securitized, or (b) August 11, 2027; or (ii) prepay the 20 & 40 Pacifica Whole Loan in its entirety on or after August 11, 2026 with greater of 1.0% or yield maintenance-based call protection. Beginning March 11, 2034, the 20 & 40 Pacifica Whole Loan is open to prepayment without premium. The assumed defeasance lockout period is based on the anticipated closing date of the BMO 2024-C9 transaction in July 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves consist of Unfunded Obligations ($6,384,831) and Free and Gap Rent Reserve ($331,730).
(5)	The 20 & 40 Pacifica Property (as defined below) was previously unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

The Loan. The 20 & 40 Pacifica mortgage loan (the “20 & 40 Pacifica Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in two Class A office buildings containing 627,900 square feet, located in Irvine, California (the “20 & 40 Pacifica Property”). The 20 & 40 Pacifica Whole Loan is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million, has a 10-year interest-only term and accrues interest at a rate of 5.62600% per annum. The 20 & 40 Pacifica Whole loan was originated on June 20, 2024 by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The 20 & 40 Pacifica Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling note A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $69,000,000. The non-controlling A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $46,000,000, are expected to be contributed to one or more future securitizations.

The table below identifies the promissory notes that comprise the 20 & 40 Pacifica Whole Loan. The 20 & 40 Pacifica Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 trust securitization. The relationship between the holders of the 20 & 40 Pacifica Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2024-C9	Yes
A-2	29,000,000	29,000,000	BMO 2024-C9	No
A-3(1)	26,000,000	26,000,000	JPM	No
A-4(1)	20,000,000	20,000,000	JPM	No
Whole Loan	$115,000,000	$115,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 20 & 40 Pacifica Property is comprised of two, 14-story, Class A office buildings containing a total of 627,900 square feet, located in Irvine, California. The 20 & 40 Pacifica Property is located north of the San Diego Freeway (Interstate 405) and is 0.2 miles from the Irvine Spectrum, a GreenStreet rated A++ super regional mall with over 150 retail, dining, and entertainment destinations. The 20 & 40 Pacifica Property was developed by the borrower sponsor in 2007 and 2008 and contains numerous high-end amenities including a five-level, onsite parking structure, containing 2,307 parking spaces (3.67 spaces per 1,000 square feet), new private KINETIC fitness center, café, Wi-Fi-enabled outdoor workspaces with shaded seating, game room with gathering space, tech-enabled conference center, car wash with detailing, dry cleaning, and an EV charging station. As of June 17, 2024, the 20 & 40 Pacifica Property was 88.4% leased to 35 tenants. The 20 & 40 Pacifica Property has a 10-year average historical occupancy of 97.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

Major Tenants.

The three largest tenants based on underwritten base rent are Amazon, CoreLogic Inc., and Brown & Streza, LLP.

Amazon (199,557 square feet; 31.8% of NRA; 37.4% of underwritten rent). Amazon occupies 199,557 square feet on a lease that expires May 31, 2026. Amazon has been a tenant at the 20 & 40 Pacifica Property since 2011, has one 5-year renewal option and no termination options. Amazon is an American multinational technology company which focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon reported net income of approximately $30.4 billion in 2023.

CoreLogic Inc. (92,005 square feet; 14.7% of NRA; 17.3% of underwritten rent). CoreLogic occupies 92,005 square feet on a lease that expires July 31, 2028. CoreLogic has been a tenant at the 20 & 40 Pacifica Property since 2012, has one 5-year renewal option and no termination options. CoreLogic is an Irvine, California based Fortune 1000 company and a leading information services provider of financial, property, and consumer information, analytics, and business intelligence. The company analyzes information assets and data to provide clients with analytics and customized data services. The company reported a revenue of $1.6 billion in 2023.

Brown & Streza, LLP (43,580 square feet; 6.9% of NRA; 7.7% of underwritten rent). Brown & Streza expanded by 13,251 square feet and occupies 43,580 square feet beginning July 1, 2024 through June 30, 2032. Brown & Streza has been a tenant at the 20 & 40 Pacifica Property since 2011, has one 5-year renewal option and no termination options. Brown & Streza is a law firm providing integrated legal services in the areas of tax, estate, business, and charitable planning, mergers and acquisitions, business succession planning, trust and estate administration, and real estate. The subject serves as Brown & Streza’s corporate headquarters.

Appraisal. According to the appraisal dated May 29, 2024, the 20 & 40 Pacifica Property had an “as-is” appraised value of $267,100,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$267,100,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated May 24, 2024, there was no evidence of any recognized environmental conditions at the 20 & 40 Pacifica Property.

The following table presents certain information relating to the historical occupancy of the 20 & 40 Pacifica Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)(3)
97.0%	97.0%	97.0%	88.4%
(1)	Occupancies are as of June 30th of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 17, 2024.
(3)	Vacant Space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

The following table presents certain information relating to major tenants at the 20 & 40 Pacifica Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Amazon	A1/AA/AA-	199,557	31.8%	$48.48	$9,674,520	37.4%	5/31/2026
CoreLogic Inc.	B2/B-/NR	92,005	14.7%	$48.60	$4,471,443	17.3%	7/31/2028
Brown & Streza, LLP(4)	NR/NR/NR	43,580	6.9%	$45.72	$1,992,396	7.7%	6/30/2032
Century Business Solutions	NR/NR/NR	33,694	5.4%	$57.11	$1,924,215	7.4%	2/28/2030
KPMG LLP(5)(6)	NR/NR/NR	34,585	5.5%	$37.20	$1,286,562	5.0%	7/31/2029
Major Tenants		403,421	64.2%	$47.96	$19,349,136	74.8%
Other Tenants		151,358	24.1%	$43.08	$6,520,894	25.2%
Occupied Collateral Total		554,779	88.4%	$46.63	$25,870,030	100.0%
Vacant Space(7)		73,121	11.6%
Collateral Total		627,900	100.0%

(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The UW Base Rent and UW Base Rent PSF shown above include two tenants with leases commencing in July 2024 and February 2025 totaling $1,202,668 and contractual rent steps through June 2025 totaling $879,214.
(4)	Brown & Streza, LLP has expanded by 13,251 square feet with a lease commencement date of July 1, 2024.
(5)	KPMG LLP has a one-time option to terminate a portion of its space (11,560 square feet) after July 31, 2027 with the payment of unamortized tenant improvement costs and leasing commissions and 2 months of base rent.
(6)	KPMG LLP has one month free rent in August 2024 totaling $18,722, which was reserved at loan origination.
(7)	Vacant Space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 20 & 40 Pacifica Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring (3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
2024 & MTM	1	1,995	0.3%	$89,775	0.3%	1,995	0.3%	$89,775	0.3%
2025	8	53,568	8.5%	$2,509,932	9.7%	55,563	8.8%	$2,599,707	10.0%
2026	8	236,174	37.6%	$11,251,956	43.5%	291,737	46.5%	$13,851,663	53.5%
2027	10	38,169	6.1%	$1,527,293	5.9%	329,906	52.5%	$15,378,955	59.4%
2028	1	92,005	14.7%	$4,471,443	17.3%	421,911	67.2%	$19,850,398	76.7%
2029	4	50,473	8.0%	$1,900,229	7.3%	472,384	75.2%	$21,750,627	84.1%
2030	1	33,694	5.4%	$1,924,215	7.4%	506,078	80.6%	$23,674,842	91.5%
2031	1	5,121	0.8%	$202,792	0.8%	511,199	81.4%	$23,877,634	92.3%
2032	1	43,580	6.9%	$1,992,396	7.7%	554,779	88.4%	$25,870,030	100.0%
2033	0	0	0.0%	$0	0.0%	554,779	88.4%	$25,870,030	100.0%
2034 & Beyond	0	0	0.0%	$0	0.0%	554,779	88.4%	$25,870,030	100.0%
Vacant(4)	0	73,121	11.6%	$0	0.0%	627,900	100.0%	$25,870,030	100.0%
Total	35	627,900	100.0%	$25,870,030	100.0%	-	-	-	-
(1)	Based on the underwritten rent roll dated June 17, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include two tenants with leases commencing in July 2024 and February 2025 totaling $1,202,668 and contractual rent steps through June 2025 totaling $879,214.
(4)	Vacant Space includes five tenants totaling 59,868 square feet that have listed space for sublease and were underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

The following table presents certain information relating to the underwritten cash flows of the 20 & 40 Pacifica Property:

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023(1)	TTM(2)	Underwritten	Per Square Foot	%
Gross Potential Rent(3)	$24,383,880	$25,230,676	$25,017,782	$24,607,048	$28,752,190	$45.79	97.3%
(Vacancy/Credit Loss)					(2,882,159)	(4.59)	(9.7)
Net Rental Income	$24,383,880	$25,230,676	$25,017,782	$24,621,397	$25,870,030	$41.20	87.5%
Expense Reimbursement	737,312	455,512	1,199,321	1,570,682	1,570,682	2.50	5.3
Other Income	193,958	215,376	228,938	250,652	250,652	0.40	0.8
Parking/Garage Income	1,184,574	1,730,383	1,920,464	1,871,911	1,871,911	2.98	6.3
Effective Gross Income	$26,499,724	$27,631,947	$28,366,505	$28,314,642	$29,563,275	$47.08	100.0%

Total Expenses(4)	8,563,667	9,152,834	10,237,622	10,422,713	10,248,447	$16.32	34.7%

Net Operating Income	$17,936,057	$18,479,113	$18,128,883	$17,891,929	$19,314,829	$30.76	65.3%

Capital Expenditures	0	0	0	0	125,580	0.20	0.4
TI/LC	0	0	0	0	626,702	1.00	2.1

Net Cash Flow	$17,936,057	$18,479,113	$18,128,883	$17,891,929	$18,562,547	$29.56	62.8%
(1)	Historical cash flows reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(2)	TTM represents the trailing 12-month period ending April 30, 2024.
(3)	Based on the underwritten rent roll dated June 17, 2024. Gross potential rent includes two tenants with leases commencing in July 2024 and February 2025 totaling $1,202,668 and contractual rent steps through June 2025 totaling $879,214.
(4)	Includes City of Irvine assessment district liens allocable to the 20 & 40 Pacifica Property. See “Description of the Mortgage Pool- Statistical Characteristics of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The 20 & 40 Pacifica Property is located in Irvine, California, which is situated in Orange County. Primary access to the subject neighborhood is through Interstate 5, which runs in a northwest/southeast direction and the San Diego 405 Freeway, which runs in an east/west direction of the 20 & 40 Pacifica Property. Land uses within the neighborhood consist primarily of multi-family, commercial, office and retail developments. The 20 & 40 Pacifica Property is 0.2 miles from the Irvine Spectrum mall, a GreenStreet rated A++ super regional mall with over 150 retail, dining, and entertainment destinations. The 20 & 40 Pacifica Property is 1.0 mile southwest of Irvine’s Great Park. The Great Park is a 4,639-acre community, which is currently being developed and will contain a 2.5 mile canyon, 20-acre lake, cultural terrace, sports park, library, botanic gardens, great lawn, performing arts venue, veteran’s memorial, aircraft museum, sports park, and a 974-acre nature preserve and wildlife corridor.

According to CoStar, the 20 & 40 Pacifica Property is located within the Irvine Spectrum office submarket, which has an inventory of 16.9 million SF with a vacancy rate of 12.9% as of June 2024. Inventory has only increased 1.6 million SF over the last five years and there are no projects currently under construction.

The 2023 population within a one-, three- and five-mile radius of the 20 & 40 Pacifica Property was 14,865, 94,537 and 388,018 respectively. The 2023 average household income within the same radii was $152,269, $155,509, $157,344, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 20 & 40 Pacifica Property:

Market Rent Conclusions(1)
	Floors 1-5	Floors 6-10	Floors 11-14
Market Rent (PSF)	$39.00	$42.00	$51.00
Lease Term (Years)	5	5	5
Lease Type	FSG	FSG	FSG
Escalations (Annual)	3.5%	3.5%	3.5%
Tenant Improvements (New/Renewal)	$30 / $15	$30 / $15	$30 / $15
Leasing Commissions (New/Renewal)	6.0% / 2.0%	6.0% / 2.0%	6.0% / 2.0%
Free Rent (Months) (New/Renewal)	None	None	None
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

The following table presents recent sales data at comparable properties to the 20 & 40 Pacifica Property:

Comparable Sales Summary(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
Summit Office Plaza 23272 & 23282 Mill Creek Drive Laguna Hills, CA	1984 / NAP	56,096	90%	Oct-23	$14,500,000	$258.49
Intersect 17877 & 17875 Von Karman Avenue; 17838 & 17872 Gillette Avenue Irvine, CA	1989 / 2019	446,782	85%	Jun-22	$235,250,000	$526.54
Brandman University 16355 Laguna Canyon Road Irvine, CA	1998 / NAP	113,882	56%	Mar-23	$43,500,000	$381.97
6922 Hollywood 6922 Hollywood Boulevard Los Angeles, CA	1966 / 2021	208,088	71%	Oct-22	$96,000,000	$461.34
555 Aviation 555 Aviation Boulevard El Segundo, CA	1966 / 2017	259,754	100%	Jun-22	$205,500,000	$791.13
(1)	Source: Appraisal.

The following table presents recent leasing data at comparable properties to the 20 & 40 Pacifica Property:

Comparable Office Leases(1)
Property Name Location	Year Built	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
20 & 40 Pacifica Irvine, CA	2007, 2008	88.4%(2)	627,900(2)	-	-	-	-
Office Building 200 Spectrum Center Drive Irvine, CA	2016	84%	425,044	Triple-I Group	May-24 / 2.0	2,921	$57.60
400 Spectrum 400 Spectrum Center Drive Irvine, CA	2017	100%	466,696	The Trade Desk	Mar-24 / 6.1	9,756	$53.40
100 Spectrum Center 100 Spectrum Center Drive Irvine, CA	1990	88%	366,227	Dermody Operating Co.	Oct-23 / 3.0	2,097	$40.80
Spectrum Office 300 Spectrum Center Drive Irvine, CA	1989	98%	379,602	Ekwani, LLC	Apr-24 / 3.0	2,866	$39.00
Spectrum Palm Court 15615 & 15635 Alton Parkway Irvine, CA	1989	97%	171,200	Smart Modular Technologies	Sep-22 / 3.0	4,394	$33.60
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 17, 2024.

The Borrower. The borrower is 20-40 Pacifica LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20 & 40 Pacifica Whole Loan.

The Borrower Sponsor. The borrower sponsor of the 20 & 40 Pacifica Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a high-quality real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

Property Management. The 20 & 40 Pacifica Property is managed by Irvine Management Company, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) $6,384,831 for unfunded landlord obligations and (ii) $331,730 for outstanding free rent and gap rent obligations.

Tax Escrows – Upon the occurrence of a Cash Trap Event Period (as defined below) or a Leasing Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance Escrows – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period or, if the DSCR is less than 1.20x, a Leasing Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $10,465.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period or a Leasing Event Period, borrower is required to deposit monthly TI/LC reserves equal to $52,226.

Leasing Event Period Springing Reserve – Upon the occurrence of a Leasing Event Period, the Borrower is required to, at the Borrower’s option, either (i) deposit an amount equal to the Amazon Funds Amount (defined below), (ii) deposit with the Lender on each monthly payment date for the next 12 monthly payment dates 1/12th of Amazon Reserve Funds, (iii) deliver to the Lender one or more letters or credit (50% of the required amount upon the occurrence of a Leasing Event Period and the remaining 50% 6 months later), or (iv) deliver to the Lender a reserve guaranty from an affiliate of the Borrower that maintains an investment grade rating or has been reasonably approved by the Lender and affirmed by the rating agencies.

“Cash Trap Event Period” means the period either commencing (i) upon an event of default until cured or (ii) when the 30-year amortizing debt service coverage ratio is less than 1.15x until the 30-year amortizing debt service coverage ratio is greater than or equal to 1.20x for two consecutive calendar quarters.

“Leasing Event Period” means either (i) an Amazon Leasing Event Period (as defined below) or (ii) a Major Replacement Leasing Event Period (as defined below).

“Amazon Funds Amount” means an amount equal to (i) $50 PSF for the space currently demised under the Amazon lease, an Amazon replacement lease of at least 156,650 square feet, or a new replacement lease of at least 156,650 square feet.

“Amazon Leasing Event Period” means the occurrence of any of the following: (i) the date the Amazon lease is terminated prior to its then current expiration date, (ii) tenant or any lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days, (iii) a bankruptcy or similar filing by the Amazon tenant or any lease guarantor, or (iv) tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

The Amazon Leasing Event Period will end upon the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Amazon space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less then 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space for a minimum five year term at a net effective rent of not less than 95% of the then effective fair market rent.

”Major Replacement Leasing Event Period” means the occurrence of any of the following: (i) the date that a major Amazon space replacement lease or a major new replacement lease (each for at least 156,650 SF) lease is terminated prior to its then current expiration date, (ii) major Amazon space replacement tenant or any related lease guarantor’s material lease default beyond any applicable notice and cure period in excess of 45 days; (iii) a bankruptcy or similar filing by a major Amazon space replacement tenant or any related lease guarantor; and (iv) for any major Amazon space replacement lease or major new replacement lease that has an initial term that expires prior to the date that is 12 months after the 20 & 40

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2024-C9
No. 5 – 20 & 40 Pacifica

Pacifica Whole Loan maturity, such tenant’s non-renewal of its lease on the earlier of the payment date that is 12 months’ prior to lease expiration or tenant’s notice of non-renewal.

A Major Replacement Leasing Event Period will end on the first to occur of the following: (a) with respect to clauses (i)-(iv), all, or substantially all, of the Amazon space has been leased to one or more acceptable replacement leases for a minimum five year term at a net effective rent of not less then 95% of the then effective fair market rent, all leasing costs have been paid, reserved or guaranteed, and the tenant is paying unabated rent or such free rent has been reserved, (b) with respect to clause (ii), the default has been cured, (c) with respect to clause (iii), the lease has been assumed or affirmed without any negative material change in economics, scope or duration and (d) with respect to clause (iv), the tenant has entered into an extension for all or substantially all of its space on terms provided in such lease for renewal, or if no such terms are provided, then for a term that expires no earlier than the date that is 12 months following the 20 & 40 Pacifica Whole Loan maturity date at a net effective rent of not less than 95% of the then effective fair market rent.

Lockbox / Cash Management. The 20 & 40 Pacifica Whole Loan documents require a hard lockbox with springing cash management. All rents from the 20 & 40 Pacifica Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During a Cash Trap Event Period, funds in the lockbox account will be transferred to the lender-controlled cash management account and disbursed according to the 20 & 40 Pacifica Whole Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the 20 & 40 Pacifica Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists, the borrower has the right to obtain the release of any immaterial parcel, upon satisfaction of certain conditions set forth in the 20 & 40 Pacifica Whole Loan documents.

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

Fremont
Newark
Milpitas
Palo Alto
Mountain View
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Campbell
Saratoga
Los Gatos
Alum Rock
SANTA CLARA COUNTY
1

OTTAWA
MONTREAL
ONTARIO
TORONTO
MAINE
NEW YORK
BOSTON
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
BALTIMORE
WASHINGTON, D.C.
Atlantic Ocean
2
3
5
8

Alpharetta
Roswell
Marietta
ATLANTA
Decatur
Lawrenceville
Stockbridge
Conyers
7

SAN ANTONIO
New Braunfels
Converse
4

West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
FORT LAUDERDALE
Atlantic Ocean
6

**Diversified Healthcare Trust - Medical Office Portfolio**

| # | Address | Location |
|---|---|---|
| 1 | 47071 Bayside Parkway | Fremont, CA |
| 2 | 4 Maguire Road | Lexington, MA |
| 3 | 200 Old Country Road | Mineola, NY |
| 4 | 21 Spurs Lane | San Antonio, TX |
| 5 | 5750 Centre Avenue | Pittsburgh, PA |
| 6 | 1325 South Congress Avenue | Boynton Beach, FL |
| 7 | 1501 Milstead Road | Conyers, GA |
| 8 | 210 Mall Boulevard | King of Prussia, PA |

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$57,000,000	Title:	Various
Cut-off Date Principal Balance(1):	$57,000,000	Property Type – Subtype:	Office – Medical/Lab
% of IPB:	6.0%	Net Rentable Area (SF):	725,279
Loan Purpose:	Recapitalization	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	Diversified Healthcare Trust	Occupancy:	88.0%
Interest Rate:	6.86400%	Occupancy Date(6):	Various
Note Date:	5/30/2024	4th Most Recent NOI (As of)(7):	NAV
Maturity Date:	6/11/2034	3rd Most Recent NOI (As of)(7):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$15,458,647 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$15,691,408 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$26,877,478
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$11,976,039
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$14,901,438
Additional Debt(1):	Yes	UW NCF:	$13,538,112
Additional Debt Balance(1):	$63,000,000	Appraised Value / Per SF:	$245,000,000 / $338
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$165
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	49.0%
TI / LC:	$1,500,000	$108,333	$8,000,000	Maturity Date LTV:	49.0%
Other(4):	$1,900,567	Springing	N/A	UW NCF DSCR:	1.62x
				UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$120,000,000	100.0%	Return of Equity(9)	$114,750,817	95.6%
			Upfront Reserves	3,400,567	2.8
			Closing Costs	1,848,616	1.5
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%
(1)	The DHC Medical Office Portfolio Mortgage Loan (as defined below) is part of the DHC Medical Office Portfolio Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $120,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the DHC Medical Office Portfolio Whole Loan.
(2)	See “The Borrowers” below.
(3)	See “Escrows and Reserves” below.
(4)	Other Reserves include an existing TI / LC reserve of $1,770,305, a landlord work reserve of $66,700, a rent concession reserve of $29,229 and a ground rent reserve of approximately $34,333. Please refer to “Escrows and Reserves” below.
(5)	See the “Portfolio Summary” chart below.
(6)	Occupancy dates are between April 1, 2024 and May 30, 2024.
(7)	The 4th and 3rd Most Recent NOI are unavailable because the 47071 Bayside Parkway property was acquired in July 2022.
(8)	Appraisal Dates for the DHC Medical Office Portfolio Properties (as defined below) range from April 17, 2024 to April 22, 2024.
(9)	The DHC Medical Office Portfolio Properties were previously unencumbered. The proceeds from the DHC Medical Office Portfolio Whole Loan will be used by the borrower sponsor for corporate purposes. The borrower sponsors acquired the DHC Medical Office Portfolio Properties between June 2008 and July 2022 for $211,282,735.

The Loan. The sixth largest mortgage loan (the “DHC Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “DHC Medical Office Portfolio Whole Loan”) secured by first priority fee and leasehold mortgages encumbering a portfolio of eight medical/lab office properties totaling approximately 725,279 square feet, located in seven states (the “DHC Medical Office Portfolio Properties”). The DHC Medical Office Portfolio Whole Loan is comprised of six pari passu promissory notes in the aggregate original principal amount of $120,000,000. The DHC Medical Office Portfolio Whole Loan was co-originated on May 30, 2024 by Wells Fargo Bank, National Association, UBS AG and Bank of Montreal and accrues

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

interest at a fixed rate of 6.86400% per annum on an Actual/360 basis. The DHC Medical Office Portfolio Whole Loan has an initial term of 10 years and is interest-only for the full term. The scheduled maturity date of the DHC Medical Office Portfolio Whole Loan is the payment date that occurs on June 11, 2034. The DHC Medical Office Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-3, A-4, A-5 and A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $57,000,000. The relationship between the holders of the DHC Medical Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The DHC Medical Office Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK47 securitization trust, which transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the DHC Medical Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,500,000	$31,500,000	BANK 2024-BNK47(1)	Yes
A-2	$31,500,000	$31,500,000	BANK 2024-BNK47(1)	No
A-3	$23,000,000	$23,000,000	BMO 2024-C9	No
A-4	$5,500,000	$5,500,000	BMO 2024-C9	No
A-5	$23,000,000	$23,000,000	BMO 2024-C9	No
A-6	$5,500,000	$5,500,000	BMO 2024-C9	No
Whole Loan	$120,000,000	$120,000,000
(1)	The BANK 2024-BNK47 transaction is expected to close after the date of this term sheet and prior to the closing of this securitization transaction.

The Properties. The DHC Medical Office Portfolio consists of eight medical/lab office properties totaling 725,279 square feet, located across seven states. DHC (as defined below) acquired the DHC Medical Office Portfolio Properties between June 2008 and July 2022 for a total of $211,282,735. The DHC Medical Office Portfolio Properties were built between 1963 and 2008, with the three largest properties renovated between 2020 and 2022.

As of April 1, 2024 and May 30, 2024, the DHC Medical Office Portfolio Properties were 88.0% leased, across approximately 81 unique tenants. The DHC Medical Office Portfolio has averaged 88.5% occupancy since March 2014. It reached its lowest occupancy during COVID at 68.5% in June 2021, but rebounded to 85.5% by September 2021 and 91.2% by year-end 2021. The DHC Medical Office Portfolio Properties have a granular rent roll, with no tenant outside of the top three representing more than 4.6% of net rentable area or 4.7% of underwritten base rent. Recent leasing activity at the DHC Medical Office Portfolio Properties includes 38 new leases, representing 39.5% of net rentable area signed since 2021. Two investment grade tenants, NYU Langone Hospitals and UPMC Presbyterian Shadyside, comprise approximately 12.4% of the net rentable area and 13.2% of the underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

The following table presents certain information relating to the DHC Medical Office Portfolio Properties:

Portfolio Summary(1)
Property Name	City, State	Year Built / Renovated	Sq. Ft.(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	U/W NOI(2)	% of U/W NOI(2)
47071 Bayside Parkway	Fremont, CA	1990/2022	88,508	100.0%	$40,653,061	33.9%	$83,000,000	$4,984,621	33.5%
4 Maguire Road	Lexington, MA	1968/2022	54,633	100.0%	$24,391,837	20.3	$49,800,000	$2,664,667	17.9
200 Old Country Road(3)	Mineola, NY	1971/2020	256,559	78.0%	$21,795,918	18.2	$44,500,000	$2,235,141	15.0
21 Spurs Lane	San Antonio, TX	2005/NAP	129,438	87.3%	$12,440,816	10.4	$25,400,000	$1,857,464	12.5
5750 Centre Avenue	Pittsburgh, PA	1990/NAP	75,990	87.5%	$6,514,287	5.4	$13,300,000	$1,010,830	6.8
1325 South Congress Avenue	Boynton Beach, FL	1985/NAP	52,867	91.3%	$6,122,449	5.1	$12,500,000	$803,991	5.4
1501 Milstead Road	Conyers, GA	2008/NAP	38,031	100.0%	$4,897,959	4.1	$10,000,000	$774,313	5.2
210 Mall Boulevard	King of Prussia, PA	1963/2016	29,253	100.0%	$3,183,673	2.7	$6,500,000	$570,411	3.8
Total / Wtd. Avg.			725,279	88.0%	$120,000,000	100.0%	$245,000,000	$14,901,438	100.0%
(1)	Source: Appraisals, unless noted otherwise.
(2)	Based on the underwritten rent rolls dated April 1, 2024.
(3)	A portion of the 200 Old Country Road property is secured by a ground lease. See “Ground Lease” below.

Major Tenants. The three largest tenants at the DHC Medical Office Portfolio Properties based on underwritten base rent are Alamar Biosciences (as defined below), KSQ (as defined below) and NYU Langone Hospitals.

Alamar Biosciences, Inc. (47071 Bayside Parkway property, 88,508 square feet, 12.2% of net rentable area, 22.0% of underwritten base rent). Alamar Biosciences, Inc. (“Alamar Biosciences”) is a privately held company headquartered at the 47071 Bayside Parkway property. Alamar Biosciences is a life science company with a mission to power precision proteomics to enable early detection of disease. In February 2024, Alamar Biosciences announced the first close of $100 million in Series C financing led by Sands Capital, bringing total funding to nearly $250 million. Alamar Biosciences has been a tenant at the 47071 Bayside Parkway property since July 2022, with a lease that expires on January 31, 2034 with no termination options. The tenant is subleasing 8,287 SF, representing 9.4% of its space, to an affiliate through April, 2025 at $71.01 per square foot. Alamar Biosciences has two, five-year renewal options.

KSQ Therapeutics, Inc. (4 Maguire Road property, 54,633 square feet, 7.5% of net rentable area, 15.7% of underwritten base rent). KSQ Therapeutics, Inc, (“KSQ”) is a clinical-stage biotechnology company advancing a pipeline of novel drug candidates to treat cancer across multiple drug modalities including targeted therapies, adoptive cell therapies, and immunotherapies. KSQ Therapeutics leases the entirety of the 4 Maguire Road property under a lease that expires on September 30, 2032 with a termination option effective September 29, 2030 for 24,962 SF of its space and August 13, 2030 for 29,671 SF of its space, each with 12 months’ written notice. The tenant has two, five-year renewal options remaining.

NYU Langone Hospitals (200 Old Country Road property, 68,258 square feet, 9.4% of net rentable area, 10.5% of underwritten base rent). NYU Langone Hospitals is an academic medical center. NYU Langone Hospitals is a healthcare system in the Northeast, with more than 46,000 employees. The health system consists of the NYU Grossman School of Medicine and NYU Grossman Long Island School of Medicine, both part of New York University, and more than 300 locations throughout the New York City region. NYU Langone Hospitals leases space at the 200 Old Country Road property for a mix of office and lab uses under 15 separate leases with expiration dates between December 31, 2024 and December 31, 2027. The tenant representing 4,083 square feet (1.6% net rentable area) at the 200 Old Country Road property has a one-time termination option effective March 31, 2025, by giving notice no later than June 30, 2024. The tenant representing 699 square feet (0.1% net rentable area) at the 200 Old County Road property has a one-time termination option within 60-days’ notice with no termination fee. The tenant representing 5,235 square feet (0.7% net rentable area) at the 200 Old County Road property has a one-time termination option effective November 30, 2024, by giving notice no later than February 29, 2024.

Appraisals. According to the appraisals, the DHC Medical Office Portfolio Properties had an aggregate “as is” appraised value of $245,000,000 as of dates between April 17, 2024 and April 22, 2024. The table below shows the appraiser’s “as-is” conclusions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

DHC Medical Office Portfolio(1)
Property	Value	Capitalization Rate
47071 Bayside Parkway	$83,000,000	6.00%
4 Maguire Road	$49,800,000	6.25%
200 Old Country Road	$44,500,000	7.50%
21 Spurs Lane	$25,400,000	7.00%
5750 Centre Avenue	$13,300,000	7.50%
1325 South Congress Avenue	$12,500,000	7.00%
1501 Milstead Road	$10,000,000	6.75%
210 Mall Boulevard	$6,500,000	7.00%
Total	$245,000,000
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated April 23, 2024 there was no evidence of any recognized environmental conditions at the DHC Medical Office Portfolio Properties, with the exception of the 4 Maguire Road property. The 4 Maguire Road property has a recognized environmental condition due to its historical use as a laboratory research and development site and its manufacturing uses. The borrowers obtained a $7,000,000 environmental insurance policy with a $7,000,000 limit per claim on a 13-year term, which includes a $25,000 deductible per claim. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the DHC Medical Office Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
90.3%	93.0%	93.1%	88.0%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent rolls dated April 1, 2024 and May 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

The following table presents certain information relating to the largest tenants based on underwritten base rent at the DHC Medical Office Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA		UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Alamar Biosciences	47071 Bayside Parkway	NR/NR/NR	88,508(4)	12.2	%(4)	$56.31	$4,983,888	22.0%	1/31/2034
KSQ	4 Maguire Road	NR/NR/NR	54,633(5)	7.5	(5)	$64.87	3,543,844	15.7	9/30/2032(5)
NYU Langone Hospitals	200 Old Country Road	A1/A+/NR	68,258(6)	9.4	(6)	$34.95	2,385,476	10.5	Various(6)
NYU Grossman School of Medicine	200 Old Country Road	NR/NR/NR	33,244	4.6		$32.24	1,071,788	4.7	Various(7)
San Antonio Surgicenter, LLC	21 Spurs Lane	NR/NR/NR	16,927	2.3		$38.11	645,088	2.9	1/31/2029
New York College of Traditional Chinese Medicine	200 Old Country Road	NR/NR/NR	19,615	2.7		$32.82	643,838	2.8	5/31/2029
UPMC Presbyterian Shadyside	5750 Centre Avenue	A2/A/NR	21,649	3.0		$28.11	608,637	2.7	4/30/2031
Lizardos Engineering Associates, P.C.	200 Old Country Road	NR/NR/NR	18,325	2.5		$32.76	600,265	2.7	Various(8)
Albert Einstein Healthcare Network	210 Mall Boulevard	NR/NR/NR	29,252(9)	4.0	(9)	$19.50	570,414	2.5	6/30/2031(9)
Retina Consultants of Houston, PLLC	21 Spurs Lane	NR/NR/NR	20,087	2.8		$28.11	564,723	2.5	11/30/2035(10)
Largest Tenants			370,498	51.1%		$42.15	$15,617,960	69.1%
Remaining Tenants			267,780	36.9		$26.12	6,993,589	30.9
Total Occupied			638,278	88.0%		$35.43	$22,611,549	100.0%
Vacant Space			87,001	12.0
Total			725,279	100.0%
(1)	Based on the underwritten rent rolls dated April 1, 2024 and includes contractual rent steps through April 1, 2025 of $551,474.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base rent exclude vacant space.
(4)	Alamar Biosciences is subleasing 8,287 square feet, representing 9.4% of its space, to an affiliate through April 2025 at $71.01 per square foot.
(5)	KSQ has a termination option effective September 29, 2030 for 24,962 SF of its space and August 13, 2030 for 29,671 SF of its space, each with 12 months’ written notice.
(6)	NYU Langone Hospitals includes 15 separate leases with expiration dates between December 31, 2024 and December 31, 2027. The tenant with respect to one space representing 4,083 square feet or 1.6% of the net rentable area of the 200 Old Country Road property, has a one-time termination option effective March 31, 2025, by giving notice no later than June 30, 2024.
(7)	NYU Grossman School of Medicine includes six separate leases with expiration dates between June 30, 2026 and April 30, 2028.
(8)	Lizardos Engineering Associates, P.C. includes two separate leases with expiration dates of January 31, 2029 and August 31, 2031.
(9)	Albert Einstein Healthcare Network is subleasing approximately 4,019 SF, representing 13.7% of its space to two tenants with expirations of December 31, 2024 and April 22, 2026. Albert Einstein Healthcare Network has a termination option effective June 30, 2028 with 12 months’ notice.
(10)	Retina Consultants of Houston, PLLC has a one-time right to terminate the lease effective as of May 31, 2032 if the respective borrower is not able to accommodate the tenant’s request to expand in the 21 Spurs Lane property. The tenant must provide 12 months’ notice and pay a termination fee of unamortized leasing costs at an 8% rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

The following table presents certain information relating to tenant lease expirations at the DHC Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	87,001	12.0%	NAP	NAP	87,001	12.0%	NAP	NAP
2024 & MTM	13	9,482	1.3	$293,112	1.3%	96,483	13.3%	$293,112	1.3%
2025	15	41,665	5.7	1,320,170	5.8	138,148	19.0%	$1,613,282	7.1%
2026	13	78,533	10.8	2,300,468	10.2	216,681	29.9%	$3,913,750	17.3%
2027	17	106,584	14.7	3,232,342	14.3	323,265	44.6%	$7,146,092	31.6%
2028	5	12,070	1.7	382,120	1.7	335,335	46.2%	$7,528,212	33.3%
2029(3)	10	77,993	10.8	2,115,580	9.4	413,328	57.0%	$9,643,792	42.6%
2030	4	26,658	3.7	729,423	3.2	439,986	60.7%	$10,373,215	45.9%
2031	4	71,381	9.8	1,835,482	8.1	511,367	70.5%	$12,208,697	54.0%
2032	4	70,142	9.7	3,870,476	17.1	581,509	80.2%	$16,079,173	71.1%
2033	5	26,425	3.6	733,715	3.2	607,934	83.8%	$16,812,888	74.4%
2034	4	97,257	13.4	5,233,938	23.1	705,191	97.2%	$22,046,827	97.5%
2035 & Beyond	2	20,088	2.8	564,723	2.5	725,279	100.0%	$22,611,549	100.0%
Total	96	725,279	100.0%	$22,611,549	100.0%
(1)	Based on the underwritten rent rolls dated April 1, 2024 and includes contractual rent steps through April 1, 2025 of $551,474.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Cumulative UW Base Rent Expiring for 2029 includes 13,081 square feet of non-rentable square footage.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

The following table presents certain information relating to operating history and underwritten cash flows at the DHC Medical Office Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023	TTM March 2024	Underwritten	Per Square Foot	%(1)
Gross Potential Rent(2)	$22,307,202	$22,355,770	$22,611,549	$31.18	103.1%
Grossed Up Vacant Space	0	0	2,607,038	3.59	11.9
(Vacancy/Credit Loss)	0	0	(3,278,339)	(4.52)	(14.9)
Total Base Rent	$22,307,202	$22,355,770	$21,940,248	$30.25	100.0%
(Free Rent)	(483,928)	(457,783)	0	0.00	0.0
Net Rental Income	$21,823,274	$21,897,987	$21,940,248	$30.25	100.0%
Total Reimbursements	4,849,382	4,951,399	4,314,679	5.95	19.7
Miscellaneous Income	212,261	209,920	127,050	0.18	0.6
Parking Income	509,904	492,596	495,500	0.68	2.3
Effective Gross Income	$27,394,821	$27,551,903	$26,877,478	$37.06	122.5%
Real Estate Taxes	4,450,871	4,377,783	4,629,861	6.38	17.2
Insurance	476,139	472,778	472,989	0.65	1.8
Ground Rent(3)	206,000	206,000	206,000	0.28	0.8
Other Expenses	6,803,164	6,803,934	6,667,189	9.19	24.8
Total Expenses	$11,936,174	$11,860,495	$11,976,039	$16.51	44.6%
Net Operating Income	$15,458,647	$15,691,408	$14,901,438	$20.55	55.4%
Replacement Reserves	0	0	275,408	0.38	1.0
TI/LC	0	0	1,087,919	1.50	4.0
Net Cash Flow	$15,458,647	$15,691,408	$13,538,112	$18.67	50.4%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Gross Potential Rent is based on the underwritten rent rolls dated April 1, 2024 and includes contractual rent steps through April 1, 2025 of $551,474.
(3)	Ground Rent reflects the current ground rent payment for the portion of the 200 Old Country Road property which is subject to a ground lease.

The Market. The DHC Medical Office Portfolio Properties are located across seven states: New York (one property, 35.4% of net rentable area), Texas (one property, 17.8% of net rentable area), Pennsylvania (two properties, 14.5% of net rentable area), California (one property, 12.2% of net rentable area), Massachusetts (one property, 7.5% of net rentable area), Florida (one property, 7.3% of net rentable area), and Georgia (one property, 5.2% of net rentable area). According to the appraisals, the DHC Medical Office Portfolio Properties are located in eight separate submarkets with vacancies ranging from 5.3% to 19.8%, with an average of 10.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

The following table presents certain local demographic data related to the DHC Medical Office Portfolio Properties:

Demographic Data(1)
Property Name – Location	2023 Population (within 1-mi. / 3-mi. / 5- mi. Radius)	2023 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)
47071 Bayside Parkway - Fremont, CA	1,408 / 54,697 / 191,343	$189,067 / $219,297 / $207,857
4 Maguire Road - Lexington, MA	3,671 / 39,492 / 123,015	$222,031 / $251,318 / $221,037
200 Old Country Road - Mineola, NY	23,200 / 197,214 / 527,977	$172,048 / $172,778 / $170,188
21 Spurs Lane - San Antonio, TX	17,838 / 138,589 / 342,523	$70,084 / $78,518 / $84,663
5750 Centre Avenue - Pittsburgh, PA	38,263 / 179,425 / 340,479	$103,699 / $98,056 / $94,422
1325 South Congress Avenue - Boynton Beach, FL	13,190 / 112,100 / 255,746	$92,065 / $98,738 / $102,442
1501 Milstead Road - Conyers, GA	8,266 / 32,828 / 68,940	$76,639 / $84,334 / $96,455
210 Mall Boulevard - King of Prussia, PA	8,457 / 61,788 / 184,359	$159,484 / $168,136 / $158,605
(1)	Source: Appraisals.

The following table presents certain information relating to the appraiser’s market rent conclusion for the DHC Medical Office Portfolio Properties:

Market Rent Summary(1)
Property Name	Market Rent (PSF)	Lease Term (Years/Months)	Concessions (New / Renewal)	Lease Type (Reimbursements)	Rent Increase Projection	Tenant Improvements – New Tenants (PSF)	Tenant Improvements - Renewals (PSF)
47071 Bayside Parkway	$54.00	7/0	6 mos./ 6 mos.	Net	3.0%	$50.00	$25.00
4 Maguire Road	$72.00	7/3	3 mos./ 2 mos.	Net	3.0%	$100.00	$50.00
200 Old Country Road
-Storage MLA	$12.00	7/0	0 mos./ 0 mos.	None	0.0%	$0.00	$0.00
-Office MLA	$35.00	7/0	4 mos./ 4 mos.	Market	3.0%	$20.00	$10.00
-Retail MLA	$20.00	10/0	2 mos./ 2 mos.	Market	3.0%	$15.00	$5.00
21 Spurs Lane -Surgical Center -Medical Office	$38.00 $30.00	10/6 5/6	6 mos. / 2 mos. 0 mos. / 0 mos.	Net Base Year Stop	3.0% 3.0%	$80.00 $25.00	$30.00 $10.00
5750 Centre Avenue	$26.50	10/0	2 mos./ 0 mos.	Base Year Stop	3.0%	$45.00	$10.00
1325 South Congress Avenue	$21.00	5/0	2 mos./ 0 mos.	Net	3.0%	$25.00	$10.00
1501 Milstead Road	$20.00	5/0	0 mos./ 0 mos.	Net	3.0%	$30.00	$10.00
210 Mall Boulevard	$22.00	10/0	6 mos./ 0 mos.	NNN	2.0%	$75.00	$25.00
1)	Source: Appraisals.

The Borrowers. The borrowers, each of which owns a separate constituent mortgaged property, are Bayside Fremont CA LLC, Centre Ave Pittsburgh LLC, Country Road Mineola LLC, Congress Ave Boynton LLC, Maguire Road MA LLC, Mall Boulevard KOP PA LLC, Milstead Conyers GA LLC and Spurs Lane San Antonio LLC, each a Delaware limited liability company and each a special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the DHC Medical Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Diversified Healthcare Trust (“DHC”) (Nasdaq: DHC). DHC is a real estate investment trust that currently owns approximately $7.2 billion of healthcare properties located in 36 states and Washington, DC. DHC’s current portfolio includes over 100 properties totaling 8.5 million square feet, occupied by 500 tenants. Additionally, DHC has a senior living portfolio with more than 27,000 senior living units. The guarantor’s liability with respect to bankruptcy related full recourse carveouts will not exceed 50% of the DHC Medical Office Portfolio Whole Loan amount.

Property Management. The DHC Medical Office Portfolio Properties are managed by The RMR Group LLC (“RMR”) (Nasdaq: RMR), an alternative asset management company which focuses on commercial real estate and related businesses. RMR employs over 1,000 people across 35 offices throughout the United States and manages over $41 billion in assets. The combined RMR managed companies have over $5 billion in revenue and approximately 2,100 properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

Escrows and Reserves. At origination of the DHC Medical Office Portfolio Whole Loan, the borrowers deposited approximately (i) $1,500,000 into a reserve account for TI/LC, (ii) $1,770,305 for outstanding leasing costs relating to eight tenants, (iii) $29,229 for the rent concession reserve, (iv) $34,333 for a ground lease reserve, and (v) $66,700 for landlord obligations to perform work at the 1325 South Congress Avenue property and the 200 Old Country Road property.

Tax Reserve – The borrowers are required to deposit monthly to a real estate tax reserve 1/12th of the annual estimated real estate taxes during a Cash Sweep Event Period (as defined below) or if certain other conditions are not met, including upon the borrowers’ failure to provide the lender evidence of timely payment of taxes.

Insurance Reserve – The borrowers are required to deposit monthly 1/12th of the annual estimated insurance premiums to the insurance reserve during a Cash Sweep Event Period or upon the borrowers’ failure to provide the lender evidence of the timely payment of insurance premiums or evidence of the renewal of a blanket policy to the extent the borrowers maintain insurance pursuant to a blanket policy (which is currently the case).

Replacement Reserve – During a Cash Sweep Event Period, the borrowers are required to deposit monthly amounts of $22,967 to a reserve for replacements to the DHC Medical Office Portfolio Properties.

TI / LC Reserve – On each monthly payment date, the borrowers are required to deposit $108,333, capped at $8,000,000.

Ground Rent Reserve – During a Cash Sweep Event Period, the borrowers are required to deposit monthly amounts of approximately $34,333 to a reserve for ground rent that will be payable under the ground lease in connection with the 200 Old Country Road property.

Lockbox / Cash Management. The DHC Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. Prior to a Cash Sweep Event Period, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account periodically. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the waterfall as detailed in the cash management agreement. Any funds remaining after the cashflow waterfall will be held in the excess cash flow account as additional collateral for the DHC Medical Office Portfolio Whole Loan.

A “Cash Sweep Event Period” will commence upon the earlier of the following: (i) the occurrence and continuance of an event of default; (ii) the NCF DSCR falling below 1.25x for two consecutive quarters; or (iii) the occurrence of a Material Tenant Trigger Period (as defined below).

A Cash Sweep Event Period will end upon the occurrence of the following: (a) with regard to clause (i) above, the cure of such event of default; (b) with regard to clause (ii) above, the NCF DSCR being at least 1.25x for two consecutive quarters; and (c) with regard to clause (iii) above, a Material Tenant Trigger Period Cure (as defined below).

A “Material Tenant Trigger Period” will commence upon the first to occur of the following: (i) a Material Tenant (as defined below) is in monetary or material non-monetary default under its lease beyond any notice and cure periods; (ii) a Material Tenant fails to operate its business, or gives notice of its intention to cease operating, in 51% or more of its space (other than with regards to certain renovations); (iii) a Material Tenant giving written notice of its intent to terminate any portion of its space, any termination or cancelation (including rejection in any bankruptcy or similar insolvency proceeding) of its lease, its lease failing to be in full force and effect, such Material Tenant giving written notice it intends not to renew its lease or the date that is 180 days prior to the expiration of its lease, unless the lease has been extended or renewed; (iv) a Material Tenant is subject to a bankruptcy, insolvency or similar proceeding; or (v) a Material Tenant gives written notice of its intent to sublease 51% or more of its space.

A “Material Tenant Trigger Period Cure” will be deemed to have occurred upon the occurrence of the following: (a) with regard to clause (i) above, the Material Tenant has cured all defaults under its lease; (b) with regard to clause (ii) above, the Material Tenant is in actual physical possession, and open for business in at least 51% of its space; (c) with regard to clause (iii) above, the Material Tenant has revoked or rescinded all termination or cancelation notices and has re- affirmed its lease in full force and effect, or has renewed or extended its lease in accordance with the terms of the DHC Medical Office Portfolio Whole Loan documents; (d) with regard to clause (iv) above, the dismissal of such bankruptcy so the tenant is no longer being insolvent or subject to any bankruptcy or insolvency proceedings, and has affirmed the applicable lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2024-C9
No. 6 – DHC Medical Office Portfolio

pursuant to final, non-appealable order of a court; with regard to clause (v) above, the Material Tenant is subleasing the entirety of the applicable space for a term of at least five years in accordance with the applicable terms and conditions of the DHC Medical Office Portfolio Whole Loan documents, the tenant is in actual physical occupancy of its space and paying full unabated rent, and the sublease may not be revoked, rescinded, terminated or cancelled for at least the first five years of the lease; or (e) with regard to clauses (i)-(v) above, either (A) the applicable borrower has entered into one or more replacement leases for the entire Material Tenant space for a term of at least five years, there is no outstanding landlord work, tenant improvements or leasing commissions payable under the lease (unless any outstanding amounts have been reserved with the lender), the replacement tenant has taken occupancy and commenced paying full unabated rent (unless such abated rent has been reserved with the lender), or (B) there are funds on deposit in the excess cash flow account equal to the least amount of the Material Tenant Cap (as defined below), or the respective borrower has delivered a letter of credit in an amount equal to the Material Tenant Cap.

A “Material Tenant” means the Alamar Biosciences tenant, the KSQ tenant, and any other tenant whose lease, individually or when aggregated with all other leases with the same tenant or its affiliates, accounts for 15% or more of the gross potential rent of the DHC Medical Office Portfolio Properties.

A “Material Tenant Cap” means (a) for the Alamar Biosciences lease and the KSQ lease, an amount equal to $194 per square foot for the applicable space or (b) with respect to any other Material Tenant, an amount equal to two times the gross annual rental rate per square foot of the applicable space.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The respective borrower of the 200 Old Country Road property has a leasehold interest in a portion of the 200 Old Country Road property with an expiration date of August 31, 2045, with one remaining 30-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

Waco Regional Airport 6 miles
Dallas 93 miles
Baylor Research & Innovative Collaborative
Orchard Ln
Herring Ave
Cameron Park Zoo
MLK Jr Blvd
N. University Parks Dr
N. 4th St
N. 5th St
Elm Ave
Taylor St
Greenfiber
H & B Packing Co.
Texas Transeastern
MCLENNAN COUNTY
Timbercrest
Brook Oaks
Dewey Park
Waco Suspension Bridge
Waco Conv Center
McLane Stadium
Clyde Hart Track & Field Stadium
Waco Stockyards
WACO
Bosque Blvd
Cliff Robinson Tower
Dr. Pepper Museum
Fort House Museum
Baylor Law School
Mayborn Museum Complex
Baylor Ballpark
New Dallas Frwy
Sanger Heights
DOWNTOWN WACO
Texas Sports Hall of Fame
Baylor University
Ferrell Center
Hawkins Indoor Tennis Center
Brazos River
Brazos
S. 11th St
Founders Mall
Hankamer School of Business
Vemo
W. Waco Dr
Washington Ave
Clay Ave
S. 17th St
S. 18th St
Waco Hall
Franklin Ave
Waco Creek
S. University Parks Dr
Willis Family Equestrian Center
University
La Salle Ave
S. 12th St
Beverly Hills
S. 18th St
Garden Dr
Oakwood
S. Valley Mills Dr

Texas SH Portfolio

1 Domain at Waco	Waco, TX
2 NTX Denton	Denton, TX

Amarillo
Lubbock
Denton
Ft. Worth
Dallas
El Paso
Waco
Austin
Houston
San Antonio
Laredo
Brownsville

Ganzar Rd
Krum
Water Works Park
N. Locust St
DENTON COUNTY
Explorium Denton Children's Museum
DENTON
Ray Roberts Greenbelt Corridor
North Lake Park
W. University Dr
E. University Dr
Cross Roads
Texas Health Presbyterian Hosp. Denton
Texas Woman's University
Audra Ln
Jim Christal Rd
Denton Civic Ctr.
University of North Texas
DOWNTOWN DENTON
Fouts Field
S. Mayhill Rd
McKinney St
Murchison Performing Arts Ctr.
Rafes Urban Astronomy Center
DATCU Stadium
DCTA
Denton Enterprise Airport
Baylor Surgical Center
Golden Triangle Mall
Denton Town Center
MEDPARK
Medical City Denton
South Lakes Park
Shady Shores
Vintage Blvd
Ryan Rd
Corinth
Lewisville Lake
Fort Worth 28 miles
DFW Intl. Airport 16 miles
Atrium Medical Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title(5):	Leasehold
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by IPB:	4.8%	Net Rentable Area (Units):	318
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	NTX Domain TIC I, LLC and NTX Domain TIC II, LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Swapnil Agarwal and Deepika Agarwal	Occupancy:	97.5%
Interest Rate:	7.66000%	Occupancy Date:	5/2/2024
Note Date:	5/31/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of) (6):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,184,515 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(7):	$4,366,851 (TTM 3/31/2024)
Original Amortization:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$9,128,402
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$3,237,136
Lockbox / Cash Management(3):	Soft / In Place	UW NOI(7):	$5,891,266
Additional Debt(1):	Yes	UW NCF:	$5,742,766
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per Unit(8):	$102,300,000 / $321,698
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$172,956
Taxes:	$660,478	$110,080	N/A	Maturity Date Loan / Unit:	$172,956
Insurance:	$98,383	$16,397	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	$12,375	N/A	Maturity Date LTV:	53.8%
PFC Payments Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,000,000	84.9%	Loan Payoff	$60,703,367	93.7%
Equity Contribution	9,797,599	15.1	Closing Costs(9)	3,335,372	5.1
			Upfront Reserves	758,860	1.2
Total Sources	$64,797,599	100.0%	Total Uses	$64,797,599	100.0%
(1)	The Texas SH Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $55.0 million (The “Texas SH Portfolio Whole Loan”). The Financial Information in the chart above reflects the Texas SH Portfolio Whole Loan.
(2)	Defeasance of Texas SH Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 31, 2027. The assumed defeasance lockout period of 25 payments beginning with the first payment due on July 6, 2024, is based on the anticipated closing date of the BMO 2024-C9 securitization in July 2024. The actual defeasance lockout period may be longer.
(3)	The Texas SH Portfolio Whole Loan is structured with in-place cash management and provides full recourse to the guarantor until the Tax Exemption (as defined below) under the Public Facility Corporation Program (“PFC Program”) is granted for both of the Texas SH Portfolio Properties (as defined below). See “Lockbox / Cash Management” below for further information.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The Texas SH Portfolio Properties are each encumbered by a 99-year ground lease as part of the PFC Program. See “The Properties” below for further information. The lender has a security interest in both the leasehold interest in the Texas SH Portfolio Properties owned by the borrowers as well as the fee interest owned by the TWHF (as defined below).
(6)	The 4th Most Recent NOI and 3rd Most Recent NOI are not available as the Texas SH Portfolio Properties were acquired in 2022.
(7)	The difference between UW NOI and the Most Recent NOI is primarily due to the anticipated real estate taxes savings related to the admissions of Texas SH Portfolio Properties into the PFC Program (approximately $1.5 million).
(8)	The Appraised Value shown represents the combined “Prospective As Encumbered” values of the leasehold interests for the Texas SH Portfolio Properties, which assume the Texas SH Portfolio Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment (as defined below) is subordinate to the Texas SH Portfolio Whole Loan. The market-based “As Is” appraised values, which assume no Tax Exemptions are granted for the Domain at Waco Property (as defined below) and the NTX Denton Property (as defined below), are $40,200,000 and $41,400,000, respectively. See “The Properties” below for further information.
(9)	Closing Costs include approximately $2.3 million in upfront fees paid to the TWHF and related legal reimbursements as a condition for admission into the PFC Program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

The Loan. The seventh largest loan (the “Texas SH Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ leasehold interests in two student housing properties located in Waco, Texas and Denton, Texas (the “Domain at Waco Property” and, together with the “NTX Denton Property”, the “Texas SH Portfolio Properties”). The Texas SH Portfolio Whole Loan was co-originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Barclays Capital Real Estate Inc. (“Barclays”). The Texas SH Portfolio Whole Loan consists of four pari passu notes. The Texas SH Portfolio Whole Loan has a 10-year term, is interest only for the entire term, and accrues interest at a rate of 7.66000% on an Actual/360 basis. The controlling Note A-1-1 and non-controlling Note A-2-1, with an aggregate original principal balance of $45,000,000, will be included in the BMO 2024-C9 securitization trust. The remaining non-controlling Notes A-1-2 and A-2-2 are currently held by AREF2 and Barclays respectively and are expected to be contributed to one or more future securitization trust(s). The Texas SH Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-C9 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,000,000	$27,000,000	BMO 2024-C9	Yes
A-1-2(1)	6,000,000	6,000,000	AREF2	No
A-2-1	18,000,000	18,000,000	BMO 2024-C9	No
A-2-2(1)	4,000,000	4,000,000	Barclays	No
Whole Loan	$55,000,000	$55,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Texas SH Portfolio Properties consist of two student housing properties located in Waco, Texas and Denton, Texas. The following table presents certain information relating to Texas SH Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	Number of Units	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	% of Appraised Value
Domain at Waco	Waco, TX	2015 / NAP	186	98.9%	$28,370,000	51.6%	$53,800,000	52.6%
NTX Denton	Denton, TX	2021 / NAP	132	95.5%	26,630,000	48.4	48,500,000	47.4
Total/Wtd. Avg.			318	97.5%	$55,000,000	100.0%	$102,300,000	100.0%
(1)	Occ. % is based on the underwritten rent rolls dated May 2, 2024.
(2)	The Appraised Values shown represent the “Prospective As Encumbered” values of the leasehold interests for Texas SH Portfolio Properties, which assume Texas SH Portfolio Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the Texas SH Portfolio Whole Loan.

Domain at Waco. The Domain at Waco Property is a 186-unit student housing property in Waco, Texas, located approximately 0.5 miles southeast of Baylor University. Constructed in 2015, the Domain at Waco Property consists of seven three-story apartment buildings, situated on an approximately 17.73-acre site. The Domain at Waco Property offers amenities such as a swimming pool, movie theater, clubhouse, business center, tanning bed, dog park, shuttle bus, fitness center, volleyball court, basketball court, and yoga studio. The unit mix includes 24 one-bedroom, 54 two-bedroom, and 108 three-bedroom floorplans, with an average unit size of 1,188 square feet. Leasing is done on a per-bed basis. Unit amenities include stainless steel appliances, dishwashers, in-unit laundry, walk-in closets, ceiling fans, and a patio/balcony. The Domain at Waco Property features 652 parking spaces, resulting in a parking ratio of approximately 3.5 spaces per unit. As of May 2, 2024, the Domain at Waco Property was 98.9% occupied. Additionally, as of May 17, 2024, the Domain at Waco Property was 100.2% pre-leased for the 2024-2025 school year at rents approximately 5.5% above current in-place rents.

Baylor University is a four-year private institution with a fall 2023 enrollment of 20,824 between undergraduate and graduate students. Enrollment at Baylor University has grown an average of 3.3% annually between 2015 and 2022. Baylor University is located on an approximately 1,000-acre campus on the Brazos River.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio
Domain at Waco Property – Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	24	12.9%	24	100.0%	558	$1,226	$2.20
Two Bedroom	54	29.0%	53	98.1%	916	$1,482	$1.62
Four Bedroom	108	58.1%	107	99.1%	1,463	$2,456	$1.68
Total/Wtd. Avg.	186	100.0%	184	98.9%	1,188	$2,014	$1.70
(1)	Based on the borrower rent roll as of April 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

NTX Denton. The NTX Denton Property is a 132-unit student housing property in Denton, Texas, located approximately one mile east of the University of North Texas. Constructed in 2021, the NTX Denton Property consists of five, three-story buildings situated on an approximately 8.65-acre site. The NTX Denton Property offers amenities such as a swimming pool, business center, dog park, shuttle bus, fitness center, and yoga studio. The unit mix includes 18 one-bedroom, 24 two-bedroom, and 90 four-bedroom floorplans, with an average unit size of 1,249 square feet. Leasing is done on a per-bed basis. Unit amenities include stainless steel appliances, walk-in closets, in-unit laundry, and granite countertops. The NTX Denton Property features 481 parking spaces, resulting in a parking ratio of approximately 3.6 spaces per unit. As of May 2, 2024, the NTX Denton Property was 95.5% occupied. Additionally, as of May 16, 2024, the NTX Denton Property was 97.7% pre-leased for the 2024-2025 school year at rents which are approximately 9.7% above current in-place rents.

The University of North Texas is a four-year public institution with a fall 2023 enrollment of 46,724 between undergraduate and graduate students. Enrollment at University of North Texas grew at an average of 2.2% annually from 2015 through 2021 and it is one of the five largest universities in Texas. First year students are required to live on campus.

NTX Denton Property - Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	18	13.6%	17	94.4%	583	$1,377	$2.36
Two Bedroom	24	18.2%	24	100.0%	890	$1,760	$1.98
Four Bedroom(3)	90	68.2%	85	94.4%	1,478	$3,042	$2.06
Total/Wtd. Avg.	132	100.0%	126	95.5%	1,249	$2,578	$2.07
(1)	Based on the borrower rent roll as of April 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.
(3)	Model units are considered vacant.

Pursuant to the PFC Program, in the State of Texas, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. In order to receive the Tax Exemption, the Texas SH Portfolio Properties are required to set aside or rent at least 50% of the units to tenants earning less than 80% of the area median income (“AMI”) established by the Department of Housing and Urban Development for the applicable metropolitan area (the "Affordable Units"), with at least 3% of the Affordable Units reserved for individuals and families earning no more than 30% of the applicable AMI (the “30% Units”) and at least 10% of the Affordable Units reserved for individuals and families earning no more than 60% of the applicable AMI, inclusive of the 30% Units. Furthermore, the monthly rents for the Affordable Units cannot exceed 35% of the stated percentage multiplied by the AMI, divided by 12. The income and rent limits are not required to be adjusted for family size and the Affordable Units can be allocated among the various unit types within an individual property and as selected by the borrowers. At the origination of Texas SH Portfolio Whole Loan, the borrowers entered into two 99-year ground leases between the Texas Workforce Housing Foundation (“TWHF”), as ground lessor, and the applicable borrowers, as ground lessees (see “Ground Lease” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

The following table presents the maximum allowable rents under the PFC Program for the Texas SH Portfolio Properties:

Rent Restrictions Summary(1)
Property	30% of AMI	60% of AMI	80% of AMI	Average In-Place Monthly Rental Rate(2)
Domain at Waco
1-Bedroom	$737	$1,474	$1,965	$1,226
2-Bedroom	N/A	N/A	$1,965	$1,482
4-Bedroom	N/A	N/A	$1,965	$2,456
NTX Denton
1-Bedroom	$924	$1,848	$2,464	$1,377
2-Bedroom	N/A	N/A	$2,464	$1,760
4-Bedroom	N/A	N/A	$2,464	$3,042
(1)	Source: Appraisals.
(2)	Based on the borrower rent rolls dated April 2024.

Concurrent with the origination of the Texas SH Portfolio Whole Loan, all necessary documentation for admissions into the PFC Program was effectuated and as such, the Texas SH Portfolio Properties are part of the PFC Program; however, the Tax Exemption has not yet been granted by the central appraisal districts. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions have historically averaged six months. The Texas SH Portfolio Whole Loan is structured with in-place cash management and provides full recourse to the guarantor until such time as the Tax Exemption is approved and made effective with the applicable central appraisal districts. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in the Texas SH Portfolio Properties was transferred by the borrowers to the TWHF (May 31, 2024) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program.

The Texas SH Portfolio Whole Loan documents require the borrowers to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Texas SH Portfolio Whole Loan within 30 days in the amount necessary for the Texas SH Portfolio Properties to satisfy both a debt service coverage ratio of 1.33x and a debt yield of 10.33% (“PFC Termination Prepayment”), if in relation to either of Texas SH Portfolio Properties, either (i) the Tax Exemption is not granted by May 31, 2025 or (ii) the PFC Program documents applicable to such property are terminated, the Tax Exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by its ground lease with the TWHF and such borrower acquires the fee interest in the applicable property. The Texas SH Portfolio Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

The counsel for the TWHF issued a legal opinion for the benefit of the borrowers and lender opining that the Texas SH Portfolio Properties (including both the fee and leasehold interest therein) should be held by the Chief Appraiser for McLennan and Denton Counties to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained as expected or at all. At loan origination, six months of unabated real estate taxes were deposited into a real estate tax reserve.

Appraisals. According to the appraisals, the Texas SH Portfolio Properties had an aggregate “Prospective As Encumbered” value of $102,300,000 as of March 1, 2024 and March 7, 2024, which assumes the Texas SH Portfolio Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the Texas SH Portfolio Whole Loan. The aggregate market-based “As Is” appraised value, which assumes no Tax Exemptions are granted for the Texas SH Portfolio Properties is $81,600,000. Based on the aggregate of the “Prospective As Encumbered” appraised values of $102,300,000, the Cut-off Date LTV and Maturity Date LTV for the Texas SH Portfolio Whole Loan is 53.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio
Texas SH Portfolio Appraised Value(1)
Properties	“Prospective As Encumbered” Value	Capitalization Rate
Domain at Waco	$53,800,000	5.75%
NTX Denton	48,500,000	5.75%
Total / Wtd. Avg.	$102,300,000	5.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental assessments dated March 15, 2024, there was no evidence of any recognized environmental conditions at the Texas SH Portfolio Properties, other than the controlled recognized environmental condition identified at the NTX Denton Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Texas SH Portfolio Properties:

Historical and Current Occupancy
	2022(1)	2023(2)	Current(3)
Domain at Waco	97.5%	97.2%	98.9%
NTX Denton	98.4%	97.4%	95.5%
Weighted Average	97.9%	97.3%	97.5%
(1)	Occupancy is as of April 2022 for the NTX Denton Property and May 2022 for the Domain at Waco Property. Occupancy % is based on beds.
(2)	Occupancy is as of various dates in July 2023. Occupancy % is based on beds.
(3)	Current occupancy is as of May 2, 2024. Occupancy is based on units.

The following table presents certain information relating to the historical operating performance and underwritten cash flows of the Texas SH Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$8,442,885	$8,543,218	$8,904,240	$28,001	108.8%
Gross Potential Rent	$8,442,885	$8,543,218	$8,904,240	$28,001	108.8%
(Vacancy/Concessions/Credit Loss)	(455,077)	(439,383)	(723,200)	(2,274)	(8.8)
Net Rental Income	$7,987,809	$8,103,835	$8,181,040	$25,727	100.0%
Total Reimbursements	392,079	384,143	384,143	1,208	4.7
Other Income(3)	525,367	563,219	563,219	1,771	6.9
Effective Gross Income	$8,905,255	$9,051,198	$9,128,402	$28,706	111.6%

Total Expenses	$4,720,740	$4,684,347	$3,237,136	$10,180	35.5%

Net Operating Income(4)	$4,184,515	$4,366,851	$5,891,266	$18,526	64.5%

Total TI/LC, Capex/RR	0	0	148,500	467	1.6

Net Cash Flow	$4,184,515	$4,366,851	$5,742,766	$18,059	62.9%
(1)	TTM column represents the trailing 12 months ending March 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of parking income, late fees, termination fees, and other miscellaneous fees.
(4)	The difference between Underwritten Net Operating Income and the TTM Net Operating Income is primarily due to the elimination of real estate taxes ($1.5 million in the TTM period).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

The Markets. The Domain at Waco Property is located in the eastern portion of the City of Waco, Texas, approximately 0.5 miles southwest of Baylor University. Baylor University benefits from its proximity to three major metropolitan areas in Texas: Austin (102 miles south), Dallas (94 miles north) and Houston (181 miles southeast). The Waco Regional Airport is located just southeast of the Domain at Waco Property. The central business district of Austin is located approximately 90 miles south of the Domain at Waco Property and the Dallas CBD is located 90 miles north of the Domain at Waco Property. The estimated 2024 population within a one-, three-, and five-mile radius is 7,158, 41,666, and 102,965, respectively. Additionally, for the same period, the median household income within a one-, three-, and five-mile radius was $22,379, $32,949, and $41,489.

According to a third-party report, the student housing inventory for Baylor University consists of 5,468 and 6,882 on-campus and off-campus beds, respectively, in 2022. One competitive student housing property (“700 South 5th St”) is under construction that is expected to be delivered in August 2024 which will add 400 beds to the immediate submarket. 700 South 5th St will be located on the opposite side of campus from the Domain at Waco Property. Furthermore, there are nine off-campus properties located within 0.5 miles of campus that have an average occupancy of 98.1% and an effective rent of $886 per bed as of May 2023. Between May 2022 to May 2023, rents at the nine off-campus properties within 0.5 miles of campus grew from $756 to $886 per bed, or 17.3% year-over-year.

According to the appraisal, the Domain at Waco Property is located within the Waco multifamily market. As of the fourth quarter of 2023, the Waco multifamily market had an inventory of 14,528 units, a vacancy rate of 8.4%, and average rental rates of $1,133 per unit. The appraisal concluded to market rents of $1,275 for one-bedroom units, $1,545 to $1,590 for two-bedroom units, and $2,450 to $2,835 for four-bedroom units.

The following table presents multifamily rental data at comparable properties with respect to the Domain at Waco Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Effective Rent ($/month)	Average Effective Rent ($/SF)
Domain at Waco	2015 / NAP	98.9%	186	1,188	$2,014(2)	$1.70
Waco, TX
Oso Verde	2016 / NAP	100.0%	103	1,180	$2,741	$2.32
Waco, TX
The Outpost	2006 / NAP	93.0%	195	1,153	$2,303	$2.00
Waco, TX
Grove at Waco	2008 / NAP	100.0%	192	1,100	$1,626	$1.48
Waco, TX
View on 10th	2014 / NAP	100.0%	254	1,024	$2,965	$2.90
Waco, TX
University Edge	2002 / N/A	96.0%	99	1,107	$1,800	$1.63
Waco, TX
(1)	Source: Appraisal, except for the Domain at Waco Property, which information is based on the underwritten rent roll dated May 2, 2024 and the borrower rent roll dated April 2024.
(2)	Represents the average in-place rents of occupied units.

The NTX Denton Property is located within the city limits of Denton, Texas in the northwest portion of the Dallas/Fort Worth metropolitan statistical area, approximately one mile east of the University of North Texas. The market area is defined as the City of Denton which is significantly influenced by IH-35, which is a limited access freeway traveling north/south through the region. This freeway connects the mid-western and central southern states and crosses the Mexican border at its southern destination. The estimated 2024 population within a one-, three-, and five-mile radius is 19,264, 88,601, and 156,625, respectively. Additionally, for the same period, the median household income within a one-, three-, and five-mile radius was $40,697, $51,107, and $67,479.

According to a third-party report, the student housing inventory for University of North Texas consists of 6,516 and 11,261 on-campus and off-campus beds, respectively, in 2022. One potential comparable property was under construction in the submarket. The new supply is a 280 standard multifamily property (the “Coventry II”) that was deemed competitive to student housing. Coventry II is located more than a mile away from campus, about 0.75 miles south of the NTX Denton Property on the south side of I-35 and is not considered to be a direct competing property. Furthermore, there are seven off-campus properties located between 0.5 and 1 mile of campus that have an average occupancy of 97.3% and an effective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

rent of $778 per bed as of May 2023. Between May 2022 and May 2023, rent for the seven off-campus properties within 0.5 and 1 mile of campus grew $702 to $778 per bed, or 10.9% year-over-year.

According to the appraisal, the NTX Denton Property is located within the Denton multifamily market. As of the fourth quarter of 2023, the Denton multifamily market had an inventory of 23,890 units, a vacancy rate of 11.3%, and average rental rates of $1,409 per unit. The appraisal concluded to market rents of $1,435 for one-bedroom units, $1,835 to $1,935 for two-bedroom units, and $3,140 to $3,150 for four-bedroom units.

The following table presents multifamily rental data at comparable properties with respect to the NTX Denton Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Effective Rent ($/month)	Average Effective Rent ($/SF)
NTX Denton	2021 / NAP	95.5%	132	1,249	$2,578(2)	$2.07
Denton, TX
Redpoint Denton	2011 / NAP	100.0%	125	1,759	$3,342	$1.90
Denton, TX
Castle Rock at Denton	2000 / NAP	98.0%	228	973	$2,286	$2.35
Denton, TX
Forum at Denton Station	2009 / NAP	99.0%	348	1,208	$2,355	$1.95
Denton, TX
Gateway at Denton	2005 / NAP	100.0%	228	1,101	$2,458	$2.23
Denton, TX
33 North	2013 / NAP	100.0%	139	1,102	$2,489	$2.26
Denton, TX
(1)	Source: Appraisal, except for the NTX Denton Property, which information is based on the underwritten rent roll dated May 2, 2024 and the borrower rent roll dated April 2024.
(2)	Represents the average in-place rents of occupied units.

The Borrowers. The borrowers are NTX Domain TIC I, LLC and NTX Domain TIC II, LLC as tenants-in-common, each a Delaware limited liability company and special purpose entity with two independent directors. Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Texas SH Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Swapnil Agarwal and Deepika Agarwal. Swapnil Agarwal is the founder and managing principal of Nitya Capital. Nitya Capital, based in Houston, Texas, is a real estate investment firm that owns and manages approximately $2 billion in real estate assets across the United States. Since inception in 2013, Nitya Capital has acquired over 20,000 multifamily units, 627 student housing units, 1.0 million square feet of office, and approximately 300,000 square feet of retail/mixed-use space.

Property Management. The Domain at Waco Property and NTX Denton Property are managed by Cardinal Group Management Midwest LLC and Asset Campus USA, LLC, respectively, both of which are third-party property managers.

Escrows and Reserves. At origination, the borrowers deposited approximately $660,478 for property taxes and approximately $98,383 for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption in effect with respect to the Texas SH Portfolio Properties) that the lender estimates will be payable during the next 12 months (initially approximately $110,080 monthly), provided the borrowers will not be required to make the monthly escrow for either of the Texas SH Portfolio Properties as described herein if the Tax Exemption is in effect or otherwise until the earlier to occur of the following in relation to such property: (A) the Tax Exemption is not formally granted by the applicable central appraisal district or (B) there is a PFC Termination Prepayment as a result of the failure to timely obtain the Tax Exemption.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premium, which currently equates to approximately $16,397.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $12,375 for replacement reserves (approximately $150 per unit annually).

PFC Payments Reserves – The lender is required to maintain a subaccount (the “PFC Payments Subaccount”) as a reserve for the PFC Payments (as defined below). The borrowers are not required to make monthly deposits in the PFC Payments Subaccount in respect of PFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrowers deliver evidence reasonably acceptable to the lender that the PFC Payments due under the PFC documents are paid on or prior to the applicable due date in accordance with the PFC documents. To the extent deposits are required, the borrowers are required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of PFC Payments due under the PFC documents, and the lender will transfer such amounts to the PFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the PFC Payments Subaccount to payments of PFC Payments required to be made by the borrowers under the PFC documents.

Lockbox / Cash Management. The Texas SH Portfolio Whole Loan is structured with a soft lockbox and in-place cash management until the Tax Exemption under the PFC Program has been granted for both Texas SH Portfolio Properties. The Texas SH Portfolio Whole Loan documents require the borrowers to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the borrowers’ operating account. During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lender and applied in accordance with the Texas SH Portfolio Whole Loan documents.

A “Cash Management Period” commenced at origination and will continue until the Tax Exemption under the PFC Program has been granted for both Texas SH Portfolio Properties. Any future Cash Management Periods will occur upon the earlier of the following: (i) the occurrence of an event of default under Texas SH Portfolio Whole Loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.20x based on the trailing 12 months. The calculation of the net cash flow income is required to use operating expenses of no less than $10,164 per unit and annual capital expenditure of $467 per unit at either the Domain at Waco Property or NTX Denton Property. A Cash Management Period will end with regards to clause (i) above, if the related event of default is no longer continuing and no other event of default has occurred and is continuing, and with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. At any time after the Release Date (as defined below), the borrowers may request the release of either of the Texas SH Portfolio Properties in connection with a bona fide third-party sale of such property subject to, among other conditions: (i) a partial defeasance of the principal amount of the Texas SH Portfolio Whole Loan equal to the greater of: (a) 100% of the net sales proceeds from the sale, (b) 110% of the allocated loan amount of the applicable property; or (c) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining Texas SH Portfolio Property is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%; (ii) satisfaction of all REMIC requirements; and (iii) after giving effect to such release, the debt yield is not less than the greater of (a) the debt yield of the properties immediately prior to such release and (b) 10.33%; provided, however, if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of the Texas SH Portfolio Whole Loan (and the amount in clause (i) above will be increased) by such amount as may be necessary to satisfy such debt yield test.

The “Release Date” means the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 31, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Structural and Collateral Term Sheet	BMO 2024-C9
No. 7 – Texas SH Portfolio

Ground Lease. At the origination of the Texas SH Portfolio Whole Loan, the borrowers entered into two ground leases each between the TWHF, as ground lessor, and the borrowers, as ground lessee. Pursuant to each ground lease, which each is scheduled to terminate in May 2123 with no extensions, the borrowers are required to pay TWHF, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the borrowers pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TWHF entered into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, will be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Texas SH Portfolio Whole Loan and operating expenses due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default under the Texas SH Portfolio Whole Loan, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

Sanford
Orlando Sanford Intl. Airport 6 miles
Shoppes of Lake Mary
Lake Mary
Wekiwa Swamp
Seminole State College - Sanford/ Lake Mary Campus
Markham Woods Rd
SunRail
Soldiers Creek Park
Central Winds Park
Lake Jessup
Orlando Health South Seminole Hospital
Longwood
Wekiwa Springs
Lake Brantley
Longwood Village Shopping Ctr.
SEMINOLE COUNTY
Winter Springs
Altamonte Mall
Casselberry
Oviedo
Forest City
Oviedo Mall
Oviedo Park Crossing
West Town Corners
Altamonte Springs
Red Bug Lake Rd
Lake Howell
Promenade at Tuskawilla
Seminole State Coll. - Oviedo Campus
Central FL GreeneWay
Maitland
Casselberry Commons
Alafaya Trail
Lockhart
Goldenrod
McCulloch Rd
Addition Financial Arena
FBC Mortgage Stadium
Fairview Shores
Winter Park
University of Central Florida
ORLANDO
Center of Winter Park
Full Sail University
University Plaza
Rollins College
ORANGE COUNTY
Downtown Orlando 4 miles
Orlando Intl. Airport 18 miles
Silver Star Rd

Orlando Industrial Portfolio

1	Lakefront I and II	Orlando, FL
2	Belle Avenue	Winter Springs, FL

Orlando

Turkey Lake
ORLANDO
Orange Blossom Center
Conway
Pershing Ave
Millenia Plaza
Vineland Rd
Mall at Millenia
John Young Pkwy
Little Lake Conway
Hoffner Ave
Universal Orlando Resort
Orlando Intl. Premium Outlets
Sky Lake
Lake Jessamine
Oak Ridge Rd
Lake Conway
Turkey Lake Rd
Dezerland Park Orlando
Orange Technical College - South Campus
Orlando Outlet Marketplace
International Festival
Pine Castle
Belle Isle
Florida's Turnpike
AMTRAK/SunRail
Doctor Phillips
Skyview Plaza
Sand Lake Rd
SAND LAKE RD
Expwy
ICON Park
Sand Lake Corners South
Sherwin Williams
The Florida Mall
Martin Andersen Beachline
Lockheed Martin
USA Today
Orlando International Airport
Landstreet Rd
Pointe Orlando
Rosen College of Hospitality Management
ORANGE COUNTY
Navy Reserve Center Orlando
Orange County Convention & Civic Center
Rosen Shingle Creek
4th St
Big Sand Lake
Aquatica Orlando
Sea World Orlando
Central Florida Pkwy
Budweiser Distributor
US Army Reserves

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$38,400,000	Title:	Fee
Cut-off Date Principal Balance:	$38,400,000	Property Type – Subtype:	Industrial – Various
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	376,922
Loan Purpose:	Acquisition/Recapitalization/	Location(3):	Various, FL
	Refinance	Year Built / Renovated(3):	Various, NAP
Borrowers(5):	Small Bay II Lakefront DST and Small Bay II Belle DST	Occupancy(3):	85.3%
Borrower Sponsors:	NexPoint Advisors, L.P.; NexPoint Asset Management, L.P.; WMGSA GP, LLC	Occupancy Date(3):	Various
Interest Rate:	6.53600%	4th Most Recent NOI (As of)(4):	NAV
Note Date:	6/13/2024	3rd Most Recent NOI (As of) (4):	NAV
Maturity Date:	7/6/2034	2nd Most Recent NOI (As of):	$2,859,455 (12/31/2023)
Interest-only Period:	120 months	Most Recent NOI (As of):	$3,036,199 (TTM 3/31/2024)
Original Term:	120 months	UW Economic Occupancy:	86.1%
Original Amortization Term:	None	UW Revenues:	$6,048,450
Amortization Type:	Interest Only	UW Expenses:	$2,300,157
Call Protection:	L(24),D(91),O(5)	UW NOI:	$3,748,293
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$3,522,139
Additional Debt:	No	Appraised Value / Per SF:	$52,000,000 / $138
Additional Debt Balance:	N/A	Appraisal Date:	4/23/2024
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$441,438	$49,049	N/A	Maturity Date Loan / SF:	$102
Insurance:	$448,414	$40,765	N/A	Cut-off Date LTV:	73.8%
Capital Expense / TI / LC:	$3,800,000	Springing	$2,000,000	Maturity Date LTV:	73.8%
Deferred Maintenance:	$59,875	$0	N/A	UW NCF DSCR:	1.38x
Other(2):	$462,352	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,400,000	82.4%	Purchase Price(5)	$25,000,000	53.7%
Sponsor Equity(5)	8,189,552	17.6	Loan Payoff(5)	12,988,458	27.9
			Upfront Reserves	5,212,079	11.2
			Closing Costs(6)	3,389,015	7.3
Total Sources	$46,589,552	100.0%	Total Uses	$46,589,552	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves include a free rent reserve of approximately $457,444 and an unfunded obligations reserve of $4,908.
(3)	See “The Properties” below for more information.
(4)	The 4th Most Recent NOI and 3rd Most Recent NOI are not available as the Belle Avenue Property (as defined below) was acquired in 2022, and the cash flows on and prior to acquisition was not available.
(5)	The Orlando Industrial Portfolio Mortgage Loan was used to facilitate the acquisition of the Lakefront I & II Property and the recapitalization of the Belle Avenue Property. At closing, the Orlando Industrial Portfolio Properties were each transferred to a separate Delaware Statutory Trust (“DST”) entity at a combined valuation of $63,700,000. Post transfer, the equity contribution from DST investors will be approximately $32,600,000.
(6)	Closing Costs include approximately $570,000 in origination fees.

The Loan. The eighth largest mortgage loan (the “Orlando Industrial Portfolio Mortgage Loan”) is evidenced by two promissory notes in the aggregate original principal amount of $38,400,000 and secured by the borrowers’ fee interest in two industrial properties comprising 376,922 square feet located in Orlando and Winter Springs, Florida (respectively, the “Lakefront I and II Property” and the “Belle Avenue Property”, and collectively, the “Orlando Industrial Portfolio Properties”). The Orlando Industrial Portfolio Mortgage Loan was originated on June 13, 2024 by Argentic Real Estate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

Finance 2 LLC (“AREF2”). The Orlando Industrial Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term. The scheduled maturity date for the Orlando Industrial Portfolio Mortgage Loan is the payment date in July 2034.

The Properties. The Orlando Industrial Portfolio Properties consist of two industrial properties located in Orlando, Florida and Winter Springs, Florida. The following table presents certain information relating to Orlando Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	SF(2)	Occ. %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)
Lakefront I and II	Orlando, FL	1986-1988 / NAP	192,767	83.2%	$23,210,000	60.4%	$28,150,000	54.1%
Belle Avenue	Winter Springs, FL	1984-2000 / NAP	184,155	87.4%	15,190,000	39.6	23,850,000	45.9
Total/Wtd. Avg.			376,922	85.3%	$38,400,000	100.0%	$52,000,000	100.0%
(1)	Source: Appraisals.
(2)	SF and Occ. % are based on the underwritten rent rolls dated May 16, 2024 and June 1, 2024

The Lakefront I and II Property is located in Orlando, Florida. The improvements consist of four, single-story buildings totaling 192,767 square feet of flex space constructed between 1986 and 1988. The flex space features 20’ clear heights and each unit is served by 12’x12’ or 10’x10’ rollup doors. The Lakefront I and II Property features a 31% office buildout. Most of the units have an office area and a warehouse area. Two units are office suites and consist of entirely office space. The Lakefront I and II Property also has 1,041 surface parking spaces, resulting in a parking ratio of 5.4 spaces per 1,000 square feet. As of May 16, 2024, the Lakefront I and II Property was 83.2% occupied by 10 tenants.

The Belle Avenue Property is located in Winter Springs, Florida. The improvements consist of 13 buildings totaling 184,155 square feet constructed between 1984 and 2000. The warehouse space features clear heights ranging from 14’ to 19’ and each unit is served by 12’x12’ or 10’x10’ rollup doors. The Belle Avenue Property features 5% to 10% office buildout. Each unit has an office area and a warehouse area. The Belle Avenue Property also has 246 surface parking spaces, resulting in a parking ratio of 1.3 spaces per 1,000 square feet. As of June 1, 2024, the Belle Avenue Property was 87.4% occupied by 104 tenants.

As of May 16, 2024, and June 1, 2024, the Orlando Industrial Portfolio Properties were collectively 85.3% leased to 114 tenants.

Major Tenants. The three largest tenants based on underwritten base rent are Department of Economic Opportunity, Advanced Care Scripts, Inc. and Rotech Healthcare, Inc.

Department of Economic Opportunity (47,916 square feet; 12.7% of NRA; 28.7% of underwritten base rent). The Department of Economic Opportunity is Florida’s leading state workforce agency and directly administers the state’s Labor Market Statistics program, Unemployment Compensation, Early Learning, and various workforce development programs. The Department of Economic Opportunity has been a tenant at Lakefront I & II Property since June 2010 after it signed a 68-month lease expiring January 31, 2016. In October 2015, the tenant executed the second lease modification in order to exercise the first renewal option, thereby updating the lease expiration date to January 31, 2021. The tenant most recently signed the third lease modification in November 2020 and updated the term of the lease to expire on January 31, 2026. The Department of Economic Opportunity does not have any renewal options remaining. The Department of Economic Opportunity has the right to terminate, without penalty, its lease in the event a state-owned building becomes available to the Department of Economic Opportunity for occupancy upon giving six months’ advance written notice to the borrower. The Department of Economic Opportunity has a one-time right to surrender 20.0% of its leased premises with 180 days’ prior written notice.

Advanced Care Scripts, Inc. (31,281 square feet; 8.3% of NRA; 8.8% of underwritten base rent). Advanced Care Scripts, Inc. provides specialty pharmacy management services for patients on biotech therapies. Advanced Care Scripts, Inc. has been a tenant at Lakefront I & II since February 2011 when it signed a 91-month lease expiring July 31, 2018. On June 1, 2012, the tenant executed the second amendment in order to expand the premises to a total of 42,891 square feet and to extend the term one month. On October 1, 2013, Advanced Care Scripts, Inc. expanded the premises by 18,390 square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

feet to total 61,281 square feet. On May 19, 2017, Advanced Care Scripts, Inc. executed the sixth amendment to extend the term 64 months to expire on December 31, 2023. Advanced Care Scripts, Inc. recently signed the seventh amendment to update the term of the lease to expire on March 31, 2029, and to reduce the premises by 30,000 square feet to total 31,281 square feet. Advanced Care Scripts, Inc. has one option to renew the term for either three or five years. Advanced Care Scripts, Inc. has a one-time right to terminate its lease effective June 30, 2027 upon satisfaction of the following conditions: (i) Advanced Care Scripts, Inc. delivers written notice to the borrower of its intent to exercise the early termination option, which notice must be delivered to the landlord no later than June 30, 2026, and (ii) Advanced Care Scripts, Inc. pays the landlord a termination fee equal to $209,367.

Rotech Healthcare, Inc. (30,000 square feet; 8.0% of NRA; 7.1% of underwritten base rent). Rotech Healthcare, Inc. is a national provider of ventilators, oxygen, sleep apnea treatment, wound care solutions, diabetes management, and home medical equipment. Rotech Healthcare, Inc. has been a tenant at Lakefront I & II since December 5, 2023, when it signed a 94-month lease expiring October 31, 2031. Rotech Healthcare, Inc. has two, five-year renewal options remaining. Rotech Healthcare, Inc. has a one-time right to terminate its lease from the 76th month from the commencement date, upon the satisfaction of the following conditions: (i) Rotech Healthcare, Inc. delivers written notice to the borrower of its intent to exercise such termination, which notice must be delivered to the borrower at least 180 days prior to the early termination date, and (ii) Rotech Healthcare, Inc. pays the borrower a termination penalty equal to unamortized tenant improvement allowance, free rent and leasing commissions, at a rate of 9.0%, which termination fee would equal $229,187.

Appraisal. According to the appraisals, the Orlando Industrial Portfolio Properties had an aggregate “as-is” appraised value of $52,000,000 as of April 23, 2024, as shown in the table below. Based on the “as-is” appraised value of $52,000,000, the Cut-off Date LTV and Maturity Date LTV for the Orlando Industrial Portfolio Mortgage Loan are 73.8%.

Orlando Industrial Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Lakefront I and II	$28,150,000	6.75%
Belle Avenue	$23,850,000	6.75%
Total / Wtd. Avg.	$52,000,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated February 21, 2024 and April 15, 2024, there was no evidence of any recognized environmental conditions at the Orlando Industrial Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Orlando Industrial Portfolio Properties:

Historical and Current Occupancy(1)
Property	2021	2022	2023	Current(2)
Lakefront I and II	80.0%	89.8%	92.0%	83.2%
Belle Avenue	NAV(3)	NAV(3)	NAV(3)	87.4%
(1)	Historical Occupancies are average quarterly occupancies of each respective year.
(2)	Current Occupancy is based on the rent rolls dated May 16, 2024 and June 1, 2024.
(3)	Historical Occupancies for Belle Avenue Property for 2021 and 2022 are not available as the Belle Avenue Property was acquired in 2022. 2023 Occupancy was not provided.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Orlando Industrial Portfolio Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Department of Economic Opportunity(2)	NR/NR/NR	47,916	12.7%	$27.76	$1,330,156	28.7%	1/31/2026
Advanced Care Scripts, Inc.(3)	Baa2/BBB/NR	31,281	8.3	$13.00	406,653	8.8	3/31/2029
Rotech Healthcare, Inc.(4)	NR/NR/NR	30,000	8.0	$11.04	331,200	7.1	10/31/2031
US Marshals(5)	NR/NR/NR	12,336	3.3	$26.66	328,891	7.1	12/31/2030
IPAC, Inc	NR/NR/NR	11,100	2.9	$8.83	98,000	2.1	5/31/2028
Regions Bank	Baa1/BBB+/A-	10,997	2.9	$14.13	155,388	3.4	9/30/2028
N&M Cooling and Heating, Inc.	NR/NR/NR	10,354	2.7	$13.50	139,779	3.0	7/31/2026
Lagoinha Orlando Church, Inc.	NR/NR/NR	8,817	2.3	$13.52	119,206	2.6	7/31/2027
A.C. Millwork, Inc.	NR/NR/NR	7,500	2.0	$8.75	65,625	1.4	5/31/2029
Electronic Coating Technologies	NR/NR/NR	4,402	1.2	$14.00	61,628	1.3	1/14/2029
Top Tenants		174,703	46.3%	$17.38	$3,036,525	65.5%
Remaining Tenants		146,637	38.9	$10.92	1,601,719	34.5
Occupied Collateral Total / Wtd. Avg.		321,340	85.3%	$14.43	$4,638,244	100.0%
Vacant Space		55,583	14.7
Collateral Total		376,922	100.0%
(1)	Based on the underwritten rent rolls dated May 16, 2024 and June 1, 2024. Includes rent steps through June 2025.
(2)	The Department of Economic Opportunity has the right to terminate, without penalty, its lease in the event a state-owned building becomes available to the Department of Economic Opportunity for occupancy upon giving six months’ advance written notice to the borrower. The Department of Economic Opportunity has a one-time right to surrender 20.0% of its leased premises with 180 days prior written notice.
(3)	Advanced Care Scripts, Inc. has one option to renew the term for either three or five years. Advanced Care Scripts, Inc. has a one-time right to terminate its lease effective June 30, 2027 upon satisfaction of the following conditions: (i) Advanced Care Scripts, Inc. delivers written notice to the borrower of its intent to exercise the early termination option, which notice must be delivered to the landlord no later than June 30, 2026, and (ii) Advanced Care Scripts, Inc. pays the borrowers a termination fee equal to $209,367.
(4)	Rotech Healthcare, Inc. has a one-time right to terminate its lease from May 1, 2030, upon the satisfaction of the following conditions: (i) Rotech Healthcare, Inc. delivers written notice to the borrower of its intent to exercise such termination, which notice must be delivered to the borrower at least 180 days prior to the early termination date, and (ii) Rotech Healthcare, Inc. pays the borrower a termination penalty equal to unamortized tenant improvement allowance, free rent and leasing commissions, at a rate of 9.0%, which termination fee would equal $229,187.
(5)	US Marshals has the right to terminate Block B (Suite 1140), in whole or in part, after December 31, 2024, by providing not less than 30 days’ prior written notice to the borrower. US Marshals also has the right to terminate its lease in whole or in part, after December 1, 2029, by providing not less than 60 days' prior written notice to the borrower. No early termination fee is required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

The following table presents certain information relating to the tenant lease expirations of the Orlando Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative% of UW Base Rent Expiring(3)
Vacant	NAP	55,583	14.7%	NAP	NAP	55,583	14.7%	NAP	NAP
2024	37	54,447	14.4	$687,600	14.8%	110,030	29.2%	$687,600	14.8%
2025	43	59,837	15.9	652,727	14.1	169,866	45.1%	$1,340,327	28.9%
2026	15	73,799	19.6	1,670,073	36.0	243,665	64.6%	$3,010,400	64.9%
2027	8	19,612	5.2	231,315	5.0	263,277	69.8%	$3,241,715	69.9%
2028	8	31,366	8.3	357,926	7.7	294,642	78.2%	$3,599,640	77.6%
2029	5	48,444	12.9	590,279	12.7	343,086	91.0%	$4,189,919	90.3%
2030	1	3,836	1.0	117,125	2.5	346,922	92.0%	$4,307,044	92.9%
2031	1	30,000	8.0	331,200	7.1	376,922	100.0%	$4,638,244	100.0%
2032 & Beyond	0	0	0.0	0	0.0	376,922	100.0%	$4,638,244	100.0%
Total	118	376,922	100.0%	$4,638,244	100.0%
(1)	Based on the underwritten rent rolls dated May 16, 2024 and June 1, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of contractual rent steps through June 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the Orlando Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2023	TTM 3/31/2024	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,227,421	$4,323,860	$4,540,162	$12.05	64.7%
Rent Steps	0	0	98,082	0.26	1.4
Vacant Income	0	0	971,892	2.58	13.8
Gross Potential Rent	$4,227,421	$4,323,860	$5,610,137	$14.88	79.9%
Total Reimbursements	855,309	1,034,622	1,399,827	3.71	19.9
Other Income	8,525	10,379	10,379	0.03	0.1
Net Rental Income	$5,091,255	$5,368,860	$7,020,342	$18.63	100.0%
(Vacancy/Credit Loss/Abatements)	(42,170)	(56,140)	(971,892)	(2.58)	(13.8)
Effective Gross Income	$5,049,085	$5,312,720	$6,048,450	$16.05	86.2%
Total Expenses	2,189,630	2,276,521	2,300,157	6.10	38.0
Net Operating Income	$2,859,455	$3,036,199	$3,748,293	$9.94	62.0%
Capital Expenditures	0	0	37,692	0.10	0.6
TI / LC	0	0	188,461	0.50	3.1
Net Cash Flow	$2,859,455	$3,036,199	$3,522,139	$9.34	58.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place based on the May 16, 2024 and June 1, 2024 rent rolls and include contractual rent steps through June 2025.

The Market. The Orlando Industrial Portfolio Properties are located in the Orlando-Kissimmee-Stanford Florida MSA. The economic drivers in the MSA are tourism, finance and high-tech sectors. Primary access to the Lakefront I and II Property is provided by Interstate 4, which runs east-west from Tampa to Daytona Beach across Florida. The Lakefront I and II Property is located south of downtown Orlando and west of the Orlando International Airport. The neighborhood surrounding the Lakefront I and II Property is almost built out. Land uses around the Lakefront I and II Property are tourist-related uses and large retail (Milenia Mall), existing and new office properties, upscale auto dealerships and light industrial uses. Approximately five miles northwest to the Lakefront I and II Property are the Universal Studios theme park and the Universal Orlando Resort.

According to the appraisal, the 2024 estimated population within a one-, three-, and five-mile radius of the Lakefront I and II Property is 14,036, 105,416, and 239,413, respectively. According to the appraisal, the 2024 estimated median household income within the same radii is $51,226, $49,018, and $54,127, respectively.

The Lakefront I and II Property is located in the SW Orange County industrial submarket. As of the fourth quarter of 2023, the SW Orange County industrial submarket reported total inventory of approximately 35.7 million square feet with a 2.9% vacancy rate and average asking rent of $13.93 PSF. The appraisal concluded a market rent of $13.00 PSF NNN for the flex space and $22.00 PSF full service for the office space at the Lakefront I and II Property.

Primary access to the Belle Avenue Property is provided by Interstate 4 and U.S. Highway 17. The Sanford-Orlando International Airport is located northeast of the Belle Avenue Property and the Orlando International Airport is located to the south. The Orange County Convention Center, Universal Studios theme park, Sea World and Disney World are all within 35 miles southwest of the Belle Avenue Property. The land use in the neighborhood is characterized by residential, retail and offices along major thoroughfares and small clusters of light industrial uses. Existing residential developments are traditional subdivisions with some development along the neighborhood’s lakes and golf courses. Retail uses including anchored malls such as Wal-Mart, Costco and Target are available throughout the area. Office uses are typically smaller general and medical office uses.

According to the appraisal, the 2024 estimated population within a one-, three-, and five-mile radius of the Belle Avenue Property is 14,434, 68,662, and 198,880, respectively. According to the appraisal, the 2024 estimated median household income within the same radii is $59,330, $70,142, and $74,075, respectively.

The Belle Avenue Property is located in the Seminole County industrial submarket. As of the fourth quarter of 2023, the Seminole County industrial submarket reported total inventory of approximately 30.6 million square feet with a 4.4% vacancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

rate and average asking rent of $14.44 PSF. The appraisal concluded a market rent of $11.75 PSF NNN for the industrial space at the Belle Avenue Property.

The following table presents information relating to comparable industrial leases for the Lakefront I and II Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Lakefront I and II Property	192,767(2)	1986-1988 / NAP	-	$18.28(2)	-	-	-
Orlando, FL
I-4 Commerce Center Unit CU 112	5,788	2006 / NAP	Truckzoneusa	$15.00	May-23	3.0	NNN
Orlando, FL
Flex / Showroom	2,880	2005 / NAP	Sun Protection	$14.95	Jan-23	3.0	NNN
Orlando, FL
6450 Kingspointe Pkwy Unit 4	4,582	2003 / NAP	Acorn Stairlifts	$13.05	Jul-22	2.0	NNN
Orlando, FL
Office Warehouse	6,192	1983 / NAP	Florida TCP Corp	$13.00	June-22	3.0	NNN
Orlando, FL
Lucerne Terrace Orlando Office	8,400	1975 / NAP	Cardiovascular Associates of America	$29.75	Oct-23	10.0	NNN
Orlando, FL
Medical Office	1,008	1982 / NAP	All Podiatry Group	$32.50	Oct-22	10.0	Modified Gross
Orlando, FL
TerraCotta Business Park	1,484	1988 / 2001	EDS Service Solutions	$21.00	May-23	2.0	Modified Gross
Orlando, FL
4725 West Sand Lake Road	1,909	2007 / NAP	STH Beauty	$25.00	June-22	1.0	NNN
Orlando, FL
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 16, 2024. Includes rent steps through June 2025.

The following table presents information relating to comparable industrial leases for the Belle Avenue Property:

Comparable Industrial Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Belle Avenue Property	184,155(2)	1984-2000 / NAP	--	$10.60(2)	--	--	--
Winter Springs, FL
Sanford Commerce Center	1,634	1983 / NAP	Athen's Towing	$10.00	Mar-24	1.0	Industrial Gross
Sanford, FL
518 Douglas Ave	2,400	1972 / NAP	Local Tenant	$11.00	Sep-23	3.0	NNN
Altamonte Springs, FL
Longwood Trade Center	1,250	1980 / NAP	Local	$12.00	Aug-23	3.0	NNN
Longwood, FL
Spring Hammock Court Industrial Property	2,066	1980 / NAP	Local	$10.00	Aug-23	3.0	NNN
Longwood, FL
Bennett Commerce Center	1,375	1985 / NAP	Not Reported	$12.00	Feb-23	3.0	NNN
Longwood, FL
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 1, 2024. Includes rent steps through June 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

The Borrowers. The borrowers are Small Bay II Lakefront DST and Small Bay II Belle DST, each a DST with a signatory trustee that has one independent manager that satisfies the requirements of an independent director. Each of Small Bay II Lakefront DST with respect to the Lake Front I and II Property and Small Bay II Belle DST with respect to the Belle Avenue Property have master leased the Orlando Industrial Portfolio Properties to a master tenant affiliated with the guarantor. Pursuant to a tenant landlord subordination and assignment agreement under each master lease (each a “Tenant Subordination and Assignment Agreement”), the related master tenant’s interest in all tenant rents was assigned to the related borrower and the related borrower then assigned its interest in all tenant rents to the lender pursuant to the Orlando Industrial Portfolio Mortgage Loan documents. Pursuant to the Tenant Subordination and Assignment Agreement, the master leases are subordinate to the Orlando Industrial Portfolio Mortgage Loan and, upon an event of default under the Orlando Industrial Portfolio Mortgage Loan documents, the lender has the right to cause the termination of the related master lease(s). Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Orlando Industrial Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors are Nexpoint Advisors, L.P., NexPoint Asset Management, L.P. and WMGSA GP, LLC and the non-recourse carveout guarantor is Nancy Dondero, as Family Trustee of the Dugaboy Invesment Trust dated November 15, 2010.

Nexpoint Advisors L.P. and NexPoint Asset Management L.P. are affiliates of NexPoint Diversified Real Estate Trust (“NXDT”), an externally advised diversified real estate investment trust (“REIT”), with its shares of common stock and 5.50% Series A Cumulative Preferred Shares listed on the New York Stock Exchange under the symbols NXDT and NXDT-PA, respectively. NXDT invests in various commercial real estate property types and across the capital structure, including but not limited to mortgage debt, mezzanine debt and common and preferred equity. Target underlying property types primarily include but are not limited to industrial, hospitality, net lease, retail, office, storage and healthcare and, to the extent currently owned, multifamily and single-family rentals. James Dondero is the President and Chairman of the Board for NXDT.

WMGSA GP, LLC is controlled by Anthony Scavo, who is the chief operating officer of Basis Industrial, a privately held and vertically integrated real estate owner and operator with over 100 years of combined development, management and acquisition expertise. Anthony Scavo has over 28 years of real estate development and construction experience.

Certain affiliates of the borrower sponsors (the “Related Entities”) are named parties in various litigation matters. Highland Capital Management, LP (“Highland”), an entity that is affiliated with the borrower sponsors and is a majority owned affiliate of the guarantor, filed for bankruptcy protection in 2019.  The Related Entities are named defendants in a lawsuit brought by the bankruptcy trustee (the “Highland Trustee”) which seeks the turnover of approximately $24,000,000 in assets contributed to one or more foundations that own the Related Entities.  In addition, the Highland Trustee has sought to recover more than $60,000,000 from the guarantor and affiliated entities in connection with litigation relating to a series of simple demand notes and term notes made between certain defendants and Highland.  See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The Orlando Industrial Portfolio Properties are managed by WMG Small Bay Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit (i) $441,438 into a real estate tax reserve, (ii) $448,414 into an insurance premium reserve, (iii) $59,875 into an immediate repairs reserve, (iv) $3,800,000 into a TI/LC reserve, (v) approximately $457,444 into a free rent reserve, and (vi) approximately $4,908 into an unfunded obligations reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $49,049.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $40,765.

Capital Expense / TI/LC Reserve – On each payment date as of which the balance in the capital expense / TI/LC reserve is less than $2,000,000, the borrowers are required to deposit into the capital expense / TI/LC reserve an amount initially equal to 1/12th of the product obtained by multiplying $0.60 by the aggregate number of rentable square feet of space in the Orlando Industrial Portfolio Properties (initially approximately $18,846 per month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Structural and Collateral Term Sheet	BMO 2024-C9
No. 8 – Orlando Industrial Portfolio

Lockbox / Cash Management. The Orlando Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each Master Lessee (as defined below) to deposit all rents owed under each Master Lease (as defined below) into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers with respect to the Orlando Industrial Portfolio Properties to be deposited into such lockbox account within five business days of receipt. All amounts in the lockbox account are required to be remitted to the borrowers’ operating accounts at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Orlando Industrial Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with Orlando Industrial Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for Orlando Industrial Portfolio Mortgage Loan.

A “Master Lessee” means each of the following entities: (i) NREA SB II Lakefront Leaseco, LLC with respect to the Lakefront I and II Property and (ii) NREA SB II Belle Leaseco, LLC with respect to the Belle Avenue Property, each a Delaware limited liability company.

A “Master Lease” means each master lease agreement between (i) Small Bay II Lakefront DST, as lessor, and NREA SB II Lakefront Leaseco, LLC, as lessee and (ii) Small Bay II Belle DST, as lessor, and NREA SB II Belle Leaseco, LLC, as lessee

A “Cash Management Period” will commence upon the earliest of the following: (i) the maturity date; (ii) the occurrence of an event of default under the Orlando Industrial Portfolio Mortgage Loan documents; and (iii) the date on which the debt service coverage ratio is less than 1.20x for the applicable Measurement Period (as defined below).

A Cash Management Period will end: (a) with regard to clause (i) above, (A) the Orlando Industrial Portfolio Mortgage Loan and all other obligations under the Orlando Industrial Portfolio Mortgage Loan documents have been repaid in full or (B) the maturity has not occurred; (b) with regard to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing and (c) with regard to clause (iii) above, the lender has determined that the Orlando Industrial Portfolio Properties have achieved a debt service coverage ratio of at least 1.70x for two consecutive quarters.

The “Measurement Period” means (i) for the determination of the debt service coverage ratio as of September 30, 2024, the three consecutive calendar months ended on such calculation date, (ii) for the determination of the debt service coverage ratio as of December 31, 2024, the six consecutive calendar months ended on such calculation date, (iii) for the determination of the debt service coverage ratio as of March 31, 2025, the nine consecutive calendar months ended on such calculation date, and (iv) for the determination of the debt service coverage ratio as of June 30, 2025 and each calculation date thereafter, the 12 consecutive calendar months ended on such calculation date.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

Lawson
Watkins Mill State Park
Excelsior Estates
Plattsburg
Smithville
Kansas City International Airport
Excelsior Springs
Richmond
Carrollton
Lansing
Gladstone
Liberty
Lexington
KANSAS CITY
Independence
Grain Valley
Shawnee
Overland Park
Blue Springs
Odessa
Concordia
Olathe
Grandview
Lee's Summit
Belton
Raymore
Warrensburg
Spring Hill
Harrisonville
Holden
Paola
MISSOURI
KANSAS
Garden City
Windsor
Clinton
Geodis Pasta
Winland Foods
CLAY COUNTY
Homestead
Number 172 Reservoir
Crystal Lakes
Excelsior Springs Hospital
Rocky Hollow Park
Excelsior Springs
The Elms
401 Regent Street
Excelsior Springs, MO 64024
Excelsior Springs Community Ctr.
Hall of Waters Museum
The Montgomery Event Venue
Crown Hill Plaza
Isley Blvd
Excelsior Springs Mem. Airport
East Valley Park
US Labor Department
Golf Hill
Excelsior Springs GC
Wood Heights
Midwest National Air Center
PACCOR Packing Co.
Walmart Supercenter
Kearney
St. Louis Ave
S. Marietta St
RAY COUNTY
Mosby
Kansas City 24 miles
Prathersville
Whispering Horse Ranch
GEORGE CEMETERY
ELLIOTT CEMETERY
Cooley Lake Conservation Area

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,500,000	Title:	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	153
Loan Purpose:	Refinance	Location:	Excelsior Springs, MO
Borrower:	401 Regent LLC	Year Built / Renovated:	1912 / 2012
Borrower Sponsors:	James Gould, Duke Miglin and Steven Potokar	Occupancy / ADR / RevPAR:	49.3% / $214.54 / $105.82
Interest Rate:	7.71000%	Occupancy / ADR / RevPAR Date:	3/31/2024
Note Date:	5/16/2024	4th Most Recent NOI (As of):	$3,778,402 (12/31/2021)
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of):	$4,003,155 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,115,183 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,968,134 (TTM 3/31/2024)
Original Amortization:	None	UW Economic Occupancy / ADR / RevPAR:	49.3% / $214.54 / $105.82
Amortization Type:	Interest Only	UW Revenues:	$15,836,586
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$11,984,389
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,852,197
Additional Debt:	No	UW NCF:	$3,218,734
Additional Debt Balance:	N/A	Appraised Value / Per Room(2):	$42,900,000 / $280,392
Additional Debt Type:	N/A	Appraisal Date:	3/21/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$160,131
Taxes:	$177,410	$25,344	N/A	Maturity Date Loan / Room:	$160,131
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.1%
FF&E Reserves:	$0	$52,500	N/A	Maturity Date LTV:	57.1%
Seasonal Working Capital Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.68x
				UW NOI Debt Yield:	15.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	100.0%	Loan Payoff	$12,185,356	49.7%
			Equity Distribution	11,626,932	47.5
			Closing Costs	510,302	2.1
			Upfront Reserves	177,410	0.7
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(2)	The appraised value also includes $4.2 million in estimated present value of the various tax incentives provided to The Elms Property (as defined below). Please see “The Property” for more information.

The Loan. The ninth largest mortgage loan (“The Elms Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,500,000 and is secured by the borrower’s fee interest in a 153-room, full-service hotel located in Excelsior Springs, Missouri (“The Elms Property”). The Elms Mortgage Loan was originated on May 16, 2024 by Argentic Real Estate Finance 2 LLC (“AREF2”). The Elms Mortgage Loan has a 10-year term, with an interest-only period accruing interest at a rate of 7.71000% per annum on an Actual/360 basis. The scheduled maturity date of The Elms Mortgage Loan is the monthly payment date that occurs in June 2034.

The Property. The Elms Property is a 153-room, full-service hotel located in Excelsior Springs, Missouri. The Elms Property is under management by DH2 Holding LLC, an affiliate of the Destination by Hyatt chain and is the only lodging facility located in the Excelsior Springs’ downtown district, which is characterized by restaurants, office and government buildings,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

retail shops and apartment buildings. The Elms Property is known for its use as a Presidential retreat for Presidents Franklin D. Roosevelt and Harry S. Truman, a training facility for boxer Jack Dempsey and a refuge for gangster Al Capone.

The Elms Property has 75 king rooms, 29 king suites, 26 queen/queen rooms, 14 queen rooms, 7 queen/queen suites, 1 presidential suite and 1 queen suite. Amenities at The Elms Property include a restaurant, a lounge, a café, 8,921 square feet of meeting space, an outdoor pool and whirlpool, an indoor pool and whirlpool, a fitness center a lobby workstation, a concierge lounge, a 28,000 square feet full-service spa and an outdoor patio and fire pit.

Built in 1912, The Elms Property has undergone approximately $7.8 million (or approximately $51,000 per room) in elective capital upgrades since 2018 including renovation of the pool area, repositioning of the cafe into a dual wine bar and coffee shop to increase food and beverage revenue, spa upgrades including expansion from 13 treatment rooms to 17 treatment rooms and new painting and flooring throughout The Elms Property. The upgrade enabled The Elms Property to increase net cash flow since 2018 by 252%, which includes a 130% increase in rooms revenue, 129% increase in food and beverage revenue and 192% increase in spa revenue. The borrower sponsor is in the process of completing an additional $1.61 million ($10,529 per room) in renovations. The renovations include painting of the building, new televisions, new beds, elevator repairs, facade repair, technology upgrades and HVAC units.

In 2008, the City of Excelsior Springs entered into a Tax Increment Financing (“TIF”) incentive with the then-hotel owner. The agreement, which was amended in February 2018 with the borrower, calls for five types of incentives that expire in 2032 and 2042, including a PILOT property tax abatement, Economic Activity Taxes TIF, an event fee allowance, a project fee allowance, and a share of the Community Improvement District tax.

Appraisal. According to the appraisal, The Elms Property had an “as-is” appraised value of $42,900,000 as of March 21, 2024, as shown in the table below. Based on the “as-is” appraised value of $42,900,000, the Cut-off Date LTV and Maturity Date LTV for The Elms Mortgage Loan is 57.1%. The “as-is” value includes $4,200,000 in discounted tax incentives.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$42,900,000	8.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at The Elms Property.

The Market. The Elms Property is located on the south side of Downtown Excelsior Springs, directly south of the intersection formed by Regent Avenue and Elms Boulevard. Primary access is provided by State Highway 10, which is the nearest major thoroughfare. The Elms Property is located in the greater Kansas City lodging market, which consists of approximately 1,398 hotel rooms. The Elms Property serves the Excelsior Springs’ downtown district, which benefits from a number of tourism and leisure attractions, as well as entertainment and cultural attractions in Kansas City. Leisure demand generators include the Hall of Waters, Fence Stile Vineyards & Winery and the Van Till Family Farm Winery. Entertainment and cultural attractions include the Power & Light District, Kauffman Stadium, Arrowhead Stadium, T-Mobile Center, the Kansas City Zoo, Worlds of Fun and the Country Club Plaza shopping district. Kansa City has been selected as one of the host cities for the 2026 FIFA World Cup, which is anticipated to generate hundreds of millions of dollars for the region and significantly increase the number of visitors to the city for the event.

In 2023, the demand segmentation for The Elms Property was 75%, 15%, and 10% for leisure, meeting and group, and commercial, respectively. In Excelsior Springs, The Elms Property is the primary driver for leisure demand, along with several wineries and boutique shops in the downtown neighborhood. In Kansas City, the top leisure demand generators include professional sporting events, museums, and a variety of entertainment, retail, and dining venues. The primary competitive set for The Elms Property consists of eight hotels, which range in size from 113 to 216 rooms, and collectively contain an aggregate of 1,245 rooms. New supply includes The Cascade Hotel, a 177-room full-service hotel which recently opened in November 2023. While similar to The Elms Property in price point, The Cascade Hotel is located in downtown Kansas City and has a much smaller, approximately 5,300 square feet day spa.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at The Elms Property and its competitors:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			The Elms(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	54.1%	$147.02	$79.47	39.7%	$157.46	$62.48	73.4%	107.1%	78.6%
2022	63.5%	$166.70	$105.92	51.4%	$177.81	$91.36	80.9%	106.7%	86.3%
2023	66.3%	$187.25	$124.13	51.5%	$200.26	$103.07	77.7%	106.9%	83.0%
TTM(4)	61.8%	$190.03	$117.42	49.3%	$214.54	$105.82	79.8%	112.9%	90.1%
(1)	Source: Third-party market research report.
(2)	The competitive set includes Holiday Inn Kansas City; The Raphael Hotel, Autograph Collection; Kansas City Marriott Country Club Plaza; Hotel Phillips Kansas City, Curio Collection by Hilton; Hilton President Kansas City; Argosy Casino Hotel & Spa and Ambassador Hotel Kansas City, Autograph Collections.
(3)	Occupancy, ADR and RevPAR for The Elms Property are based on underwritten cash flows.
(4)	TTM represents the trailing 12-month period ending March 31, 2024.

The following table presents certain information with respect to the historical and underwritten cash flows of The Elms Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	%(3)
Occupancy	39.7%	51.4%	51.5%	49.3%	49.3%
ADR	$157.46	$177.81	$200.26	$214.54	$214.54
RevPAR	$62.48	$91.36	$103.07	$105.82	$105.82
Room Revenue	$5,102,004	$5,755,982	$6,028,557	$5,925,970	$5,909,779	$38,626	37.3%
Food & Beverage Revenue	3,139,572	3,908,790	4,127,250	4,065,051	4,053,944	26,496	25.6
Other Departmental Revenue	4,966,311	5,763,760	6,071,467	5,888,953	5,872,863	38,385	37.1
Total Revenue	$13,207,887	$15,428,532	$16,227,274	$15,879,974	$15,836,586	$103,507	100.0%
Room Expense	1,186,497	1,353,199	1,369,149	1,368,215	1,364,477	8,918	23.1
Food & Beverage Expenses	2,283,134	2,985,752	3,307,378	3,243,848	3,234,985	21,144	79.8
Other Departmental Expenses	2,512,437	2,904,280	3,098,978	3,043,805	3,035,489	19,840	51.7
Departmental Expenses	$5,982,068	$7,243,231	$7,775,505	$7,655,868	$7,634,950	$49,902	48.2%
Departmental Income	$7,225,819	$8,185,301	$8,451,769	$8,224,106	$8,201,636	$53,605	51.8%
Total Other Expenses(4)	$3,447,417	$4,182,146	$4,336,586	$4,255,972	$4,349,438	$28,428	27.5%
Net Operating Income	$3,778,402	$4,003,155	$4,115,183	$3,968,134	$3,852,197	$25,178	24.3%
FF&E	528,315	617,141	649,091	635,199	633,463	4,140	4.0
Net Cash Flow	$3,250,087	$3,386,014	$3,466,092	$3,332,935	$3,218,734	$21,037	20.3%
(1)	TTM represents the trailing 12-month period ending March 31, 2024.
(2)	Per Room values are based on 153 rooms.
(3)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expenses and Other Departmental Expenses, which are based on their corresponding revenue line items.
(4)	Total Other Expenses consists of management fee, general and administrative, utilities, advertising and marketing, property operation and maintenance, property taxes, incentive management fee, insurance, $667,145 in tax incentive benefits and other non-operating expenses.

The Borrower. The borrower is 401 Regent LLC, a Missouri limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of The Elms Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and the guarantors are James Gould, Duke Miglin and Steven Potokar. James Gould is a principal in Horizon Midway Group, LLC, an affiliate of Horizon Hotel Group (“Horizon”), a national independent hotel asset management and consulting company, specializing in the renovating, repositioning and rebranding of hotels and resorts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

Property Management. The Elms Property is managed by DH2 Holding LLC, a third-party property manager and an affiliate of Hyatt Hotels Corporation under a management agreement that expires on April 30, 2043. The management agreement may be renewed for two additional terms by written agreement from both parties, with the first renewal term expiring 5 years after the maturity date and the second renewal term expiring 5 years thereafter. The terms of this agreement call for a base management fee of 3.0% of gross revenues (excludes any tax incentives) and a marketing fee equal to 1.0% of total revenue. The management agreement stipulates a 10.0% incentive management fee on EBITDA less replacement reserves exceeding $3,300,000.

Escrows and Reserves. At origination, the borrower deposited $177,410 into a real estate tax reserve account.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $25,344.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing, among other conditions. The monthly insurance escrow is currently suspended.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (i) 1/12th of 4% of total annual revenues; (ii) the applicable monthly percentage of the gross revenues required by the management agreement or (iii) $52,500.

Seasonality Working Capital Reserve – Following the lender’s annual calculation of the Seasonal Working Capital Reserve Threshold Amount (as defined below), in the event a shortfall exists between the amount then on deposit in the seasonal working capital reserve and the Seasonal Working Capital Reserve Threshold Amount, the borrower is required to deposit, no later than the payment date occurring in July of each calendar year, an amount determined by the lender such that the balance on deposit in the seasonal working capital reserve will be equal to the then applicable Seasonal Working Capital Reserve Threshold Amount.

The “Seasonal Working Capital Reserve Threshold Amount” means the sum of the projected debt service shortfalls (inclusive of amounts attributable to monthly deposits into all applicable escrows and reserve accounts required pursuant to The Elms Mortgage Loan documents) but only to the extent such shortfall(s) exceed(s) $200,000 cumulatively over three consecutive months, for the succeeding 12 month period, as determined by the lender annually as of each anniversary of the origination date.

Lockbox / Cash Management. The Elms Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all credit card receipts and other gross revenue to be deposited into the lender-controlled lockbox account. The borrower delivered direction letters to each of the credit card companies with which the borrower has entered into a merchants or other credit card receipt agreement instructing them to transfer all credit card receipts received with respect to The Elms Property to the lockbox account. The borrower or property manager, as applicable, is required to deposit any credit card receipts or other gross revenue otherwise received from The Elms Property into the lockbox account within one business day of receipt. On each business day (while no Cash Management Period (as defined below) is continuing), all funds in the lockbox account will be swept into the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with The Elms Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Elms Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Elms Mortgage Loan. To the extent that no Cash Management Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Cash Management Period” will commence upon the earliest of the following: (i) the maturity date; (ii) the occurrence of an event of default under The Elms Mortgage Loan documents; (iii) the date on which the debt service coverage ratio is less than 1.25x based on the trailing 12 months; (iv) from and after June 6, 2027, the debt yield is less than 11.75% based on the trailing 12 months or (v) the commencement of a Management Trigger Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BMO 2024-C9
No. 9 – The Elms

A Cash Management Period will end: (a) with regard to clause (i) above, (A) The Elms Mortgage Loan and all other obligations under The Elms Mortgage loan documents have been repaid in full or (B) the maturity date has not occurred; (b) with regard to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing; (c) with regard to clause (iii) above, the lender has determined that The Elms Property has achieved a debt service coverage ratio of at least 1.30x for two consecutive quarters; (d) with regard to clause (iv) above, the lender has determined that The Elms Property has achieved a debt yield of at least 12.0% for two consecutive quarters and (e) with regard to clause (v) above, such Management Trigger Period has ended.

A “Management Trigger Period” will commence upon (i) the date the manager gives notice of its intention to terminate or cancel the management agreement; (ii) the date that is 12 months prior to the then applicable expiration date of the management agreement; (iii) if an event of default by the borrower occurs under the management agreement beyond all applicable notice and/or cure periods; (iv) if an event of default by manager occurs under the management agreement; (v) the occurrence of a manger insolvency proceeding or (vi) any property improvement plan (“PIP”) required by manager.

A Management Trigger Period will end: (a) with regard to clause (i) above, either (A) the manager revokes any notification of any termination, cancellation or surrender of such management agreement in writing delivered to the lender or (B), the New License Conditions (as defined below) have been satisfied as determined by the lender; (b) with regard to clause (ii) above, the borrower’s satisfaction of the New License Conditions; (c) with regard to clause (iii) above, all defaults under the management agreement have been cured and accepted by the manager, as demonstrated by delivery to the lender of a comfort letter; (d) with regard to clause (iv) above, if (A) the subject default has been cured, and no other default has occurred under the management agreement or (B) the borrower has entered into a replacement management agreement; (e) with regard to clause (v) above, (A) the applicable manager insolvency proceeding has terminated, and the management agreement has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (B) evidence, that the borrower has entered into a replacement management agreement, and that, if required by the lender, funds have been escrowed with the lender in a reserve account to cover at least 115% of the estimated costs of all PIP required to be performed in connection therewith and (f) with regard to clause (vi) above, (A) the lender’s has determined that the borrower has completed all required renovations, improvements and other PIP Work required pursuant to the applicable PIP or (B) if funds have been escrowed with the lender in a reserve account to cover at least 115% of the estimated costs of the applicable PIP.

“New License Conditions” mean the delivery to the lender of the following items: (i) an executed replacement management agreement (with the existing manager or a qualified manager) containing terms consistent with other franchise/hotel management agreements being issued by such manager, which replacement management agreement is required to have a term that extends beyond at least five years after the maturity date; (ii) a comfort letter and (iii) if such replacement management agreement requires any PIP, then if required by the lender, the borrower will be required to deposit funds with the lender in an amount equal to at least 115% of the estimated cost of all required PIP required to be performed in connection therewith.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

IDAHO
WYOMING
UTAH
COLORADO
ARIZONA
NEW MEXICO
Grand Junction
DENVER
SALT LAKE CITY
BOOK CLIFFS
Grand Valley OHV Recreation Area
Grand Junction Regional Airport
Fruita
GRAND VALLEY
Salt Lake City, UT 277 miles
H Rd.
Canyon View Park
Bookcliff Country Club
Grand Junction Motor Speedway
Denver 248 miles
Colorado River
GRAND JUNCTION
Fruitvale
Redlands
Canyon View Marketplace
Mesa Mall
Intermountain Health St. Mary's Regional Hospital
Patterson Rd.
F Rd.
Cross Orchards Historic Site, Museums of Western Colorado
Coronado Plaza
Bananas Fun Park
Eureka! McConnell Science Museum
Colorado Mesa Univ.
Orchard Ave.
Tiara Rado Golf Course
River City Sportsplex
DOWNTOWN GRAND JCT.
Lincoln Park GC
North Ave.
Grand Junction VA Medical Ctr.
East Rd.
Clifton
Grand Mesa Center
2464 Highway 6 & 50
Grand Junction, CO 81505
Rimrock Marketplace
Ralph Stocker Stadium
Broadway
Museum of the West
Ute Ave.
Riverside Pkwy.
D Rd.
Redlands Mesa Golf Course
S. 5th St.
Unaweep Ave.
White Cap
Orchard Mesa
Chipeta Golf Course
MESA COUNTY
COLORADO NATIONAL MONUMENT
Gunnison River
Whitewater Hill
Horse Point
Horse Mesa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.2%	Net Rentable Area (SF):	219,528
Loan Purpose:	Refinance	Location:	Grand Junction, CO
Borrowers:	Grand Mesa Center, L.L.C. and Grand Mesa Center II, L.L.C.	Year Built / Renovated:	2002, 2004 / NAP
Borrower Sponsor:	E. Stanley Kroenke	Occupancy:	98.4%
Interest Rate:	5.99000%	Occupancy Date:	4/30/2024
Note Date:	6/14/2024	4th Most Recent NOI (As of):	$3,229,448 (12/31/2021)
Maturity Date:	7/6/2034	3rd Most Recent NOI (As of):	$3,035,857 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,057,721 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,116,633 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,219,372
Call Protection:	L(23),YM1(93),O(4)	UW Expenses:	$1,171,345
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,048,026
Additional Debt:	No	UW NCF:	$2,905,333
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,900,000 / $195
Additional Debt Type:	N/A	Appraisal Date:	4/23/2024

Escrows and Reserves(1)				Financial Information\
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$96
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$96
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.0%
TI / LC:	$0	Springing	$548,820	UW NCF DSCR:	2.28x
				UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	100.0%	Loan Payoff	$19,546,473	93.1%
			Equity Distribution	1,267,475	6.0
			Closing Costs	186,052	0.9
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The tenth largest mortgage loan (the “Grand Mesa Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $21,000,000 and secured by the borrowers’ fee simple interest in a 219,528 square foot anchored retail shopping center located in Grand Junction, Colorado (the “Grand Mesa Center Property”). The Grand Mesa Center Mortgage Loan has a 10-year term and is interest-only for the entire term accruing interest at a rate of 5.99000% per annum on an Actual/360 basis. The scheduled maturity date of the Grand Mesa Center Mortgage Loan is the payment date in July 2034.

The Property. The Grand Mesa Center Property is a one-story, anchored retail shopping center totaling 219,528 square feet, located in Grand Junction, Colorado. The Grand Mesa Center Property was built in 2002 and 2004. The Grand Mesa Center Property is located along the north side of Highway 6 and 50. The Grand Mesa Center Property has a multi-tenant design that is currently occupied by 18 tenants. The Grand Mesa Center Property is 98.4% leased as of April 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

Major Tenants. The three largest tenants based on underwritten base rent are Sportsman’s Warehouse, Burlington Coat Factory and Ross Dress For Less.

Sportsman’s Warehouse (45,250 square feet, 20.6% of net rentable area (“NRA”), 19.2% of underwritten base rent): Founded in 1986, Sportsman’s Warehouse is a company that provides outdoor merchandises for hunting, shooting, fishing, camping, boating, and other activities. Sportsman’s Warehouse has 147 stores in the United States. Sportsman’s Warehouse has been a tenant at the Grand Mesa Center since 2002 and has a current lease expiration in August 2027. Sportsman’s Warehouse has two five-year renewal options remaining. Sportsman’s Warehouse has no termination options.

Burlington Coat Factory (24,864 square feet, 11.3% of NRA, 11.1% of underwritten base rent): Burlington Coat Factory is an American department store chain with over 1,000 stores across 46 states and Puerto Rico. Burlington Coat Factory assumed a Bed Bath & Beyond lease in 2023 on a NNN basis, has a current lease expiration date in January 2025 and has two, five-year renewal options remaining. Burlington Coat Factory has no termination options.

Ross Dress For Less (30,161 square feet, 13.7% of NRA, 10.8% of underwritten base rent): Founded in 1982, Ross Dress For Less is the largest off-price apparel and home fashion chain in the United States, with 1,764 location in 43 states, the District of Columbia, and Guam. Ross Dress For Less has been a tenant at the Grand Mesa Center since 2002 and has a current lease expiration date in January 2028. Ross Dress For Less has four, five-year renewal options remaining. Ross Dress For Less has no termination options.

Appraisal. According to the appraisal, the Grand Mesa Center Property had an “as-is” appraised value of $42,900,000 as of April 23, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$42,900,000	7.25%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Grand Mesa Center Property dated April 29, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps. However, a historical recognized environmental condition was identified related to four diesel underground storage tanks that were installed in 1972 and removed in 1999. A release was identified and after successful remediation, and case closure was granted on June 1, 2001.

The following table presents certain information relating to the historical occupancy of the Grand Mesa Center Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
99.4%	98.8%	98.8%	98.4%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated April 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the Grand Mesa Center Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody's/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent (3)	% of Total UW Base Rent	Lease Exp. Date
Anchor Tenants
Sportsman’s Warehouse	NR/NR/NR	45,250	20.6%	$14.00	$633,500	19.2%	8/31/2027
Ross Dress For Less	BBB+/A2/NR	30,161	13.7	$11.75	354,404	10.8	1/31/2028
Burlington Coat Factory	BB+/NR/NR	24,864	11.3	$14.75	366,744	11.1	1/31/2025
TJ Maxx	A/A2/NR	24,600	11.2	$8.58	211,150	6.4	10/31/2027
Michael’s	NR/NR/NR	20,374	9.3	$12.75	259,769	7.9	2/29/2028
Total/Wtd. Avg.		145,249	66.2%	$12.57	$1,825,566	55.4%

Major/In-Line Tenants
Old Navy	BB/B1/NR	16,000	7.3%	$12.00	$192,000	5.8%	1/31/2025
Vitamin Cottage (Natural Grocers)	NR/NR/NR	15,210	6.9	$16.92	257,353	7.8	12/31/2025
Petco	NR/NR/NR	15,000	6.8	$19.03	285,450	8.7	1/31/2029
Pediatric Dental Specialists	NR/NR/NR	5,231	2.4	$28.00	146,468	4.4	9/30/2024
Total/Wtd. Avg. Major/In-Line Tenants		51,441	23.4%	$17.13	$881,271	26.8%
Non-Major Tenants		19,338	8.8	$30.31	586,223	17.8
Occupied Total Collateral		216,028	98.4%	$15.24	$3,293,061	100.0%
Vacant Space		3,500	1.6
Totals/ Wtd. Avg. All Owned Tenants		219,528	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps taken through April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

The following table presents certain information relating to the lease rollover schedule at the Grand Mesa Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	3,500	1.6%	NAP	NA	P	3,500	1.6%	NAP	NAP
2024 & MTM	1	5,231	2.4	$146,468	4.4%		8,731	4.0%	$146,468	4.4%
2025	5	58,574	26.7	872,157	26.5		67,305	30.7%	$1,018,625	30.9%
2026	0	0	0.0	0	0.0		67,305	30.7%	$1,018,625	30.9%
2027	3	72,140	32.9	916,693	27.8		139,445	63.5%	$1,935,319	58.8%
2028	4	55,683	25.4	773,652	23.5		195,128	88.9%	$2,708,971	82.3%
2029	3	20,900	9.5	472,715	14.4		216,028	98.4%	$3,181,686	96.6%
2030	1	2,000	0.9	66,000	2.0		218,028	99.3%	$3,247,686	98.6%
2031	0	0	0.0	0	0.0		218,028	99.3%	$3,247,686	98.6%
2032	0	0	0.0	0	0.0		218,028	99.3%	$3,247,686	98.6%
2033	1	1,500	0.7	45,375	1.4		219,528	100.0%	$3,293,061	100.0%
2034	0	0	0.0	0	0.0		219,528	100.0%	$3,293,061	100.0%
2035 & Beyond	0	0	0.0	0	0.0		219,528	100.0%	$3,293,061	100.0%
Total	18	219,528	100.0%	$3,293,060	100.0%
(1)	Information is based on the underwritten rent roll dated April 30, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring rent steps through April 30, 2025.

The following table presents certain information relating to the underwritten cash flows of the Grand Mesa Center Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM March 2024	Underwritten	Per Square Foot	%(1)
Base Rent	$3,337,876	$3,125,853	$3,162,067	$3,182,609	$3,282,516	$14.95	74.0%
Gross Up Vacancy	0	0	0	0	77,000	0.35	1.7
Percentage Rent	0	50,566	55,398	55,398	55,398	0.25	1.2
Rent Step	0	0	0	0	10,545	0.05	0.2
CAM/Other Reimbursements	287,285	295,782	342,816	364,079	302,740	1.38	6.8
Real Estate Taxes Reimbursements	554,532	552,110	648,456	605,008	646,147	2.94	14.6
Insurance Reimbursements	25,919	29,243	28,652	33,541	64,404	0.29	1.5
Gross Potential Rent	$4,205,612	$4,053,553	$4,237,389	$4,240,636	$4,438,751	$20.22	100.0%
In Place Vacancy	0	0	0	0	(77,000)	(0.35)	(1.7)
Underwriting Vacancy Adjustment	0	0	0	0	(144,938)	(0.66)	(3.3)
Other Income	385	1,786	2,121	2,558	2,558	0.01	0.1
Effective Gross Income	$4,205,996	$4,055,339	$4,239,510	$4,243,194	$4,219,372	$19.22	95.1%
Real Estate Taxes	542,602	556,318	655,798	655,798	655,798	2.99	15.5
Insurance	46,913	54,385	58,762	59,614	67,423	0.31	1.6
Management Fee	105,667	93,243	92,237	89,606	126,581	0.58	3.0
Other Expenses(2)	281,366	315,537	374,992	321,543	321,543	1.46	7.6
Total Expenses	$976,548	$1,019,482	$1,181,789	$1,126,562	$1,171,345	$5.34	27.8%
Net Operating Income	$3,229,448	$3,035,857	$3,057,721	$3,116,633	$3,048,026	$13.88	72.2%
Replacement Reserves	0	0	0	0	32,929	0.15	0.8
Tenant Improvements	0	0	0	0	54,882	0.25	1.3
Leasing Commissions	0	0	0	0	54,882	0.25	1.3
Net Cash Flow	$3,229,448	$3,035,857	$3,057,721	$3,116,633	$2,905,333	$13.23	68.9%
(1)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Other Expenses includes common area maintenance, utilities, general & administrative, snow removal, and non-recoverable expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

The Market. The Grand Mesa Center Property is located on the north side of Highways 6 and 50 and on the western side of the City of Grand Junction, Colorado. The Grand Mesa Center Property is located in the Grand Junction MSA. The largest employers in the Grand Junction MSA include Intermountain Health St. Mary’s Regional Hospital, Colorado Mesa University, Community Hospital, and Grand Junction VA Medical Center. Grand Junction is home to Colorado Mesa University, a regional public higher education institution offering liberal arts, professional, and technical programs at the master’s, bachelor’s, associate and certificate levels. Colorado Mesa University has an enrollment of nearly 11,000 students, 323 full-time academic and technical faculty members. According to the appraisal, the 2023 total population within a one-, three- and five-mile radius of the Grand Mesa Center Property is 3,220, 41,460 and 81,622, respectively. According to the appraisal, the 2023 average household income within the same radii is $82,583, $92,763 and $96,971, respectively.

The following table presents retail market statistics for the surrounding area of the Grand Mesa Center Property:

Retail Market Statistics (TTM Q1 2024)(1)
Market/Submarket	Inventory (SF)	Completions (SF)	Vacancy	Net Absorption (SF)	NNN Rent Overall / SF
Grand Junction	9,124,240	26,699	2.70%	83,280	$14.49
Grand Junction Shopping Centers	1,723,269	0	3.70%	57,715	$16.75
(1)	Source: Appraisal.

The following table presents certain information relating to comparable large box space leases for the Grand Mesa Center Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Grand Mesa Center 2464 Highway 6 & 50 Grand Junction, CO	2002, 2004 / NAP	98.4%	219,528	-	-	-	-	$15.24	NNN
Bowles Crossing 8055 West Bowles Avenue Littleton, CO	1986 / 2020	0.0%	433,727	1.2 miles	At Home	Apr. 2024 / 120	83,675	$9.64	NNN
Smoky Hill Town Center 20153 East Smoky Hill Road Centennial, CO	2004 / 2022	0.0%	64,400	6.3 miles	Big Blue Swim School & Fitness	Jun. 2022 / 183	40,000	$13.50	NNN
Former JCPenney 2080 Greeley Mall Greeley, CO	1978 / NAP	90.0%	49,672	12.4 miles	Habitat for Humanity	Apr. 2022 / 60	49,672	$10.00	NNN
Mesa Mall 2424 Highway 6 Grand Junction, CO	1980 / 2004	100.0%	550,580	12.4 miles	Dick’s Sporting Goods	Sep. 2021 / 120	43,500	$11.64	Gross
(1)	Source: Appraisal, except for the Grand Mesa Center, which is based on the underwritten rent roll dated April 30, 2024 and includes rent steps taken through April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

The following table presents certain information relating to comparable small box space leases for the Grand Mesa Center Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Grand Mesa Center 2464 Highway 6 & 50 Grand Junction, CO	2002, 2004 / NAP	98.4%	219,528	-	-	-	-	$15.24	NNN
535 W South Boulder Rd 535 W South Boulder Rd Lafayette, CO	2002 / NAP	100.0%	16,184	195.5 miles	Goodwill of Colorado	Jan. 2028 / 34	17,508	$13.62	NNN
Bowles Crossing 8055 West Bowles Avenue Littleton, CO	1986 / 2020	0.0%	433,727	190.7 miles	Burlington	Sep. 2023 / 120	26,786	$15.00	NNN
Bowles Crossing 8055 West Bowles Avenue Littleton, CO	1986 / 2020	0.0%	433,727	190.7 miles	Party City	Jul. 2023 / 126	11,000	$19.00	NNN
Retail Property 1208 North Circle Drive Colorado Springs, CO	1979 / NAP	100.0%	6,181	205.2 miles	Hands on Mobile Detail	May. 2023 / NAV	6,181	$15.00	NNN
Westminster City Center 9230 Sheridan Boulevard Westminster, CO	1995 / NAP	0.0%	309,254	195.8 miles	Sierra Trading Post	Mar. 2023 / 120	26,767	$16.00	NNN
(1)	Source: Appraisal, except for the Grand Mesa Center, which is based on the underwritten rent roll dated April 30, 2024 and includes rent steps taken through April 30, 2025.

The following table presents certain information relating to comparable inline space leases for the Grand Mesa Center Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Grand Mesa Center 2464 Highway 6 & 50 Grand Junction, CO	2002, 2004 / NAP	98.4%	219,528	-	-	-	-	$15.24	NNN
Rimrock Marketplace 2536 Rimrock Ave. Grand Junction, CO	2004 / NAP	95.7%	15,300	0.7 miles	NAV	Apr. 2024 / NAV	2,000	$22.98	NNN
Confluence Park Trading Center 240 N Palmer St Delta, CO	1994 / NAP	69.2%	15,075	36.4 miles	NAV	Nov. 2023 / 60	1,200	$15.00	NNN
Frisco Station Shopping Center – Retail Condo 842 Summit Boulevard Frisco, CO	1988 / 2020	0.0%	1,400	138.1 miles	Ninety-Seven Cleaning	Oct. 2023 / 36	1,445	$25.00	NNN
La Fontana Plaza 592 Colorado Highway 133 Carbondale, CO	2001 / 2020	0.0%	30,000	76.7 miles	Magic World	Oct. 2023 / 36	1,621	$25.00	Gross + TE
(1)	Source: Appraisal, except for the Grand Mesa Center, which is based on the underwritten rent roll dated April 30, 2024 and includes rent steps taken through April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

The following table presents certain information relating to comparable fronting inline space leases for the Grand Mesa Center Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Grand Mesa Center 2464 Highway 6 & 50 Grand Junction, CO	2002, 2004 / NAP	98.4%	219,528	-	-	-	-	$15.24	NNN
Free Standing Retail 2480 US Highway 6 and 50 Grand Junction, CO	2002 / NAP	0.0%	7,134	0.1 mile	Confidential	Apr. 2024 / 60	4,334	$22.00	NNN
Rivertown Center 2566 Patterson Road Grand Junction, CO	2021 / NAP	0.0%	1,759	0.9 mile	The Great Greek	May. 2023 / 120	1,758	$30.00	NNN
Fourth Street Crossing Market Hall 325 Blue River Parkway Silverthorne, CO	2021 / NAP	0.0%	26,500	140.2 miles	Old Dillon Inn	Apr. 2023 / 96	3,114	$30.00	NNN
(1)	Source: Appraisal, except for the Grand Mesa Center, which is based on the underwritten rent roll dated April 30, 2024 and includes rent steps taken through April 30, 2025.

The following table presents certain information relating to comparable sales pertaining to the Grand Mesa Center Property:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Summer Valley	Aurora, CO	98,462	Sep-2023	$207
Shops at Walnut Creek	Westminster, CO	216,334	Dec-2022	$254
Westminster Plaza Retail	Westminster, CO	98,975	Nov-2022	$203
6905 S. Broadway	Littleton, CO	75,241	Sep-2022	$173
Coronado Plaza	Grand Junction, CO	113,088	Dec-2021	$198
(1)	Source: Appraisal.

The Borrowers. The borrowers are Grand Mesa Center, L.L.C. and Grand Mesa Center II, L.L.C., each a single purpose entity, with one independent director.

The Borrower Sponsor. The borrower sponsor (the “Borrower Sponsor”) and non-recourse carveout guarantor is E. Stanley Kroenke. Mr. Kroenke is the chairman, co-founder and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in approximately 60 million square feet of real estate consisting of shopping centers located near Wal-Mart stores, as well as a variety of office, industrial, warehouse, and storage properties and sports stadiums.

Property Management. The Grand Mesa Center Property is managed by Western Skies Management, Inc., an affiliate of the Borrower Sponsor.

Escrows and Reserves.

Tax Escrows - Upon the occurrence of a Cash Management Trigger Event Period (as defined below) or a Cash Sweep Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

Insurance Escrows – Upon the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Grand Mesa Center Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period). Currently the Grand Mesa Center Property is insured under a blanket policy.

Capital Expenditure Reserve - Upon the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to escrow approximately $2,744 for monthly capital expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

Rollover Reserve – Upon the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to escrow $9,147 for monthly rollover reserve for tenant improvement costs and leasing commissions, subject to a cap of $548,820.

Lockbox / Cash Management. The Grand Mesa Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Management Trigger Event, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Cash Management Trigger Event, the borrowers are required to deliver a notice to all tenants at the Grand Mesa Center Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. During a Cash Management Trigger Period, all funds deposited into the lockbox are required to be transferred to the cash management account on each business day. Notwithstanding the foregoing, the Grand Mesa Center Mortgage Loan documents provide that in the event of a Cash Management Trigger Event or Cash Sweep Event due solely to the failure of a DSCR test, the borrowers may deliver a Master Lease (as defined below) to the lender in lieu of commencing cash management or a cash sweep.

A “Cash Management Trigger Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) without waiving any event of default, borrowers’ second failure in any consecutive 12 month period to pay a monthly debt service payment amount on a payment date, (iii) any bankruptcy action of the borrowers, the guarantor, or the property manager, (iv) the date on which the debt service coverage ratio (based upon the trailing 12-month period) is less than 1.15x, or (v) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to the matters described in clause (i) above, if the event of default has been accepted or waived by the lender, (b) with respect to the matters described in clause (ii) above, the timely payment of monthly debt service payments on 12 consecutive payment dates, (c) with respect to the matters described in clause (iii) above, the borrowers, the guarantor or the property manager is discharged from the applicable bankruptcy or insolvency proceeding, (d) with respect to the matters described in clause (iv) above, once the debt service coverage ratio (based upon the trailing 12-month period) is greater than 1.15x for two consecutive quarters, and (e) with respect to the matters described in clause (v) above, upon a Critical Tenant Trigger Event Cure (as defined below).

A “Cash Management Trigger Event” means the occurrence of any of (i), (ii), (iii), (iv) or (v) in the definition of Cash Management Trigger Event Period.

A “Master Lease” means a lease agreement between the borrowers, as landlord, and the Borrower Sponsor, as tenant, which lease is for a term of ten years or more and otherwise on terms and conditions reasonably acceptable to the lender and which lease provides for a total rent which would result in a debt service coverage ratio of at least 1.25x on a 30 year amortizing basis. The Master Lease may not be terminated unless (i) the Grand Mesa Center Property achieves a 1.25x DSCR on a trailing 12 month basis for two consecutive calendar quarters without giving effect to any rent paid under the Master Lease or (ii) the borrowers deposit an amount with the lender equal to the amount of excess cash flow that would have been swept during the period of time that the Master Lease was in effect (without giving effect to payments under the Master Lease).

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action of borrower, guarantor, or property manager, (iii) the date on which the debt service coverage ratio (based upon the trailing 12-month period) is less than 1.10x, or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to the matters described in clause (i) above, if the event of default has been accepted or waived by the lender, (b) with respect to the matters described in clause (ii) above, the borrower, guarantor or property manager is discharged from the appliable bankruptcy or insolvency proceeding, (c) with respect to the matters described in clause (iii) above, once the debt service coverage ratio (based upon the trailing 12-month period) is greater than 1.10x for two consecutive quarters, and (d) with respect to the matters described in clause (iv) above, a Critical Tenant Trigger Event Cure.

A “Cash Sweep Event” means the occurrence of any of (i), (ii), (iii), or (iv) in the definition of Cash Sweep Event Period.

A “Critical Tenant” means, individually or collectively, each of (i) Burlington Coat Factory, (ii) Ross Dress For Less, and (iii) Sportsman’s Warehouse, together with their respective successors and assigns, and, after the date of the Grande Mesa Center Mortgage Loan agreement, any other tenant occupying all or a portion of the spaces leased to such Critical Tenant.

A “Critical Tenant Space Re-tenanting Event” means, with respect to the lease of a Critical Tenant, the date upon which all of the following conditions have been satisfied with respect to such lease: (i) at least 75% of the related space of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BMO 2024-C9
No. 10 – Grand Mesa Center

Critical Tenant has been leased to one or more replacement tenants for a term of at least five years, (ii) all tenant improvement costs, leasing commissions and other material costs and expense relating the re-letting of the space of the Critical Tenant have been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related space of the Critical Tenant.

A “Critical Tenant Trigger Event” means the occurrence of any of the following with respect to any lease of the Critical Tenant: (i) the applicable Critical Tenant gives notice of its intention to terminate or not to extend or renew the applicable lease of the Critical Tenant or the applicable lease of Critical Tenant is otherwise terminated, (ii) on or prior to 12 months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease, (iii) on or prior to the date by which the related Critical Tenant fails to give such notice, (iv) a material non-monetary or monetary event of default occurs under the lease of such Critical Tenant, (v) a bankruptcy action of the related Critical Tenant or any guarantor of the lease of the Critical Tenant occurs, (vi) the related Critical Tenant elects to pay reduced rent pursuant to any right or remedy contained in the applicable lease of the Critical Tenant, or (vii) the related Critical Tenant discontinues its normal business operations at its leased premises; provided however, a Critical Tenant Trigger Event is not deemed to have occurred so long as E. Stanley Kroenke remains the guarantor of the Grand Mesa Center Mortgage Loan. A Critical Tenant Trigger Event will continue until the occurrence of a Critical Tenant Trigger Event Cure.

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described above in clause (i), (ii) or (iii), the date that (1) the lease extension of a Critical Tenant is duly executed or (2) a Critical Tenant Space Re-tenanting Event has occurred with respect to the space of the Critical Tenant, (b) in the event of a Critical Tenant Trigger Event described above in clause (iv), a cure of the applicable event of default under the applicable lease of the Critical Tenant, (c) in the event of a Critical Tenant Trigger Event described above in clause (v), the Critical Tenant pays all rents and other amounts due under the applicable lease of the Critical Tenant, (d) in the event of a Critical Tenant Trigger Event described above in clause (vi), the applicable Critical Tenant re-commences the payment of full unabated rent, or (e) in the event of a Critical Tenant Trigger Event described above in clause (vii), the applicable Critical Tenant re-commences its normal business operations.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	208,158
Loan Purpose:	Refinance	Location:	Albany, NY
Borrower:	Northway Mall Properties Sub LLC	Year Built / Renovated:	2000 / 2024
Borrower Sponsor:	Morton L. Olshan	Occupancy:	100.0%
Interest Rate:	6.55000%	Occupancy Date:	2/6/2024
Note Date:	2/29/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/6/2034	3rd Most Recent NOI (As of):	$3,007,982 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,008,427 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,777,072 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,767,237
Call Protection:	L(28),D(89),O(3)	UW Expenses:	$1,522,953
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,244,284
Additional Debt:	No	UW NCF:	$3,098,573
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,300,000 / $189
Additional Debt Type:	N/A	Appraisal Date:	2/2/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$96
Taxes:	$358,326	$71,665	N/A	Maturity Date Loan / SF:	$96
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.9%
Replacement Reserves:	$0	$3,469	N/A	Maturity Date LTV:	50.9%
TI/LC:	$0	$8,673	$1,500,000	UW NCF DSCR:	2.33x
Outstanding TI/LC:	$1,139,997	$0	N/A	UW NOI Debt Yield:	16.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$20,000,000	96.9%	Loan Payoff	$18,335,115	88.8%
Equity Contribution	640,452	3.1	Upfront Reserves	1,498,323	7.3
			Closing Costs	807,013	3.9
Total Sources	$20,640,452	100.0%	Total Uses	$20,640,452	100.0%
(1)	The 4th Most Recent NOI is not available as the borrower did not provide such financials.

The Loan. The eleventh largest mortgage loan (the “Northway Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by a first mortgage lien on the borrower’s fee interest in an anchored mall property located in Albany, New York (the “Northway Shopping Center Property”). The Northway Shopping Center Mortgage Loan was originated on February 29, 2024 by Argentic Real Estate Finance 2 LLC (“AREF2”) and accrues interest at an interest rate of 6.55000% per annum on an Actual/360 basis. The Northway Shopping Center Mortgage Loan has a 10-year term and is interest only for the entire term. The scheduled maturity date of the Northway Shopping Center Mortgage Loan is the payment date in March 2034.

The Property. The Northway Shopping Center Property is comprised of a 208,158 square foot, anchored retail development located in Albany, New York. The Northway Shopping Center Property is comprised of five, single-story buildings situated on an approximately 38.9-acre site. Built in 2000, the Northway Shopping Center Property received approximately $2.5 million in tenant space upgrades between 2021 and 2024. The Northway Shopping Center Property is anchored by Jo-Ann Stores, Burlington and Marshalls and shadow anchored by Target which is not a part of the collateral. The Northway Shopping Center Property also has access to parking via 1,936 surface parking spaces, resulting in a parking ratio of approximately 9.3 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

As of February 6, 2024, the Northway Shopping Center Property was 100.0% occupied by 16 tenants. The largest tenant, Jo-Ann Stores, makes up 21.9% of the net rentable area and 18.3% of underwritten base rent. The Northway Shopping Center Property has been 100.0% occupied since November 2021. Lowe’s occupies a portion of the Northway Shopping Center Property through a ground lease.

Major Tenants. The three largest tenants at the Northway Shopping Center Property by underwritten base rent are Jo-Ann Stores, Marshalls and Staples. In addition, Lowe’s is on a ground lease.

Jo-Ann Stores (45,491 square feet; 21.9% of NRA, 18.3% of underwritten base rent): Jo-Ann Stores is a specialty retailer of sewing, fabrics and arts and crafts located throughout the United States. Established in 1943, Jo Ann Stores operates 850 stores in 49 states and an ecommerce website. Jo-Ann Stores has been a tenant at the Northway Shopping Center Property since June 1999 when it signed a 10-year lease. The tenant exercised the renewal options at the end of its initial lease term which had a lease expiration date on January 31, 2021. The lease was amended on February 2021 to extend the lease expiration date to January 31, 2026. The lease was most recently amended on April 2022 to extend the lease expiration date to January 31, 2033. The tenant reported sales of $4,523,018 ($99 per square foot) for the trailing twelve months ending December 31, 2023. Jo-Ann Stores has two, five-year renewal options remaining. Jo-Ann Inc. filed for bankruptcy on March 18, 2024 but exited on April 25, 2024 after receiving court approval for a restructuring plan that would eliminate $505 million in debt and keep all retail locations open.

Marshalls (30,045 square feet; 14.4% of NRA, 10.7% of underwritten base rent, Moody’s/S&P/Fitch: A2/A/NR): Marshalls is an American chain of off-price department stores owned by TJX Companies, Inc. (NYSE: TJX) ("TJX"). TJX, a Fortune 100 company, is an off-price retailer of apparel and home fashions in the United States and worldwide. TJX offers a rapidly changing assortment of quality, fashionable, brand name, and designer merchandise at prices generally 20% to 60% below full-price retailers’ regular prices on comparable merchandise. TJX operates over 4,900 stores across nine countries, including TJ Maxx, Marshalls, HomeGoods, Homesense, and Sierra in the U.S.; Winners, Homesense, and Marshalls in Canada; TK Maxx and Homesense in Europe, and TK Maxx in Australia. TJX also operates e-commerce sites for TJ Maxx, Marshalls, and Sierra in the U.S. and three sites for TK Maxx in Europe. Marshalls has been a tenant at the Northway Shopping Center Property since May 1989 when it signed a 15-year lease. The lease was amended in April 1999 and September 2000 that resulted in an initial lease expiration date on January 31, 2011. Marshalls has exercised two, five-year renewal options that led to a new lease expiration date on January 31, 2021. The lease was amended in July 2017 to extend the lease expiration date to January 31, 2026. Marshalls has two, five-year renewal options remaining. Marshalls has the right to terminate its lease if 100,000 square feet or more of the Northway Shopping Center Property is not open for business for more than 30 days.

Staples (22,597 square feet; 10.9% of NRA, 9.6% of underwritten base rent): Staples is a private retailer of workspace products such as furniture technology, cleaning products and traditional office supplies for over 35 years. Founded in 1986 and headquartered in Framingham, Massachusetts, Staples has over 1,000 stores and 22 fulfillment centers in the United States. Staples has been a tenant at the Northway Shopping Center Property since December 1995 when it signed a 15-year lease. The lease was amended in September 2018 to extend the lease expiration date to December 31, 2026. Staples has one, five-year extension option remaining. Staples does not have any early termination rights.

Lowe’s (13.2% of underwritten base rent, Moody’s/S&P/Fitch: Baa1/BBB+/NR): (NYSE: LOW) is a Fortune 50 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2023 sales of more than $86 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. The portion of the Northway Shopping Center Property that is occupied by Lowe’s is subject to a ground lease between the borrower, as ground lessor and Lowe’s, as ground lessee. The ground lease is scheduled to expire in October 2027 with eight, five-year extension options remaining. The ground lease has an annual contract rent of $500,000 with 5% annual increases. Lowe’s does not have any early termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

The following tables present certain information relating to the sales of the tenants at the Northway Shopping Center Property:

Tenant Name	Owned / Non-Owned	2022 Sales(1)	Sales / SF	2023 Sales(1)	Sales / SF
Jo-Ann Stores	Owned	$4,272,716	$94	$4,523,018	$99
Marshalls	Owned	$12,954,843	$431	$12,728,071	$424
David’s Bridal	Owned	$1,728,019	$141	$1,728,019	$141
Eddie Bauer	Owned	$1,463,206	$209	$1,357,119	$194
Visionary Properties, Inc.	Owned	$1,114,832	$221	$1,250,843	$248
Lowe’s	Owned	NAV	NAV	$53,300,000	$365
Target	Non-Owned	NAV	NAV	$52,000,000	$491
Staples(2)	Owned	NAV	NAV	$3,120,000	$138
(1)	Information obtained from the borrower sponsor.
(2)	Sales information for Staples was based on a third-party estimate.

Environmental. According to the Phase I environmental assessment dated February 9, 2024, there was no evidence of any recognized environmental conditions at the Northway Shopping Center Property.

The following table presents certain information relating to the historical occupancy of the Northway Shopping Center Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 1 of each respective year.
(2)	Current Occupancy is as of February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

The following table presents certain information relating to the largest tenants at the Northway Shopping Center Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Jo-Ann Stores	NR/NR/NR	45,491	21.9%	$15.25	$693,738	18.3%	1/31/2033
Marshalls	A2/A/NR	30,045	14.4	$13.50	405,608	10.7	1/31/2026
Staples	NR/NR/NR	22,597	10.9	$16.16	365,168	9.6	12/31/2026
Burlington(4)	NR/BB+/NR	37,210	17.9	$7.00	260,470	6.9	1/31/2026
Mattress Firm	NR/NR/NR	4,745	2.3	$47.94	227,475	6.0	11/30/2033
David's Bridal	NR/NR/NR	12,266	5.9	$17.50	214,655	5.7	12/31/2024
Empire Wine & Spirits(5)	NR/NR/NR	13,904	6.7	$15.08	209,696	5.5	1/31/2031
Super Shoes	NR/NR/NR	16,000	7.7	$12.30	196,800	5.2	12/31/2026
Eddie Bauer	NR/NR/NR	7,000	3.4	$24.00	168,000	4.4	1/31/2026
Mission BBQ	NR/NR/NR	4,329	2.1	$38.00	164,502	4.3	4/25/2034
Major Tenants		193,587	93.0%	$15.01	$2,906,111	76.5%
Other Tenants(6)		14,571	7.0%	$26.96	$892,784	23.5%
Occupied Collateral Total / Wtd. Avg.(6)		208,158	100.0%	$15.85	$3,798,895	100.0%

Vacant Space		0	0.0

Collateral Total		208,158	100.0%

(1)	Based on the underwritten rent roll dated February 6, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps through December 2024.
(4)	If (i) Target or (ii) two of the following: (x) Marshall, (y) Jo-Ann Stores and (z) Staples or replacement tenants cease to open for 365 days, Burlington has the right to terminate its lease.
(5)	If either Target or Lowe’s establishes a department within their premises for the sale of unopened bottles, containers, and packages of wine and spirits for off-premises consumption, and if, as a result, the Empire Wine & Spirits gross sales decrease by 25% or more in the 12 complete calendar month period following the opening of such department, Empire Wine & Spirits has the right to terminate its lease.
(6)	Other Tenants includes Lowe’s which operates on a ground lease with the borrower as the lessor, the $500,000 ground rent for Lowe’s is excluded in the calculation of UW Base Rent PSF for both Other Tenants and Occupied Collateral Total / Wtd. Avg.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

The following table presents certain information relating to the tenant lease expirations at the Northway Shopping Center Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024	1	12,266	5.9	$214,655	5.7%		12,266	5.9%	$214,655	5.7%
2025	1	2,172	1.0	57,558	1.5		14,438	6.9%	$272,213	7.2%
2026	5	112,852	54.2	1,396,045	36.7		127,290	61.2%	$1,668,258	43.9%
2027(3)	1	0	0.0	500,000	13.2		127,290	61.2%	$2,168,258	57.1%
2028	1	1,350	0.6	44,550	1.2		128,640	61.8%	$2,212,808	58.2%
2029	0	0	0.0	0	0.0		128,640	61.8%	$2,212,808	58.2%
2030	0	0	0.0	0	0.0		128,640	61.8%	$2,212,808	58.2%
2031	3	23,107	11.1	418,225	11.0		151,747	72.9%	$2,631,033	69.3%
2032	0	0	0.0	0	0.0		151,747	72.9%	$2,631,033	69.3%
2033	2	50,236	24.1	921,213	24.2		201,983	97.0%	$3,552,246	93.5%
2034 & Beyond	2	6,175	3.0	246,649	6.5		208,158	100.0%	$3,798,895	100.0%
Total	16	208,158	100.0%	$3,798,895	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Lowe’s is subject to a ground lease between the borrower, as ground lessor and Lowe’s, as ground lessee. The ground lease is scheduled to expire in October 2027.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through December 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Northway Shopping Center Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,421,142	$3,400,842	$3,318,600	$3,798,895	$18.25	75.7%
Gross Potential Rent	$3,421,142	$3,400,842	$3,318,600	$3,798,895	$18.25	75.7%
Percentage Rent	0	0	0	113,974	0.55	2.3
Total Reimbursements	1,070,792	1,053,648	1,003,836	1,086,712	5.22	21.7
Other Income	26,459	15,790	17,635	17,635	0.08	0.4
Net Rental Income	$4,518,393	$4,470,280	$4,340,071	$5,017,216	$24.10	100.0%
(Vacancy/Credit Loss/Abatements)	0	0	0	(249,979)	(1.20)	(5.0)
Effective Gross Income	$4,518,393	$4,470,280	$4,340,071	$4,767,237	$22.90	95.0%
Total Expenses	$1,510,411	$1,461,854	$1,562,999	1,522,953	7.32	31.9%
Net Operating Income	$3,007,982	$3,008,427	$2,777,072	$3,244,284	$15.59	68.1%
Capital Expenditures	0	0	0	41,632	0.20	0.9
TI/LC	0	0	0	104,079	0.50	2.2
Net Cash Flow	$3,007,982	$3,008,427	$2,777,072	$3,098,573	$14.89	65.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place based on the February 6, 2024 rent roll and include contractual rent steps through December 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

The Market. The Northway Shopping Center Property is located in Albany, New York, part of the Albany MSA and southeast of the State Capital. Albany MSA’s employment sector is led by professional services, management/business/financial services and administrative support. Major employers are Albany Medical Center, St. Peter’s Health Partners and Golub Corp. Primary access is provided by Central Avenue, which runs through the Central Avenue Corridor submarket that contains the Northway Shopping Center Property. The immediate area surrounding the Northway Shopping Center Property is suburban and consists of commercial and residential uses. Commercial developments are concentrated immediately east of Interstate-87 and immediately north of Interstate-90. The majority of the residential development is on the eastern side of Central Avenue. Colonie Center, a super-regional shopping center is located east of the Northway Shopping Center Property.

According to the appraisal, the 2023 population within a one-, three-, and five-mile radius of the Northway Shopping Center Property was 4,954, 59,974 and 173,709, respectively. Additionally, for the same radii, the median household income was $80,466, $82,015 and $75,397, respectively.

According to the appraisal, the Northway Shopping Center Property is located within the Albany-Schenectady-Troy market and the Central Avenue Corridor submarket. As of the fourth quarter of 2023, the Albany-Schenectady-Troy market contained approximately 102.0 million square feet of retail space inventory with an occupancy rate of 97.0% and an average asking rental rate of $14.75 per square foot. The Central Avenue Corridor submarket contained approximately 5.8 million square feet of retail space with an occupancy rate of 91.1% and an average asking rental rate of $13.42 per square foot as of the fourth quarter of 2023.

The following table presents certain information relating to the appraiser’s market rent conclusions at the Northway Shopping Center Property:

Market Rent Summary(1)
Space Type	Market Rent (per square foot)
Inline tenant space	$33.00
Inline over 4,000 SF space	$30.00
Mission BBQ Space	$33.00
Jr Anchor Space	$16.00
Anchor Space	$14.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

The following table presents certain information relating to comparable anchor tenants for the Northway Shopping Center Property:

Comparable Anchor Tenants Summary(1)
Property Name/Location	Tenant SF	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Northway Shopping Center 1440 Central Avenue Albany, NY	112,746(2)	Jo-Ann Stores Burlington Marshalls	$12.06(2)	--	--	--
3160 W Ridge Road 3160 W Ridge Road Rochester, NY	26,425	Get Air Trampoline Park	$10.00	Jul-23	10.0	NNN
Walden Consumer Square 1750 Walden Avenue Buffalo, NY	24,000	Michael’s	$12.50	Jul-23	5.0	NNN
Mckinley Milestrip Plaza 4495 Milestrip Road Hamburg, NY	48,592	JoAnn’s	$15.21	Feb-20	10.0	NNN
Cortlandt Town Center 3031-3131 E Main Street Mohegan Lake, NY	25,355	Barnes & Nobles	$10.00	Feb-21	5.0	NNN
Wilton Square Center 3025 - 3045 Route 50 Saratoga Springs, NY	61,859	Price Chopper	$10.00	Feb-20	10.0	NNN
Chappaqua Crossing 480 North Bedford Road Chappaqua, NY	400,000	Whole Foods	$16.50	Apr-20	20.0	NNN
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated February 6, 2024.

The following table presents certain information relating to comparable junior anchor tenants for the Northway Shopping Center Property:

Comparable Junior Anchor Tenants Summary(1)
Property Name/Location	Tenant SF	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Northway Shopping Center 1440 Central Avenue Albany, NY	64,767(2)	Staples Super Shoes Empire Wine & Spirits David’s Bridal	$15.23(2)	--	--	--
345 Main Street 345 Main Street Johnson City, NY	10,125	United Health Urgent Care	$16.00	Feb-23	5.0	NNN
2015 Walden Avenue 2015 Walden Avenue Cheektowaga, NY	10,483	Cycle Gear Inc.	$13.00	May-22	10.0	NNN
374 Windsor Highway 374 Windsor Highway Vailsgate, NY	20,769	Planet Fitness	$13.99	Sep-20	10.0	NNN
Van Rennselaer Square 100 Van Rensselaer Avenue Rensselaer, NY	8,500	Five Below	$15.47	Jun-19	10.0	NNN
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BMO 2024-C9
No. 11 – Northway Shopping Center

The following table presents certain information relating to comparable in-line tenants for the Northway Shopping Center Property:

Comparable In-Line Tenants Summary(1)
Property Name/Location	Tenant SF	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Northway Shopping Center 1440 Central Avenue Albany, NY	30,645(2)	Eddie Bauer Visionary Properties, Inc. Mattress Firm Mission BBQ Citizens Bank GameStop Club Pilates Supercuts	$31.09(2)	--	--	--
Crosstown Plaza 2330 Watt Street Schenectady, NY	1,800	Buffalo Wild Wings	$27.00	Jan-23	10.0	NNN
Crosstown Plaza 2331 Watt Street Schenectady, NY	2,800	King Cork	$23.00	Jan-22	5.0	NNN
Delaware Consumer Square 2626-2656 Delaware Avenue Buffalo, NY	2,618	T-Mobile	$28.00	Sep-21	4.0	NNN
Lake Plaza Shopping Center 983 US Route 6 Mahopac, NY	1,408	The Choice Cleaners	$30.00	Jan-20	5.0	NNN
Newburgh Town Center 1429 & 1433 Route 300 Newburgh, NY	5,000	AT&T Mobility	$32.00	Feb-20	5.0	NNN
Newburgh Town Center 1429 & 1433 Route 300 Newburgh, NY	1,917	Leo’s	$28.98	Oct-23	5.0	NNN
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BMO 2024-C9
No. 12 – 72 Madison
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	2.1%	Net Rentable Area (SF):	66,593
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Sharim, Inc.	Year Built / Renovated:	1911 / NAP
Borrower Sponsor:	Joseph Moinian	Occupancy:	83.9%
Interest Rate:	6.56700%	Occupancy Date:	5/9/2024
Note Date:	6/14/2024	4th Most Recent NOI (As of):	$1,502,631 (12/31/2021)
Maturity Date:	7/5/2034	3rd Most Recent NOI (As of):	$1,571,550 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,971,515 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,087,368 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	85.2%
Amortization Type:	Interest Only	UW Revenues:	$3,451,723
Call Protection:	L(35),D(80),O(5)	UW Expenses:	$1,344,220
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,107,503
Additional Debt:	No	UW NCF:	$1,990,965
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,000,000 / $496
Additional Debt Type:	N/A	Appraisal Date:	5/1/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$300
Taxes:	$55,588	$55,588	N/A	Maturity Date Loan / SF:	$300
Insurance:	$41,679	$4,631	N/A	Cut-off Date LTV:	60.6%
Replacement Reserve:	$0	$1,387	N/A	Maturity Date LTV:	60.6%
TI/LC(1):	$1,100,000	$8,324	N/A	UW NCF DSCR:	1.50x
Deferred Maintenance:	$62,063	$0	N/A	UW NOI Debt Yield:	10.5%
Other Reserves(2):	$342,990	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$16,876,061	84.4%
			Reserves	1,602,318	8.0
			Closing Costs	975,921	4.9
			Return of Equity	545,700	2.7
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	At any time following the payment date occurring in July 2026, the borrower will have the right to request that the lender disburse an amount equal to the amount then on reserve in the rollover reserve subaccount, less $500,000 (the “Earnout Amount”) from the rollover reserve subaccount upon satisfaction of the following conditions (i) no cash management period or event of default is continuing, (ii) the amount on deposit in the rollover reserve subaccount exceeds $500,000, (iii) the lender has determined that the debt yield is equal to or greater than 11.5%, (iv) the borrower has delivered to the lender any additional financial information pertinent to the calculation of the debt yield and (v) the borrower pays all reasonable costs and expenses of the lender in connection with the requested disbursement. Provided the above conditions are satisfied, the lender will disburse the Earnout Amount to the borrower within 20 days after the satisfaction of each of the above conditions with respect to such disbursement.
(2)	Other Reserves consist of a free rent reserve for the following tenants: (i) CDW Direct LLC (approximately $65,026), (ii) Monique Lhuiller (approximately $48,647), (iii) Wedding Atelier L.L.C. (approximately $146,330) and (iv) G4 Asset Manager V, LLC. (approximately $82,987).

The Loan. The twelfth largest mortgage loan, (the “72 Madison Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 66,593 square foot mixed use property located in New York, New York (the “72 Madison Property”). The 72 Madison Mortgage Loan was originated on June 14, 2024 by Societe Generale Finance Corporation. The 72 Madison Mortgage Loan accrues at an interest rate of 6.56700% per annum. The 72 Madison Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BMO 2024-C9
No. 12 – 72 Madison

The Property. The 72 Madison Property is a 12-story mixed use property totaling 66,593 square feet on an approximately 4,670 square foot site in New York, New York. The 72 Madison Property was built in 1911. As of May 9, 2024, the 72 Madison Property was 83.9% occupied.

Major Tenants.

PJR Steakhouse Inc. (8,500 square feet; 12.8% of NRA, 16.9% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): PJR Steakhouse Inc., doing business as Rocco Steakhouse, is an upscale, classic American steakhouse owned by Rocco Trotta, Pete Pjetrovic and Jeff Kolenovic. The executive chef, Johnny Jevric, was a former chef at Wolfgang’s Steakhouse. The restaurant has been a tenant at the 72 Madison Property since 2014 under a lease that expires in August 2030, has one, five-year extension option and no termination options.

G4 Asset Manager V, LLC. (5,354 square feet; 8.0% of NRA, 10.3% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): G4 Asset Manager V, LLC. (“G4”) is a New York based real estate investment firm focused on senior secured middle market loan transactions in the Northeast with a concentration on the NYC metro markets. The company was co-founded by Louis Silverman, Robyn Sorid and Jason Behfarin in 2005. Since inception, G4 has completed more than $4.2 billion in transactions. G4 recently became a tenant at the 72 Madison Property in January 2024 under a lease that expires in July 2029, has no extension options and no termination options.

Emodo Inc. (5,354 square feet; 8.0% of NRA, 9.1% of underwritten base rent, Moody’s/S&P/Fitch: Ba1/BBB-/BBB-): Emodo Inc. is a CTV-first advertising marketplace specialized in dynamic creative and advanced audience targeting solutions for publishers, advertisers and the media buying platforms that connect them. Emodo Inc.’s parent company, Ericsson, is a provider of mobile connectivity solutions to telecom operators as well as enterprises in various sectors. Ericsson employs almost 100,000 people with customers in more than 180 countries and is headquartered in Stockholm, Sweden. Emodo Inc. has been a tenant at the 72 Madison Property since 2022 under a lease that expires in September 2025, has no extension options and no termination options.

Environmental. According to the Phase I environmental assessment dated April 23, 2024, there is no evidence of any recognized or controlled environmental conditions at the 72 Madison Property.

The following table presents certain information relating to the historical occupancy of the 72 Madison Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
75.0%	83.8%	91.9%	83.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 9, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BMO 2024-C9
No. 12 – 72 Madison

The following table presents certain information relating to the largest tenants based on the net rentable area of the 72 Madison Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
PJR Steakhouse Inc.(4)	NR/NR/NR	8,500	12.8%	$66.01	$561,047	16.9%	8/5/2030
G4 Asset Manager V, LLC.	NR/NR/NR	5,354	8.0	$63.86	341,906	10.3	7/4/2029
Emodo Inc.	Ba1/BBB-/BBB-	5,354	8.0	$56.73	303,753	9.1	9/30/2025
Directbooks LLC	NR/NR/NR	5,354	8.0	$56.41	302,014	9.1	9/30/2025
Merge East, Inc.(5)	NR/NR/NR	5,354	8.0	$54.63	292,502	8.8	6/30/2027
CDW Direct LLC(6)(7)	Ba1/BBB-/BBB-	5,261	7.9	$74.16	390,156	11.7	12/31/2028
Major Tenants		35,177	52.8%	$62.30	$2,191,378	65.9%
Other Tenants		20,708	31.1	54.74	1,133,544	34.1
Occupied Collateral Total / Wtd. Avg.		55,885	83.9%	$59.50	$3,324,922	100.0%
Vacant Space		10,708	16.1
Collateral Total		66,593	100.0%

(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $85,227 through June 2025.
(4)	PJR Steakhouse Inc. has one, five-year renewal option remaining.
(5)	Merge East, Inc. has a one-time option to terminate its lease on June 1, 2025, provided that the tenant gives notice no earlier than June 1, 2024 and by September 1, 2024 and pays a termination fee equal to the unamortized portion of: (i) the cost and expense of the landlord preparing the premises for delivery to the tenant, including without limitation, the costs to bring the premises into the delivery condition, (ii) any brokerage commission paid by the landlord in connection with the lease and (iii) $23,600.67, the base rent credit.
(6)	CDW Direct LLC has a one-time right to terminate its license agreement on or before July 31, 2026, provided that (i) the licensee is not in default beyond any applicable notice and cure period on the date the licensee elects to exercise the termination option and (ii) the licensee provides such written notice to terminate the license on or before June 1, 2025 and pays a termination fee equal to the sum of unamortized costs, which includes the license credit fee, license improvement and brokerage commission. The termination fee will be due in two parts: (i) one-half of the termination fee is required to be paid within three business days of the notice to terminate the license and (ii) one-half is required to be paid no later than the termination date.
(7)	CDW Direct LLC has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BMO 2024-C9
No. 12 – 72 Madison

The following table presents certain information relating to the tenant lease expirations at the 72 Madison Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	10,708	16.1%	NAP	NA	P	10,708	16.1%	NAP	NAP
2024 & MTM	0	0	0.0	0	0.0%		10,708	16.1%	$0	0.0%
2025	3	16,062	24.1	895,204	26.9		26,770	40.2%	$895,204	26.9%
2026	0	0	0.0	0	0.0		26,770	40.2%	$895,204	26.9%
2027	2	10,354	15.5	580,786	17.5		37,124	55.7%	$1,475,990	44.4%
2028	1	5,261	7.9	390,156	11.7		42,385	63.6%	$1,866,146	56.1%
2029	1	5,354	8.0	341,906	10.3		47,739	71.7%	$2,208,052	66.4%
2030	1	8,500	12.8	561,047	16.9		56,239	84.5%	$2,769,099	83.3%
2031	1	5,000	7.5	276,625	8.3		61,239	92.0%	$3,045,724	91.6%
2032	0	0	0.0	0	0.0		61,239	92.0%	$3,045,724	91.6%
2033	1	5,354	8.0	279,198	8.4		66,593	100.0%	$3,324,922	100.0%
2034 & Beyond	0	0	0.0	0	0.0		66,593	100.0%	$3,324,922	100.0%
Total	10	66,593	100.0%	$3,324,922	100.0%
(1)	Based on the underwritten rent roll dated May 9, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes contractual rent steps totaling $85,227 through June 2025.

The following table presents certain information relating to the underwritten cash flows of the 72 Madison Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,371,394	$2,654,987	$3,093,487	$3,203,996	$3,924,570	$58.93	96.9%
Vacant Income	0	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,371,394	$2,654,987	$3,093,487	$3,203,996	$3,924,570	$58.93	96.9%
Total Reimbursements	106,021	98,172	122,011	124,051	110,618	$1.66	2.7
Other Income	11,648	7,765	5,678	30,255	16,183	$0.24	0.4
Net Rental Income	$2,489,063	$2,760,925	$3,221,176	$3,358,302	$4,051,371	$60.84	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	0	(599,648)	($9.00)	(14.8)
Effective Gross Income	$2,489,063	$2,760,925	$3,221,176	$3,358,302	$3,451,723	$51.83	85.2%
Total Expenses	986,433	1,189,374	1,249,662	1,270,934	1,344,220	$20.19	38.9
Net Operating Income	$1,502,631	$1,571,550	$1,971,515	$2,087,368	$2,107,503	$31.65	61.1%
Capital Expenditures	0	0	0	0	16,648	$0.25	0.5
TI/LC	0	0	0	0	99,890	$1.50	2.9
Net Cash Flow	$1,502,631	$1,571,550	$1,971,515	$2,087,368	$1,990,965	$29.90	57.7%
(1)	TTM reflects the trailing 12-month period ending March 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place includes (i) contractual rent steps totaling $85,227 through June 2025 and (ii) vacancy gross up rents totaling $599,648.
(4)	The underwritten economic vacancy is 14.8%. The 72 Madison Property was 83.9% physically occupied as of May 9, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BMO 2024-C9
No. 12 – 72 Madison

The Market. The 72 Madison Property is located in New York, New York, within the New York-Newark-Jersey City, NY-NJ metropolitan statistical area (“MSA”). According to a third-party market research report, unemployment for the region as of May 2024 was at 4.8%, which is higher than the national average of 3.7%. In the past year 58,000 jobs were added. The education and health services sector accounts for the highest share of regional employment, with approximately 1.7 million jobs and the professional and business services sector accounts for the second highest share of regional employment with approximately 1.2 million jobs.

The 72 Madison Property is located between 27th and 28th streets, fronting Madison Avenue, one block away from Madison Square Park. The 72 Madison Property’s local area encompasses a mixture of uses that include commercial office, retail, hotel, and residential uses. Over the past 20 years, there has been an abundance of residential development along and near Madison Square Park. One of the developments includes One Madison Park, a 55-story mixed use residential condominium building that is located along the southern side of Madison Square Park. Madison Square Park is a 6.2-acre park that was the site of the original Madison Square Garden, located between Fifth and Madison Avenues and East 23rd to East 26th Street, and is the focus of the area. The park and the surrounding shops create a heavily foot trafficked area. According to a third-party market research report, the estimated 2023 population within a one-, three- and five-mile radius of the 72 Madison Property was 216,728, 1,248,683 and 2,864,582, respectively. Additionally, for the same period, the average household income within the same radii was $139,750, $123,556 and $101,138, respectively.

According to the appraisal, the 72 Madison Property is located within the Midtown South office market and the Madison/Union Square office submarket. The Midtown South office market contains approximately 71.8 million square feet of office space inventory with a vacancy rate of 24.3% and an average asking rental rate of $77.81 per square foot. As of the first quarter 2024, the Midtown South office market delivered 1.2 million square feet of newly constructed office space and negative absorption of 109,142 square feet. The Madison/Union Square office submarket contained approximately 31.4 million square feet of office space with a vacancy rate of 20.8% and a direct weighted average rental rate of $78.36 per square foot as of the first quarter 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2024-C9
No. 13 – Hampton Inn Newburgh
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	1.9%	Net Rentable Area (Rooms):	139
Loan Purpose:	Refinance	Location:	Newburgh, NY
Borrower:	Newburgh 139 LLC	Year Built / Renovated:	2017 / 2023
Borrower Sponsor:	Mark Rosinsky(1)	Occupancy / ADR / RevPAR:	73.8% / $164.72 / $121.55
Interest Rate:	6.81700%	Occupancy / ADR / RevPAR Date:	5/31/2024
Note Date:	6/13/2024	4th Most Recent NOI (As of):	$2,487,806 (12/31/2021)
Maturity Date:	7/6/2034	3rd Most Recent NOI (As of):	$2,411,740 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,775,218 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,761,604 (TTM 5/31/2024)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	73.8% / $164.72 / $121.55
Amortization Type:	Interest Only	UW Revenues:	$6,353,272
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$3,626,236
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,727,036
Additional Debt:	No	UW NCF:	$2,472,905
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$28,000,000 / $201,439
Additional Debt Type:	N/A	Appraisal Date:	4/12/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$129,496
Taxes:	$133,606	$26,721	N/A	Maturity Date Loan / Room:	$129,496
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.3%
FF&E Reserve:	$0	$20,979	N/A	Maturity Date LTV:	64.3%
Seasonality Reserve:	$37,000	$37,000	N/A	UW NCF DSCR:	1.99x
				UW NOI Debt Yield:	15.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	82.2%	Loan Payoff	$21,171,423	96.7%
Borrower Sponsor Equity	3,600,000	16.4	Closing Costs	556,195	2.5
Other	298,224	1.4	Reserves	170,606	0.8
Total Sources	$21,898,224	100.0%	Total Uses	$21,898,224	100.0%

(1)	The borrower sponsor is also the borrower sponsor on the Hampton Inn Harriman Mortgage Loan, which is included in the BMO 2024-C9 securitization.

The Loan. The thirteenth largest mortgage loan (the “Hampton Inn Newburgh Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $18,000,000 and is secured by a first lien mortgage on the borrower’s fee simple interest in a 139-room limited service hospitality property located in Newburgh, New York (the “Hampton Inn Newburgh Property”). The Hampton Inn Newburgh Mortgage Loan was co-originated on June 13, 2024 by Bank of Montreal (“BMO”) and Argentic Real Estate Finance 2 LLC (“AREF2”), has an outstanding balance as of the Cut-off Date of $18,000,000 and accrues interest at a fixed rate of 6.81700% per annum on an Actual/360 basis. The scheduled maturity date of the Hampton Inn Newburgh Mortgage Loan is July 6, 2034.

The Property. The Hampton Inn Newburgh Property is a five-story, 139-room limited service hospitality property located in Newburgh, New York. The Hampton Inn Newburgh Property contains double-queens, single kings, and king suites on all floors of the building. The Hampton Inn Newburgh Property offers daily complimentary breakfast and features a 46-seat breakfast dining area, a bar/lounge, 1,321 square feet of meeting space, an indoor pool, a fitness center, lobby seating, a lobby business center, a sundry shop, a guest laundry room, and an outdoor patio. The Hampton Inn Newburgh Property’s franchise agreement with Hilton Franchise Holding LLC (“Hilton”) has an initial term of 15 years that expires in 2036. Among

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2024-C9
No. 13 – Hampton Inn Newburgh

other things, the franchise agreement requires the borrower to pay Hilton a monthly royalty fee of 6.0% of room revenue and a monthly marketing program fee of 4.0% of room revenue.

Environmental. According to the Phase I environmental assessment dated April 19, 2024, there was no evidence of any recognized environmental conditions at the Hampton Inn Newburgh Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Hampton Inn Newburgh Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM May 2024(1)	UW	UW Per Room(2)	%(3)
Occupancy	73.9%	45.9%	64.5%	66.5%	74.8%	73.8%	73.8%
ADR	$138.47	$122.50	$153.06	$166.03	$162.76	$164.72	$164.72
RevPAR	$102.33	$56.23	$98.73	$110.36	$121.67	$121.55	$121.55

Room Revenue	$5,191,698	$2,860,501	$5,008,871	$5,599,125	$6,172,735	$6,166,963	$6,166,963	$44,367	97.1%
Food and Beverage	112,540	13,287	0	0	78,946	50,767	50,767	365	0.8
Other Revenue(4)	155,093	76,521	127,768	116,161	144,994	135,541	135,541	975	2.1
Total Revenue	$5,459,332	$2,950,308	$5,136,640	$5,715,286	$6,396,675	$6,353,272	$6,353,272	$45,707	100.0%

Room Expenses	823,238	498,435	843,918	1,033,402	1,123,971	1,137,203	1,137,203	8,181	18.4
Food and Beverage Expenses	76,433	17,312	0	8,214	48,398	49,101	49,101	353	96.7
Other Departmental Expenses	9,759	7,085	6,960	20,166	26,004	25,872	25,872	186	19.1
Departmental Expenses	$909,430	$522,832	$850,878	$1,061,783	$1,198,373	$1,212,177	$1,212,177	$8,721	19.1%

Departmental Profit	$4,549,902	$2,427,477	$4,285,762	$4,653,503	$5,198,301	$5,141,095	$5,141,095	$36,986	80.9%

Management Fee	0	0	154,099	214,323	239,876	238,261	190,598	1,371	3.0
Marketing and Franchise Fee	571,157	340,119	687,960	769,041	825,470	826,240	827,588	5,954	13.0
Other Undistributed Expenses(5)	827,884	810,512	688,079	861,813	997,867	948,831	944,537	6,795	14.9
Total Undistributed Expenses	$1,399,041	$1,150,631	$1,530,138	$1,845,177	$2,063,213	$2,013,332	$1,962,723	$14,120	30.9%

Real Estate Taxes	397,745	434,388	218,506	302,569	271,812	276,477	338,089	2,432	5.3
Property Insurance	55,704	44,784	49,311	94,017	88,059	89,683	113,247	815	1.8
Net Operating Income	$2,697,411	$797,673	$2,487,806	$2,411,740	$2,775,218	$2,761,604	$2,727,036	$19,619	42.9%

FF&E Reserve	218,373	118,012	205,466	228,611	255,867	254,131	254,131	1,828	4.0
Net Cash Flow	$2,479,038	$679,661	$2,282,341	$2,183,129	$2,519,351	$2,507,473	$2,472,905	$17,791	38.9%
(1)	TTM May 2024 represents the trailing 12-month period ending May 31, 2024.
(2)	UW Per Room values are based on 139 rooms.
(3)	% column represents percent of Total Revenue except for Room Expenses, Food and Beverage Expenses and Other Departmental Expenses which are based on their corresponding revenue line items.
(4)	Other Revenue is based on manager flash reports for the trailing twelve-month period ending May 29, 2024.
(5)	Other Undistributed Expenses include administrative and general, information and telecommunications systems, property operation and maintenance and utilities expenses.

The Market. The Hampton Inn Newburgh Property is located at 1 Crossroads Court in Newburgh, New York. The Hampton Inn Newburgh Property is located in the Lower Hudson Valley hospitality submarket of Orange County and is situated along the New York State Thruway (Interstate 87), approximately 85 miles south of Albany and 60 miles north of New York City. The Lower Hudson Valley submarket is a leisure-focused market given the visitation generated by proximity to New York City, evidenced by approximately 45% of business employment within the retail and wholesale trade, and hospitality and food service industries. According to the appraisal, major employers and demand generators in the submarket include the United States Military Academy at West Point, Orange Regional Medical Center and the Orange County government. According to the appraisal, the 2023 total population within a 1-, 5- and 10-mile radii of the Hampton Inn Newburgh Property was 1,504, 89,817 and 203,241, respectively, and the 2023 median household income within the same radii was $81,944, $82,344 and $92,186, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BMO 2024-C9
No. 13 – Hampton Inn Newburgh

The following table presents certain information relating to the primary competition for the Hampton Inn Newburgh Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Hampton Inn Newburgh Property	139	2017	73.8%(2)	$164.72(2)	$121.55(2)
Ramada Newburgh West Point	163	1972	45% – 50%	$95 – $100	$45 – $50
The Crossroads Hotel - Newburgh, Ascend Hotel Collection	124	1990	50% – 55%	$125 – $135	$70 – $75
Courtyard by Marriott Newburgh Stewart Airport	78	1997	60% – 65%	$145– $155	$95 – $100
Courtyard Middletown Goshen	134	2003	75% – 80%	$140 – $150	$105 – $110
Holiday Inn Express & Suites Montgomery	81	2014	70% – 75%	$115 – $125	$85 – $90
Total Avg. Competitive Set			64%	$136.29	$86.99

(1)	Source: Appraisal.
(2)	Based on manager flash reports for the trailing twelve-month period ending May 29, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BMO 2024-C9
No. 14 – AMHH Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,550,000	Title:	Fee
Cut-off Date Principal Balance:	$16,550,000	Property Type – Subtype:	Manufactured Housing
% of IPB:	1.8%	Net Rentable Area (Pads):	666
Loan Purpose:	Refinance	Location(2):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(2):	Various / Various
Borrower Sponsor:	Jennifer Anderson	Occupancy:	77.2%
Interest Rate:	7.10700%	Occupancy Date:	5/29/2024
Note Date:	5/31/2024	4th Most Recent NOI (As of)(3):	$761,916 (12/31/2021)
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of):	$1,386,857 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,488,300 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$1,491,288 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	77.0%
Amortization Type:	Interest Only	UW Revenues:	$2,564,282
Call Protection:	L(25),D(90),O(5)	UW Expenses:	$957,243
Lockbox / Cash Management:	Springing	UW NOI:	$1,607,039
Additional Debt:	No	UW NCF:	$1,569,197
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$30,605,000 / $45,953
Additional Debt Type:	N/A	Appraisal Date(4):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$24,850
Taxes:	$36,420	$16,189	N/A	Maturity Date Loan / Pad:	$24,850
Insurance:	$51,119	$5,317	N/A	Cut-off Date LTV:	54.1%
Replacement Reserve:	$0	$3,154	N/A	Maturity Date LTV:	54.1%
Deferred Maintenance:	$475,325	$0	N/A	UW NCF DSCR:	1.32x
Other Reserve:	$0	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,550,000	100.0%	Payoff Existing Debt	$13,168,624	79.6%
			Return of Equity	2,200,654	13.3
			Closing Costs	617,857	3.7
			Reserves	562,864	3.4
Total Sources	$16,550,000	100.0%	Total Uses	$16,550,000	100.0%

(1)	The borrowers under the AMHH Portfolio Mortgage Loan (as defined below) are HH Fort Wayne, LLC, HH Olney, LLC, HH Terre Haute, LLC, HH Elkhart, LLC, HH Marshfield, LLC and HH Countryside, LLC.

(2)	See “Portfolio Summary” below .
(3)	The borrower sponsor acquired the AMHH Portfolio Properties (as defined below) in various transactions in 2020 and 2021. As such, 4th Most Recent NOI represents financial information for only four of the six AMHH Portfolio Properties.
(4)	Appraisal Dates for the AMHH Portfolio Properties range from February 24, 2024 to March 1, 2024.

The Loan. The fourteenth largest mortgage loan (the “AMHH Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,550,000 and is secured by the borrowers’ fee interest in six manufactured housing properties totaling 666 pads located in Illinois, Indiana and Wisconsin (the “AMHH Portfolio Properties”). The AMHH Portfolio Mortgage Loan accrues interest at a rate of 7.10700% per annum. The AMHH Portfolio Mortgage Loan has a ten-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Properties. The AMHH Portfolio Properties contain 666 pads and are located in Fort Wayne, Terre Haute and Elkhart, Indiana, Marshfield, Wisconsin and Chebanse and Olney, Illinois.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

Structural and Collateral Term Sheet	BMO 2024-C9
No. 14 – AMHH Portfolio

The following table presents certain information relating to the AMHH Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Pads	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	% of Appraised Value	UW NOI	% of UW NOI
South Town MHP	Fort Wayne, IN	1971	142	$3,747,476	22.6%	$6,930,000	22.6%	$305,949	19.0%
Marshfield MHP	Marshfield, WI	1960	152	3,579,840	21.6	6,620,000	21.6	396,886	24.7
Countryside MHP	Chebanse, IL	1966	90	3,460,872	20.9	6,400,000	20.9	316,841	19.7
Gaslight Estates	Terre Haute, IN	1972	120	2,044,078	12.4	3,780,000	12.4	202,734	12.6
Poplar MHP	Elkhart, IN	1950	57	2,030,559	12.3	3,755,000	12.3	207,980	12.9
Fehrenbacher MHP	Olney, IL	1972	105	1,687,175	10.2	3,120,000	10.2	176,649	11.0
Total			666	$16,550,000	100.0%	$30,605,000	100.0%	$1,607,039	100.0%
(1)	The AMHH Portfolio Mortgage Loan documents do not permit the release of any of the AMHH Portfolio Properties

South Town MHP. The South Town MHP property is comprised of 142 pad sites built in 1971 on 19.71 acres and located in Fort Wayne, Indiana. The South Town MHP property was 69.0% occupied as of May 29, 2024. The borrower sponsor acquired the South Town MHP property in September 2020 for approximately $4.3 million. The borrower sponsor subsequently spent approximately $845,000 in capital expenditures at the South Town MHP property.

Marshfield MHP. The Marshfield MHP property is comprised of 152 pad sites built in 1960 on 27.46 acres and located in Marshfield, Wisconsin. The Marshfield MHP was renovated between 2023 and 2024. The Marshfield MHP property was 82.9% occupied as of May 29, 2024. The borrower sponsor acquired the Marshfield MHP property in September 2021 for approximately $5.5 million. The borrower sponsor subsequently spent approximately $286,000 in capital expenditures at the Marshfield MHP property.

Countryside MHP. The Countryside MHP property is comprised of 90 pad sites built in 1966 on 22.66 acres and located in Chebanse, Illinois. The Countryside MHP property was 86.7% occupied as of May 29, 2024. The borrower sponsor acquired the Countryside MHP property in September 2021 for approximately $3.95 million. The borrower sponsor subsequently spent approximately $66,000 in capital expenditures at the Countryside MHP property.

Gaslight Estates. The Gaslight Estates property is comprised of 120 pad sites built in 1972 on 24.30 acres and located in Terre Haute, Indiana. The Gaslight Estates property was 60.8% occupied as of May 29, 2024. The borrower sponsor acquired the Gaslight Estates property in September 2020 for approximately $2.0 million. The borrower sponsor subsequently spent approximately $1.3 million in capital expenditures at the Gaslight Estates property.

Poplar MHP. The Poplar MHP property is comprised of 57 pad sites built in 1950 on 8.82 acres and located in Elkhart, Indiana. The Poplar MHP property was 84.2% occupied as of May 29, 2024. The borrower sponsor acquired the Poplar MHP property in September 2020 for approximately $2.05 million. The borrower sponsor subsequently spent approximately $220,000 in capital expenditures at the Poplar MHP property.

Fehrenbacher MHP. The Fehrenbacher MHP property is comprised of 105 pad sites built in 1972 on 23.94 acres and located in Olney, Illinois. The Fehrenbacher MHP property was 86.7% occupied as of May 29, 2024. The borrower sponsor acquired the Fehrenbacher MHP property in September 2020 for approximately $1.575 million. The borrower sponsor subsequently spent approximately $22,000 in capital expenditures at the Fehrenbacher property.

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
83.3%	80.0%	77.8%	77.2%

(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of May 29, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BMO 2024-C9
No. 14 – AMHH Portfolio

The Markets. The following table presents certain market information relating to the AMHH Portfolio Properties:

Market Summary
Property Name	Location	1-mile Population(1)	3-mile Population(1)	5-mile Population(1)	1-mile Median Household Income(1)	3-mile Median Household Income(1)	5-mile Median Household Income(1)	Monthly In Place Rent Per Pad(2)	Monthly Market Per Pad(2)
South Town MHP	Fort Wayne, IN	8,473	52,324	97,997	$30,934	$43,153	$42,783	$399	$405
Marshfield MHP	Marshfield, WI	5,333	19,861	24,234	$53,042	$61,783	$65,790	$369	$369
Countryside MHP	Chebanse, IL	932	1,591	3,344	$65,587	$68,888	$71,635	$504	$510
Gaslight Estates	Terre Haute, IN	1,226	21,088	55,997	$44,999	$43,820	$45,721	$350	$350
Poplar MHP	Elkhart, IN	4,587	44,786	90,919	$43,296	$49,386	$56,020	$473	$500
Fehrenbacher MHP	Olney, IL	2,873	9,456	10,894	$53,029	$53,034	$55,300	$229	$229
(1)	Source: Appraisals and as of 2022.
(2)	Source: Appraisals.

Operating History and Underwritten Net Cash Flow
	2021(1)	2022	2023	TTM(2)	Underwritten	Per Pad	%(3)
Gross Potential Rent	$1,102,743	$2,145,825	$2,179,244	$2,191,300	$3,022,188	$4,538	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(693,888)	(1,042)	(23.0)
Net Rental Income	$1,102,743	$2,145,825	$2,179,244	$2,191,300	$2,328,300	$3,496	77.0%
Other Income	151,360	205,119	237,245	235,982	235,982	354	7.8
Effective Gross Income	$1,254,103	$2,350,944	$2,416,489	$2,427,282	$2,564,282	$3,850	84.8%

Total Expenses	$492,187	$964,087	$928,189	$935,994	$957,243	$1,437	37.3%

Net Operating Income	$761,916	$1,386,857	$1,488,300	$1,491,288	$1,607,039	$2,413	62.7%

Total TI/LC, Capex/RR	0	0	0	0	37,842	57	1.5

Net Cash Flow	$761,916	$1,386,857	$1,488,300	$1,491,288	$1,569,197	$2,356	61.2%

(1)	The borrower sponsor acquired the AMHH Portfolio Properties in various transactions in 2020 and 2021. As such, 2021 represents financial information for only four of the six AMHH Portfolio Properties.
(2)	TTM reflects the trailing 12 months ending March 31, 2024.
(3)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BMO 2024-C9
No. 15 – Phoenix Industrial Portfolio XI
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$16,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$16,500,000	Property Type – Subtype:	Industrial – Various
% of IPB:	1.7%	Net Rentable Area (SF):	3,989,146
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	92.2%
Interest Rate:	6.43300%	Occupancy Date:	3/6/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	4/6/2034	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4)(5):	$9,197,339 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	88.7%
Amortization Type:	Interest Only	UW Revenues:	$15,608,364
Call Protection:	L(27),D(87),O(6)	UW Expenses:	$3,850,590
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$11,757,775
Additional Debt(1):	Yes	UW NCF:	$10,829,571
Additional Debt Balance(1):	$75,000,000	Appraised Value / Per SF:	$145,775,000 / $37
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$23
Taxes:	$89,593	$55,996	N/A	Maturity Date Loan / SF:	$23
Insurance(6):	$0	Springing	N/A	Cut-off Date LTV:	62.8%
Replacement Reserves:	$0	$33,243	$797,829	Maturity Date LTV:	62.8%
TI / LC:	$1,000,000	$49,864	$1,500,000	UW NCF DSCR:	1.81x
Immediate Repairs:	$1,016,418	$0	N/A	UW NOI Debt Yield:	12.9%
Other(7):	$995,955	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$91,500,000	100.0%	Loan Payoff	$75,659,721	82.7%
			Return of Equity	11,268,183	12.3
			Upfront Reserves	3,101,966	3.4
			Closing Costs	1,470,130	1.6
Total Sources	$91,500,000	100.0%	Total Uses	$91,500,000	100.0%
(1)	The Phoenix Industrial Portfolio XI Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $91.5 million (the “Phoenix Industrial Portfolio XI Whole Loan”). The Financial Information in the chart above reflects the Phoenix Industrial Portfolio XI Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio XI Properties (as defined below) between 2020 and 2023.
(4)	The Most Recent NOI represents the trailing three months ending December 2023 for the Smithville, TN, Sevierville, TN and Binghamton, NY properties and the trailing 12 months ending December 2023 for the remaining properties.
(5)	The increase from the Most Recent NOI to UW NOI is primarily attributable to (i) new leasing totaling an additional approximately $1.0 million in base rent, (ii) approximately $286,283 in rent steps through May 2025 and (iii) an additional approximately $1.4 million in reimbursements.
(6)	On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.
(7)	Other reserves consist of approximately $995,955 for aggregate unfunded obligations with respect to the Harco Fittings LLC lease ($886,007.85), the HODIE Meats, Inc. lease ($100,000) and the Westlake Longview Corporation lease ($9,947.42).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BMO 2024-C9
No. 15 – Phoenix Industrial Portfolio XI

The Loan. The Phoenix Industrial Portfolio XI mortgage loan (the “Phoenix Industrial Portfolio XI Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 3,989,146 square foot portfolio of 11 industrial properties located in Georgia, Illinois, Indiana, Michigan, New York, Tennessee, Texas and Virginia (each, a “Phoenix Industrial Portfolio XI Property”, and collectively, the “Phoenix Industrial Portfolio XI Properties”). The Phoenix Industrial Portfolio XI Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.43300% per annum. The Phoenix Industrial Portfolio XI Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Phoenix Industrial Portfolio XI Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, with an aggregate principal balance as of the Cut-off Date of $16,500,000. The Phoenix Industrial Portfolio XI Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C26 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2024-C26	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2024-C26	No
A-3	$10,000,000	$10,000,000	BMO 2024-C9	No
A-4	$6,500,000	$6,500,000	BMO 2024-C9	No
Whole Loan	$91,500,000	$91,500,000

The Properties. The Phoenix Industrial Portfolio XI Whole Loan is secured by 11 industrial properties totaling 3,989,146 square feet located in Virginia (two properties, 21.7% of NRA), Texas (one property, 17.6% of NRA), Georgia (one property, 16.1% of NRA), Tennessee (two properties, 11.6% of NRA), Michigan (two properties, 11.3% of NRA), Illinois (one property, 8.2% of NRA), Indiana (one property, 7.2% of NRA) and New York (one property, 6.3% of NRA). The borrower sponsor acquired the Phoenix Industrial Portfolio XI Properties between 2020 and 2023 for an aggregate purchase price of $52.2 million. Since acquisition, the borrower sponsor has invested approximately $12.8 million in capital improvements and approximately $12.7 million in soft costs resulting in a total cost basis of approximately $77.6 million at the Phoenix Industrial Portfolio XI Properties. The Phoenix Industrial Portfolio XI Properties had an overall occupancy at acquisition of approximately 37.7%, with four of the 11 Phoenix Industrial Portfolio XI Properties vacant when acquired. The Phoenix Industrial Portfolio XI Properties were 92.2% occupied by 21 tenants as of March 6, 2024.

The following table presents certain information relating to the Phoenix Industrial Portfolio XI Properties:

Portfolio Summary
Property	Subtype	Net Rentable Area (SF)(1)	Year Built/ Renovated(2)	% UW NOI(1)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(2)	% Office(2)	Clear Heights (ft.)(2)	Dock Doors(2)	Drive-In Doors(2)
Longview, TX	Warehouse/Distribution	702,250	1964 / 2017	28.9%	$20,130,000	22.0%	$30,975,000	4.0%	24’ - 50’	36	10
Lynchburg, VA	Warehouse/Manufacturing	618,732	1970 / NAP	20.5	16,660,000	18.2	25,500,000	7.0%	14’ - 57’6"	32	8
Alto, GA	Warehouse/Distribution	640,970	1967, 1968, 1976 / 1980, 2022	14.1	16,380,000	17.9	25,200,000	1.2%	13’ - 40’	14	8
Kendallville, IN	Manufacturing	289,003	1978 / 2016	7.9	11,350,000	12.4	17,900,000	9.8%	14’ - 22’	13	9
Rockford, IL	Warehouse	327,978	1969 / 2020	5.3	7,150,000	7.8	15,600,000	10.0%	18’ - 28’	12	9
Smithville, TN	Manufacturing	288,313	1979 / NAP	5.8	5,915,000	6.5	9,100,000	10.0%	28’	14	4
Sevierville, TN	Manufacturing	173,300	1989 / NAP	3.5	3,380,000	3.7	5,200,000	10.0%	30’	3	3
Kenbridge, VA	Warehouse/Distribution	248,600	1960 / 2011	4.1	3,352,500	3.7	5,200,000	2.6%	14’ - 26’	33	0
Owosso, MI - Aiken St	Warehouse/Distribution	250,000	1939 / 2012	4.6	2,795,000	3.1	4,350,000	5.0%	14’ - 18’	4	2
Owosso, MI - Universal Dr	Warehouse/Distribution	200,000	1950 / 1991	3.1	2,307,500	2.5	3,550,000	5.0%	16’	1	9
Binghamton, NY	Manufacturing	250,000	1919 / NAP	2.3	2,080,000	2.3	3,200,000	10.0%	14’ - 30’	2	9
Total		3,989,146		100.0%	$91,500,000	100.0%	$145,775,000			164	71
(1)	Based on the underwritten rent rolls dated March 6, 2024.
(2)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated between February 22, 2024 and March 15, 2024, there was evidence of recognized environmental conditions at the Lynchburg, VA, Kenbridge, VA and Owosso, MI Universal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BMO 2024-C9
No. 15 – Phoenix Industrial Portfolio XI

Dr properties. The borrowers have obtained an appropriate environmental impairment liability insurance policy effective as of March 28, 2024 that includes (1) a policy period that extends three years beyond the Phoenix Industrial Portfolio XI Whole Loan term; (2) identifies all 11 Phoenix Industrial Portfolio XI Properties as covered locations; (3) names the lender as an additional named insured, with its successors, assigns and/or affiliates and (4) includes acceptable per-incident and aggregate limits of liability and deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio XI Properties:

Historical and Current Occupancy(1)
2021	2022	2023(2)	Current(3)
NAV	NAV	87.3%	92.2%
(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio XI Properties between 2020 and 2023. As such, historical occupancy is unavailable.
(2)	As of December 31, 2023.
(3)	Current occupancy is based on the underwritten rent rolls as of March 6, 2024.

The following table presents certain information relating to the largest tenants by underwritten base rent at the Phoenix Industrial Portfolio XI Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Tenneco	Various(4)	Caa1/B/CCC+	461,613	11.6%	$2.57	$1,186,225	9.3%	Various(4)
Phoenix Logistics Texas Longview	Longview, TX	NR/NR/NR	230,856	5.8	$5.04	1,163,347	9.1	3/31/2034
Westlake Longview Corporation	Longview, TX	NR/NR/NR	225,876	5.7	$4.89	1,105,103	8.7	6/30/2028
Southern Plastics	Longview, TX	NR/NR/NR	201,347	5.0	$5.04	1,014,643	8.0	9/30/2027
Graphic Packaging	Kendallville, IN	NR/NR/NR	214,180	5.4	$4.70	1,006,506	7.9	Various(5)
Total Major Tenants			1,333,872	33.4%	$4.11	$5,475,824	43.0%

Other Tenants			2,343,649	58.8%	$3.10	$7,270,845	57.0%

Occupied Collateral Total / Wtd. Avg.			3,677,521	92.2%	$3.47	$12,746,668	100.0%
Vacant Space			311,625	7.8%

Collateral Total			3,989,146	100.0%

(1)	Based on the underwritten rent rolls dated March 6, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $286,283 of contractual rent steps through May 2025.
(4)	Tenneco leases 288,313 square feet at the Smithville, TN property expiring on September 10, 2030, and 173,300 square feet at the Sevierville, TN property expiring on September 10, 2028.
(5)	Graphic Packaging leases 159,466 square feet at the Kendallville, IN property expiring on August 31, 2033, and 54,714 square feet at the Kendallville, IN property on a month-to-month basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BMO 2024-C9
No. 15 – Phoenix Industrial Portfolio XI

The following table presents certain information relating to the tenant lease expirations of the Phoenix Industrial Portfolio XI Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	311,625	7.8%	NAP	NA	P	311,625	7.8%	NAP	NAP
2024 & MTM	8	663,845	16.6	$2,239,881	17.6%		975,470	24.5%	$2,239,881	17.6%
2025	2	183,540	4.6	525,737	4.1		1,159,010	29.1%	$2,765,618	21.7%
2026	4	814,108	20.4	1,766,439	13.9		1,973,118	49.5%	$4,532,057	35.6%
2027	2	267,884	6.7	1,332,690	10.5		2,241,002	56.2%	$5,864,747	46.0%
2028	3	443,347	11.1	1,806,664	14.2		2,684,349	67.3%	$7,671,411	60.2%
2029	1	208,494	5.2	971,061	7.6		2,892,843	72.5%	$8,642,471	67.8%
2030	3	504,820	12.7	1,546,341	12.1		3,397,663	85.2%	$10,188,812	79.9%
2031	0	0	0.0	0	0.0		3,397,663	85.2%	$10,188,812	79.9%
2032	0	0	0.0	0	0.0		3,397,663	85.2%	$10,188,812	79.9%
2033	3	360,627	9.0	1,394,509	10.9		3,758,290	94.2%	$11,583,321	90.9%
2034	1	230,856	5.8	1,163,347	9.1		3,989,146	100.0%	$12,746,668	100.0%
2035 & Beyond	0	0	0.0	0	0.0		3,989,146	100.0%	$12,746,668	100.0%
Total	27	3,989,146	100.0%	$12,746,668	100.0%
(1)	Based on the underwritten rent rolls dated March 6, 2024, inclusive of rent steps through May 2025 totaling $286,283.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Phoenix Industrial Portfolio XI Properties:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$10,026,106	$12,460,385	$3.12	70.8%
Rent Steps(4)	0	286,283	0.07	1.6
Vacant Income	0	1,191,631	0.30	6.8
Gross Potential Rent	$10,026,106	$13,938,299	$3.49	79.2%
Total Reimbursements	2,219,477	3,590,069	0.90	20.4
Total Other Income	27,393	67,212	0.02	0.4
Net Rental Income	$12,272,976	$17,595,580	$4.41	100.0%
(Vacancy/Credit Loss)	0	(1,987,216)	(0.50)	(11.3)
Effective Gross Income	$12,272,976	$15,608,364	$3.91	88.7%
Total Expenses	3,075,637	3,850,590	0.97	24.7
Net Operating Income(5)	$9,197,339	$11,757,775	$2.95	75.3%
Total TI / LC, Capex/RR	0	928,203	0.23	5.9
Net Cash Flow	$9,197,339	$10,829,571	$2.71	69.4%
(1)	TTM represents the trailing three months ending December 2023 for the Smithville, TN, Sevierville, TN and Binghamton, NY properties and the trailing 12 months ending December 2023 for the remaining properties.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated March 6, 2024.
(4)	Rent Steps totaling $286,283 are taken through May 2025.
(5)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) new leasing totaling an additional approximately $1.0 million in base rent, (ii) approximately $286,283 in rent steps through May 2025 and (iii) an additional approximately $1.4 million in reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BMO 2024-C9
No. 15 – Phoenix Industrial Portfolio XI

The Market. The Phoenix Industrial Portfolio XI Properties are located in Texas (22.0% of ALA), Virginia (21.9% of ALA), Georgia (17.9% of ALA), Indiana (12.4% of ALA), Tennessee (10.2% of ALA), Illinois (7.8% of ALA), Michigan (5.6% of ALA) and New York (2.3% of ALA).

The following table presents certain market information with respect to the Phoenix Industrial Portfolio XI Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
Longview, TX(4)	1964 / 2017	702,250	Longview	0.0%	8.3%	7.0%	16,542,260	$5.04	$6.49
Lynchburg, VA(4)	1970 / NAP	618,732	Lynchburg	14.3%	9.6%	7.0%	19,150,712	$4.68	$7.19
Alto, GA	1967, 1968, 1976 / 1980, 2022	640,970	NAV	10.1%	NAV	5.0%	NAV	$3.23	NAV
Kendallville, IN(4)	1978 / 2016	289,003	Kendallville	25.9%	3.6%	0.0%	7,374,190	$4.70	$4.63
Rockford, IL	1969 / 2020	327,978	I-39 Cor/Winnebago CY	25.5%	9.3%	6.0%	38,704,343	$3.43	$5.41
Smithville, TN	1979 / NAP	288,313	NAV	0.0%	NAV	5.0%	NAV	$2.57	NAV
Sevierville, TN(4)	1989 / NAP	173,300	Sevierville	0.0%	1.4%	0.0%	2,790,446	$2.56	$10.38
Kenbridge, VA	1960 / 2011	248,600	NAV	0.0%	NAV	5.0%	NAV	$2.15	NAV
Owosso, MI - Aiken St(4)	1939 / 2012	250,000	Owosso	0.0%	3.1%	0.0%	3,848,785	$2.40	$7.30
Owosso, MI - Universal Dr(4)	1950 / 1991	200,000	Owosso	0.0%	3.1%	0.0%	3,848,785	$2.01	$7.30
Binghamton, NY	1919 / NAP	250,000	Broome County	0.0%	2.9%	0.0%	21,119,475	$1.18	$7.81
Total/Wtd. Avg.		3,989,146		7.8%	6.5%	4.3%	113,378,996	$3.47	$6.81
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated March 6, 2024.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $286,283 of contractual rent steps through May 2025.
(4)	No submarket data for the Longview, TX, Lynchburg, VA, Kendallville, IN, Sevierville, TN, Owosso, MI - Aiken St and Owosso, MI - Universal Dr properties was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio XI Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NOI	% of UW NOI	Estimated 2024 Population (5-mile Radius)(2)	Estimated 2024 Average Household Income (5-mile Radius)(2)
Longview, TX	702,250	$20,130,000	22.0%	$3,397,195	28.9%	79,061	$76,570
Lynchburg, VA	618,732	16,660,000	18.2	2,406,822	20.5	90,213	79,664
Alto, GA	640,970	16,380,000	17.9	1,663,645	14.1	18,165	75,955
Kendallville, IN	289,003	11,350,000	12.4	926,082	7.9	16,513	85,243
Rockford, IL	327,978	7,150,000	7.8	620,676	5.3	124,470	76,917
Smithville, TN	288,313	5,915,000	6.5	679,147	5.8	10,150	63,513
Sevierville, TN	173,300	3,380,000	3.7	406,157	3.5	31,313	71,910
Kenbridge, VA	248,600	3,352,500	3.7	485,167	4.1	4,795	66,228
Owosso, MI - Aiken St	250,000	2,795,000	3.1	543,358	4.6	27,664	62,485
Owosso, MI - Universal Dr	200,000	2,307,500	2.5	360,095	3.1	27,662	62,845
Binghamton, NY	250,000	2,080,000	2.3	269,431	2.3	83,193	78,083
Total/Wtd. Avg.	3,989,146	$91,500,000	100.0%	$11,757,775	100.0%	52,986	$74,341
(1)	Based on the underwritten rent rolls dated March 6, 2024.
(2)	Information obtained from third-party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165

Structural and Collateral Term Sheet	BMO 2024-C9
Contacts
BMO Capital Markets - CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets - CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Director

BMO Capital Markets - Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Goldman Sachs - Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs - Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

Goldman Sachs - Syndicate & Structuring
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166

Structural and Collateral Term Sheet	BMO 2024-C9
Contacts

Wells Fargo Securities, LLC - Real Estate Securitization & Capital Markets - CMBS Banking & Capital Markets
Contact	E-Mail	Phone Number
A.J. Sfarra	anthony.sfarra@wellsfargo.com	(917) 359-0302
Managing Director

Alex Wong	alex.wong1@wellsfargo.com	(917) 232-9620
Managing Director

Lee Green	lee.green@wellsfargo.com	(917) 301-5132
Managing Director

Sean Duffy	sean.duffy@wellsfargo.com	(773) 573-6386
Managing Director

Wells Fargo Securities, LLC - Real Estate Securitization & Capital Markets - Structuring
Contact	E-Mail	Phone Number
Guenter Meyer	guenter.meyer@wellsfargo.com	(212) 214-8712
Executive Director

Matthew DeAngelis	matthew.deangelis@wellsfargo.com	(212) 214-5612
Executive Director

Societe Generale - Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Societe Generale – Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(630) 560-8664
Director

John D'Elisa	john.d'elisa@sgcib.com	(212) 278-4608
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director

Citigroup CMBS Capital Markets and Securitization
Contact	Contact	Contact
Rick Simpson	richard.simpson@citi.com	(212) 816-5343
Managing Director

Jason Mercandetti	jason.mercandetti@citi.com	(212) 816-6384
Director

Citigroup Structuring, Trading & Syndicate
Contact	E-Mail	Phone Number
Raul Orozco	raul.d.orozco@citi.com	(212) 723-1295
Managing Director

Matt Perry	mattison.perry@citi.com	(212) 723-1295
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167

Structural and Collateral Term Sheet	BMO 2024-C9
Contacts

KeyBank – CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeff Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

KeyBank – Trading & Structuring
Contact	E-Mail	Phone Number
Warren Geiger	warren.geiger@key.com	(917) 368-2226
Managing Director

Tony Bulic	abulic@key.com	(216) 689-3842
Senior Vice President

UBS - CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS - CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

168